UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

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Ambassadors Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMBASSADORS GROUP, INC.
157 S. Howard, Suite 601
Spokane, WA 99201

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held on October 13, 2015

To Our Stockholders:

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the “Special Meeting”) of Ambassadors Group, Inc., a Delaware corporation (the “Company”), will be held at 9:00 a.m., local time, on October 13, 2015, at 157 S. Howard, Suite 601, Spokane, Washington 99201 for the following purposes:

1.	To consider and vote upon a proposal to approve the voluntary dissolution and liquidation of the Company pursuant to a Plan of Dissolution and Liquidation (the “Plan of Dissolution”), in substantially the form attached as Annex A to the accompanying proxy statement.
2.	To grant discretionary authority to the Board of Directors to adjourn the Special Meeting, even if a quorum is present, to solicit additional proxies, if necessary or appropriate, in the event that there are insufficient votes at the time of the Special Meeting to approve the dissolution and liquidation of the Company pursuant to the Plan of Dissolution.
3.	To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

These items of business are more fully described in the proxy statement accompanying this notice.

The Board of Directors has fixed the close of business on September 10, 2015 as the record date for identifying those stockholders entitled to notice of, and to vote at, the Special Meeting and any adjournment or postponement thereof.

The Company’s Board of Directors has determined that it is advisable and in the best interests of the Company and its stockholders that the Company be dissolved. The Board of Directors has unanimously approved the Plan of Dissolution and the dissolution and liquidation of the Company, and recommends that you vote “FOR” approval of each of the proposals described in the accompanying proxy statement.

It is very important that your shares be represented and voted at the Special Meeting, regardless of the size of your holdings. The dissolution of the Company pursuant to the Plan of Dissolution cannot be approved, and the transactions contemplated thereby cannot be consummated, unless holders of a majority of the shares of our common stock outstanding on the record date vote for the approval of the dissolution of the Company pursuant to the Plan of Dissolution. Accordingly, whether or not you expect to attend the Special Meeting, please vote as soon as possible. In order to facilitate your voting, you may vote in person at the Special Meeting, by sending in your written proxy, by telephone or by using the Internet. Your vote by telephone, over the Internet or by written proxy will ensure your representation at the Special Meeting if you cannot attend in person. Please review the instructions on the proxy card regarding each of these voting options. You may revoke your proxy at any time before it has been voted at the Special Meeting.

By Order of the Board of Directors
/s/ Lisa N. Netz
Lisa N. Netz Secretary

September 14, 2015

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 13, 2015: The Company’s proxy materials and any amendments to these materials that are required to be furnished to stockholders are available for your review online at http://www.edocumentview.com/EPAXSPECIAL.

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved any of the matters to be acted upon at the Special Meeting, passed upon the merits or fairness of such matters or passed upon the adequacy or accuracy of the disclosure in this proxy statement. Any representation to the contrary is a criminal offense.

AMBASSADORS GROUP, INC.
157 S. Howard, Suite 601
Spokane, WA 99201

PROXY STATEMENT

FOR
SPECIAL MEETING OF STOCKHOLDERS
To Be Held on October 13, 2015

GENERAL INFORMATION

This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Ambassadors Group, Inc. (the “Company”) for use at the special meeting of stockholders (the “Special Meeting”) to be held at 9:00 a.m., local time, on October 13, 2015 at 157 S. Howard, Suite 601, Spokane, Washington 99201 and at any adjournment or postponement of the Special Meeting. If you plan to attend the Special Meeting and vote in person and need directions, please call Lisa N. Netz at (509) 568-7742. You may direct your vote without attending the Special Meeting and may do so by telephone, over the Internet or by completing and mailing your proxy card or voting instruction card in the enclosed, postage pre-paid envelope. Please refer to the proxy card for instructions.

This proxy statement and the accompanying form of proxy is being first mailed to stockholders on or about September 17, 2015.

SUMMARY TERM SHEET

This summary term sheet highlights selected information included elsewhere in this proxy statement and may not contain all of the information that is important to you. To fully understand the proposed voluntary dissolution and liquidation of the Company pursuant to the Plan of Dissolution, you should carefully read this entire proxy statement and the documents delivered in connection with this proxy statement. As used in this proxy statement, unless the context otherwise requires, the terms “we,” “us,” “our,” and “the Company” refer to Ambassadors Group, Inc., a Delaware corporation and the term “common stock” refers to our common stock, par value $0.01 per share.

About the Company (page 40)

For many years, the Company has provided educational travel programs for students and adults. Our principal executive offices are located at 157 S. Howard, Suite 601, Spokane, Washington 99201 and our telephone number is (509) 568-7742.

As we have previously disclosed in our public filings with the Securities and Exchange Commission (the “SEC”), in recent years, the Company has experienced a significant decline in its financial performance, including declining travelers and travel program revenues. The number of travelers on the Company’s programs has declined every year since a peak of 52,661 travelers in 2007 to an estimated 13,300 travelers in 2015. The Company’s total revenue from delivered programs and number of travelers has steadily declined in each of the past five years, falling from $73.0 million in total revenues from delivered programs to 26,657 travelers in 2010 to $39.6 million in total revenues from delivered programs to 16,092 travelers for 2014. To address these challenges, the Company has explored and evaluated various strategic alternatives and marketing models, and implemented various cost-cutting measures. However, our financial performance has continued to decline significantly year over year, and we have incurred operating losses for the last two years. See “Proposal No. 1: Approval of the Plan of Dissolution — Background of the Proposed Plan of Dissolution.”

After carefully considering the strategic alternatives currently available to the Company, and in light of the Company’s weakening revenue and business model, our Board of Directors has determined that it is in our best interests and the best interests of our stockholders to dissolve and liquidate the Company and distribute our available net assets to stockholders.

On July 13, 2015, we announced that the Company will cease operations and close its student and adult travel business by the end of 2015. The Company also downsized its staff and operations, leaving a small staff of employees to manage the wind down of operations through the fourth quarter of 2015.

Proposals to be Voted on at the Special Meeting (page 20)

At the Special Meeting, you will be asked to consider and vote upon proposals to:

•	approve the voluntary dissolution and liquidation of the Company pursuant to a Plan of Dissolution and Liquidation (the “Plan of Dissolution”), in substantially the form attached as Annex A hereto;
•	grant discretionary authority to the Board of Directors to adjourn the Special Meeting, even if a quorum is present, to solicit additional proxies, if necessary or appropriate, in the event that there are insufficient votes at the Special Meeting to approve the dissolution and liquidation of the Company pursuant to the Plan of Dissolution; and
•	transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

Plan of Dissolution (page 23)

At the Special Meeting, our stockholders will be asked to approve the voluntary dissolution and liquidation of the Company pursuant to the Plan of Dissolution, which was unanimously approved by our Board of Directors on August 11, 2015. The Board of Directors has determined that dissolution of the Company is advisable and in our best interests and the best interests of our stockholders. The Board of Directors has recommended that the Company’s stockholders approve the voluntary dissolution and liquidation of the Company pursuant to the Plan of Dissolution at the Special Meeting. Delaware law provides that a corporation may dissolve upon (i) the determination by its board of directors that such dissolution is advisable and in the best interests of the corporation and its stockholders and (ii) the subsequent approval of the dissolution by a majority of the outstanding stock of the corporation entitled to vote thereon. If necessary or appropriate in the discretion of our Board of Directors, stockholders may be asked to vote in favor of adjourning the Special Meeting to permit further solicitation of proxies if there are insufficient votes at the time of the Special Meeting to approve the dissolution and liquidation of the Company pursuant to the Plan of Dissolution.

Under the Plan of Dissolution, we expect to:

•	file a Certificate of Dissolution with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) dissolving the Company;
•	cease conducting normal business operations, except as may be required to wind up our business affairs;
•	determine whether and when to transfer our property and assets to a liquidating trust;
•	attempt to sell or otherwise dispose of all of our remaining assets (other than cash and cash equivalents) in an orderly fashion;
•	pay or make reasonable provision for the payment of all of our known claims and obligations;
•	establish reserves designed to satisfy any additional claims and obligations, including unknown claims that are likely to arise within 10 years of the dissolution; and
•	distribute all of our remaining assets, if any, in one or more liquidating distributions on a pro rata basis to or for the benefit of our stockholders.

The Board of Directors may modify or amend the Plan of Dissolution at any time, notwithstanding stockholder approval of the Plan of Dissolution, if the Board of Directors determines that such action would be in the best interests of the Company and its stockholders. The Board of Directors will have authority under the Plan of Dissolution to make any such modification or amendment to the Plan of Dissolution without stockholder approval. Moreover, prior to the effective time of the filing of the Certificate of Dissolution, the Board of Directors may abandon the dissolution and the Plan of Dissolution altogether without further stockholder approval.

The dissolution of the Company will become effective (the “Effective Date”) upon our filing the Certificate of Dissolution with the Delaware Secretary of State, unless we provide for a later effective time that is not more than 90 days after the filing date. After the Effective Date, the Board of Directors cannot abandon the Plan of Dissolution without stockholder approval, and would also need stockholder approval to revoke the dissolution of the Company on the records of the Delaware Secretary of State.

We intend to close our stock transfer books and discontinue recording transfers of shares of our common stock as of the close of business on the Effective Date, and thereafter certificates representing shares of our common stock will not be assignable or transferable on our books, except by will, intestate succession or operation of law.

Reasons for the Dissolution and Liquidation (page 26)

After carefully considering the strategic alternatives currently available to the Company, our Board of Directors has determined that it is in the best interests of the Company and its stockholders for the Company to dissolve, liquidate and distribute to stockholders its available net assets. In arriving at such determination, our Board of Directors carefully considered the dissolution, liquidating and winding up process under Delaware law, as well as other available strategic alternatives. As part of our evaluation process, our Board of Directors considered, among other factors, the risks and timing of each alternative available to the Company, and consulted with management and the Company’s legal and other advisors.

As a result of its evaluation, our Board of Directors concluded that dissolution and liquidation under Delaware law is our best currently available alternative and is in our best interests and the best interests of our stockholders. Accordingly, our Board of Directors approved the dissolution and liquidation of the Company pursuant to the Plan of Dissolution and recommends that our stockholders approve the dissolution and liquidation of the Company pursuant to the Plan of Dissolution.

Expected Distributions to Stockholders; Timing (page 31)

We cannot predict with certainty the amount of any liquidating distributions to our stockholders. As of August 31, 2015, we had approximately $56.8 million (unaudited) in cash, cash equivalents and short-term available-for-sale securities and approximately $53.9 million in “deployable cash,” a non-GAAP liquidity measure used by the Company. See “Proposal No. 1: Approval of the Plan of Dissolution – Background of the Proposed Plan of Dissolution” for a description of deployable cash and a reconciliation of this measure to cash, cash equivalents and short-term available-for-sale securities. We currently expect to make an initial liquidating distribution to stockholders of approximately $44 million up to $50 million (approximately $2.50 up to $2.85 per share). However, the Board of Directors intends to continue to monitor the Company’s assets, liabilities and expenses and will not make a final decision regarding the size of the initial liquidating distribution until after the effectiveness of the Certificate of Dissolution. For more detail on the various factors that could affect the ultimate size of the initial liquidating distribution, please see “Risk Factors — Risks Related to the Plan of Dissolution – The amount we distribute to our stockholders in the initial liquidating distribution may be substantially less than the estimates set forth in this proxy statement.” We expect to make this initial liquidating distribution to our stockholders of record as soon as practicable after the Effective Date. The amount of this estimated initial distribution reflects our current liquid assets offset in part by provisions, or reserves, for future operating costs and expenses associated with dissolution and liquidation. In addition, Delaware law requires that, in connection with a dissolution, our Board of Directors make reasonable provision for known and potential claims and obligations of the Company and its subsidiaries and maintain those reserves until resolution of such matters, and similar legal requirements apply to our subsidiaries. The Board of Directors, in consultation with its advisors, has evaluated the liabilities, expenses, and known potential claims and obligations of the Company, as well as other matters, in order to estimate the amount that we plan to reserve and consequently, the amount of our initial liquidating distribution.

The Board of Directors currently believes that it could make total aggregate distributions to stockholders ranging between approximately $44 million and $52 million (approximately $2.50 and $3.00 per share). The Board of Directors intends to evaluate the Company’s reserves and available cash on a quarterly or, as appropriate, other periodic basis. Additional liquidating distributions, if any, will be made to the extent any required contingency reserves are released (assuming no new reserves are required to be established) and upon the sale, if any, of the Company’s remaining non-cash assets.

The amount distributed to stockholders, both initially and in total, may vary substantially from the amounts we currently estimate based on many factors, including the resolution of outstanding known claims and obligations of the Company, the incurrence of unexpected or greater-than-expected losses with respect to contingent liabilities, the assertion of claims that are currently unknown to us, the ability to receive reasonable value when selling our non-cash assets, the need to dissolve and wind up each of our subsidiaries and costs incurred to wind up our business. Further, if additional amounts ultimately are determined to be necessary to satisfy or make provision for any of these obligations, stockholders may receive substantially less than the current estimates. Under certain circumstances, stockholders may be required to return liquidating distributions and receive nothing from us in the dissolution and liquidation.

Sale of Remaining Assets (page 30)

The Plan of Dissolution gives the Board of Directors the power to sell or otherwise dispose of our remaining non-cash assets in order to attain the highest value for such non-cash assets and maximize value for the Company’s stockholders and creditors. The Plan of Dissolution does not specify the manner in which we may sell or otherwise dispose of our non-cash assets and any such sales or dispositions will be made on such terms as are approved by the Board of Directors in its discretion. Based on discussions with potential purchasers of our assets, we do not expect proceeds of any asset sales to be material.

Contingent Liabilities; Reserves (page 30)

In connection with our dissolution and liquidation, we are required by Delaware law to pay or make reasonable provision for payment of all of our claims and obligations. Assuming the approval of the dissolution and liquidation of the Company pursuant to the Plan of Dissolution, we will pay all known non-contingent liabilities. We currently estimate that we and our subsidiaries together will reserve between $1.6 million to $3.6 million (approximately $0.09 to $0.21 per share) to pay operating expenses to be incurred through completion of the dissolution and wind-up process, including contract termination fees, ongoing maintenance expenditures, facility and business closure expenditures, severance costs, taxes, and legal and professional fees, including insurance. We also currently estimate that we will retain up to an additional $0.5 million to $7 million (approximately $0.03 to $0.40 per share) to make provision for unknown claims and contingencies, as required by Delaware law, and to provide for future distributions to stockholders.

The amount of our dissolution reserves is based upon estimates and opinions of management and the Board of Directors and derived from consultations with outside legal counsel and a review of our estimated operating expenses and future estimated liabilities, including estimated legal, accounting and consulting fees, estimated operating lease expenses, estimated payroll, other taxes payable and estimated miscellaneous office expenses. There can be no assurance that these estimated amounts will be sufficient. If we underestimate the costs of the liquidation process or the funds needed to satisfy obligations, liabilities and claims during the liquidation process, we may be required to increase the amount of these reserves. After the liabilities, expenses and obligations for which these reserves are established have been satisfied in full (or determined not to be owed), we will distribute to our stockholders any remaining portion of these reserves, assuming no new reserves are required to be established.

Liquidating Trust (page 33)

If deemed necessary, appropriate or desirable for any reason to complete the liquidation and distribution of our assets to our stockholders, our Board of Directors may at any time transfer our remaining assets and obligations to one or more liquidating trusts.

Consequences if Plan of Dissolution is not Approved (page 19)

If our stockholders do not approve the dissolution and liquidation of the Company pursuant to the Plan of Dissolution, our Board of Directors will explore what, if any, alternatives are available for the future of the Company, in light of our limited business activities and the difficulty in rehiring employees and recommencing operations. After the end of the summer travel season in August 2015, little active business remains and rehiring employees and retaining our management team may not be possible, or would take several months at a cost that we are unable to estimate.

Reporting Requirements (page 34)

If the dissolution and liquidation of the Company pursuant to the Plan of Dissolution is approved by our stockholders, in order to curtail expenses, we plan to seek to terminate our registration under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We may not, however, be eligible to do so. If we are not eligible to deregister, we may seek to curtail our reporting obligations under the Exchange Act by seeking relief from the SEC or otherwise. We may nevertheless be required to continue to bear the expense of complying with all applicable reporting requirements under the Exchange Act. The costs of compliance with such reporting requirements would reduce the amount which otherwise could be distributed to stockholders.

NASDAQ Listing; Trading Matters (page 34)

If our stockholders approve the Plan of Dissolution, we will initiate the process to delist our common stock from the NASDAQ Stock Market. We anticipate that we will request that trading in our common stock be suspended on the NASDAQ Stock Market at the close of business on the Effective Date or as soon thereafter as is reasonably practicable. However, we have limited control over our continued listing status, and NASDAQ may take action to delist our common stock prior to the Effective Date. Trading, if any, in our common stock would thereafter be conducted in the over-the-counter market or on the NASD’s electronic bulletin board, which could adversely affect the ability of our stockholders to sell their shares of our common stock.

Interests of Directors and Executive Officers in the Plan of Dissolution (page 35)

In considering the recommendation of our Board of Directors, you should be aware that some of our directors and executive officers may have interests in the Plan of Dissolution that are different from, or in addition to, the interests of our stockholders generally. These potential interests include the acceleration of vesting of certain equity awards, the payment of severance compensation to our executive officers and/or our continuing indemnification obligations to our directors and officers. Our Board of Directors was aware of these interests and considered them, among other matters, in approving the Plan of Dissolution and the transactions contemplated thereby.

Treatment of Stock Options and Other Equity Awards (page 34)

If our stockholders vote to approve the dissolution and liquidation of the Company pursuant to the Plan of Dissolution and the Company commences the dissolution process, all unvested restricted stock awards (other than performance-based awards) held by directors and employees will automatically vest, which in the aggregate represent

215,039 shares. In addition, our Board of Directors may accelerate, immediately prior to filing the Certificate of Dissolution, the vesting of certain outstanding performance-based restricted stock awards held by employees other than Mr. Livingston and 50% (100,000 shares) of the outstanding performance-based restricted stock awards held by Mr. Livingston.

Under Delaware law, we will not be permitted to issue shares of our common stock following the filing of the Certificate of Dissolution. In light of this, our Board of Directors intends to notify all holders of outstanding options as soon as practicable following stockholder approval (if such approval occurs) of the time of filing of the Certificate of Dissolution to provide them the opportunity to exercise their vested equity awards. As of September 10, 2015, all outstanding options to purchase shares of our common stock have exercise prices at or above a price of $3.55 per share. Therefore, based on the current market price of our common stock, we expect that no outstanding options will be exercised to purchase shares of our common stock.

Payments under Executive Officer Employment and Severance Agreements (page 36)

Pursuant to employment and severance agreements we entered into with our Chief Executive Officer, Philip B. Livingston and our Vice President of Finance and Secretary, Lisa N. Netz, respectively, we will be obligated to pay severance compensation to Mr. Livingston and Ms. Netz upon their termination of employment in connection with the dissolution and liquidation of the Company.

Certain Material U.S. Federal Income Tax Consequences (page 37)

Any distributions to our stockholders pursuant to the Plan of Dissolution will be taxable to our U.S. stockholders for U.S. federal income tax purposes, and U.S. stockholders will recognize taxable gain or loss on any such distributions. Stockholders are urged to consult their own tax advisors as to the specific tax consequences to them of our dissolution and liquidation pursuant to the Plan of Dissolution.

Risk Factors (page 16)

The Plan of Dissolution involves a number of risks, including:

•	the amount we distribute to our stockholders in the initial liquidating distribution may be substantially less than the estimates in this proxy statement;
•	we cannot assure you of the exact amount or timing of any additional liquidating distributions to our stockholders under the Plan of Dissolution. Any such distributions may be substantially less than the estimates set forth in this proxy statement;
•	we will continue to incur expenses that will reduce the amount available for distribution;
•	we may not be able to settle all of our liabilities to creditors, which may delay or reduce the liquidating distributions to our stockholders;
•	stockholders could be held liable to creditors, up to the amount actually distributed to such stockholder in dissolution;
•	we may apply for relief from certain reporting requirements under the Exchange Act, which may substantially reduce publicly-available information about the Company;
•	we intend to delist our common stock from the NASDAQ Stock Market and to close our stock transfer books in connection with the dissolution of the Company, both of which would significantly and adversely affect transferability of the common stock;
•	if we decide to use a liquidating trust, the distribution of non-transferable interests could result in tax liability;
•	stockholders may not be able to recognize loss for U.S. federal income tax purposes until they receive a final distribution from us;
•	no further stockholder approval will be required;
•	our Board of Directors may abandon, modify or delay implementation of the Plan of Dissolution, even if approved by our stockholders;

•	our Board of Directors and our officers may have interests in the Plan of Dissolution that are different from or in addition to your interests as a stockholder; and
•	if our stockholders vote against the Plan of Dissolution, it would be very difficult for us to continue our business operations.

Recommendation of our Board of Directors (page 39)

At a meeting held on August 11, 2015, our Board of Directors unanimously:

•	determined that the dissolution and liquidation of the Company, and the other transactions contemplated thereby, are advisable and in the best interests of us and our stockholders;
•	approved in all respects the Plan of Dissolution and the other transactions contemplated thereby; and
•	recommended that our stockholders vote “FOR” the approval of the dissolution and liquidation of the Company pursuant to the Plan of Dissolution.

QUESTIONS AND ANSWERS

The following questions and answers are for your convenience only, and briefly address some commonly asked questions about the Special Meeting and the Plan of Dissolution. You should read this proxy statement carefully in its entirety, including the attached Annexes.

The Special Meeting

Why am I receiving these proxy materials?

You are receiving these proxy materials from us because you were a stockholder of record at the close of business on September 10, 2015, the record date of the Special Meeting. As a stockholder of record, you are invited to attend the Special Meeting and are entitled to and requested to vote on the items of business described in this proxy statement. However, you do not need to attend the Special Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or on the Internet.

When and where is the Special Meeting?

The Special Meeting will be held on October 13, 2015, at 9:00 a.m. local time, at 157 S. Howard, Suite 601, Spokane, Washington 99201.

Who can vote at the Special Meeting?

Only stockholders of record at the close of business on September 10, 2015, the record date of the Special Meeting, will be entitled to vote at the Special Meeting. At the close of business on this record date, there were 17,575,337 shares of our common stock outstanding and entitled to vote. If, at the close of business on the record date, your shares were registered directly in your name with our transfer agent, Computershare, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Special Meeting or vote by proxy. Whether or not you plan to attend the Special Meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted. If, at the close of business on the record date, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Special Meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the Special Meeting unless you request and obtain a valid proxy from your broker or other agent.

What will I be voting on at the Special Meeting?

At the Special Meeting, you will be voting on whether to:

•	approve the voluntary dissolution and liquidation of the Company pursuant to the Plan of Dissolution, in substantially the form attached as Annex A to this proxy statement; and
•	grant discretionary authority to the Board of Directors to adjourn the Special Meeting, even if a quorum is present, to solicit additional proxies, if necessary or appropriate, in the event there are insufficient votes at the Special Meeting to approve the dissolution and liquidation of the Company pursuant to the Plan of Dissolution.

In addition, any other matter that is properly presented at the Special Meeting will be voted upon at that time.

How does the Board of Directors recommend I vote on the proposals?

The Board of Directors recommends that you vote “FOR” the approval of the dissolution and liquidation of the Company pursuant to the Plan of Dissolution and “FOR” the proposal to adjourn the Special Meeting, if necessary or appropriate.

What vote is required to approve the matters to be voted upon at the Special Meeting?

Pursuant to Delaware law and the Company’s bylaws:

•	the approval of the dissolution and liquidation of the Company pursuant to the Plan of Dissolution requires the affirmative vote of a majority of the outstanding shares of our common stock entitled to vote thereon; and
•	the approval of any adjournment of the Special Meeting requires the affirmative vote of the holders of a majority of the shares of common stock that are present in person or represented by proxy at the Special Meeting and entitled to vote thereon.

What constitutes a quorum at the Special Meeting?

The presence at the Special Meeting, either in person or by proxy, of persons holding a majority of the outstanding shares of our common stock entitled to vote at the Special Meeting is necessary to constitute a quorum for the transaction of business at the Special Meeting. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Special Meeting.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned on the record date.

How do I vote?

Whether you plan to attend the Special Meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via Internet or telephone. You may specify whether your shares should be voted for, against or abstain with respect to each of the proposals. Voting by proxy will not affect your right to attend the Special Meeting. If your shares are registered directly in your name through our stock transfer agent, Computershare, or you have stock certificates registered in your name, you may vote:

•	Internet or by telephone. Follow the instructions included in the proxy card to vote by Internet or telephone.
•	By mail. You can vote by mail by completing, signing, dating and returning the proxy card as instructed on the proxy card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with the recommendations of the Board of Directors as noted below.
•	In person at the meeting. If you attend the Special Meeting, you may deliver a completed proxy card in person or you may vote by completing a ballot, which will be available at the Special Meeting.

Telephone and Internet voting facilities for stockholders of record will be available 24-hours a day and will close at 11:59 p.m. Central Time on the day before the date of the Special Meeting.

If your shares are held in “street name,” you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the Special Meeting, you must contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the Special Meeting in order to vote.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “FOR” the dissolution and liquidation of the Company pursuant to the Plan of Dissolution and “FOR” the proposal to adjourn the Special Meeting. If any other matter is properly presented at the meeting, your proxy holder (one of the Company representatives named on your proxy card) will vote your shares using his or her discretion.

May I change my vote after submitting my proxy?

Yes. You may revoke your proxy and change your vote at any time before the polls close at the Special Meeting by:

•	notifying our Secretary in writing before the Special Meeting that you have revoked your proxy;
•	signing and returning to us in a timely manner another proxy card with a later date;
•	if you are a stockholder of record or have a legal proxy from the stockholder of record, attending the Special Meeting in person and voting (simply attending the meeting will not, by itself, revoke your proxy); or
•	if your shares are held in “street name,” following the instructions provided by your bank, broker or other nominee with respect to the revocation of proxies.

Your most current vote, whether by proxy card, telephone, Internet or at the meeting, is the one that will be counted.

What are the effects of not voting or abstaining? What are the effects of broker non-votes?

If you do not vote by virtue of not being present in person or by proxy at the Special Meeting, it will have the effect of a vote “AGAINST” the proposal to approve the Plan of Dissolution but will have no effect on the proposal to adjourn the Special Meeting. If you are present at the Special Meeting in person or by proxy but abstain from voting, it will have the effect of a vote “AGAINST” both the dissolution proposal and the adjournment proposal. Broker non-votes, if any, will have the same effect as a vote “AGAINST” the dissolution proposal, but will have no effect on the adjournment proposal.

Who is paying for this proxy solicitation?

The Company will bear the entire cost of soliciting proxies. The Company has retained MacKenzie Partners, Inc. to assist in the solicitation and will pay such firm a fee of $10,500, plus reasonable out-of-pocket expenses, for their assistance. In addition to these mailed proxy materials, our directors, officers and employees may also solicit proxies by personal interview, mail, e-mail, telephone, facsimile or other means of communication. Directors, officers and employees will not be paid any additional compensation for their efforts. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

How can I find out the results of the voting?

We intend to announce preliminary voting results at the Special Meeting and publish final results in a Current Report on Form 8-K filed with the SEC promptly following the Special Meeting.

Who can answer my other questions?

If you have more questions about the Plan of Dissolution or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card, please contact the Company’s proxy solicitor, MacKenzie Partners, Inc., 105 Madison Avenue, New York, New York 10016, toll-free at (800) 322-2885 or collect at (212) 929-5500, or Lisa N. Netz, Secretary of the Company, by phone at (509) 568-7742 or by mail at Ambassadors Group, Inc., 157 S. Howard, Suite 601, Spokane, Washington 99201.

Proposal No. 1: The Plan of Dissolution

What does the Plan of Dissolution entail?

The Plan of Dissolution provides for the voluntary liquidation, winding up and dissolution of the Company.

What will happen if stockholders approve the Plan of Dissolution?

If the dissolution and liquidation of the Company pursuant to the Plan of Dissolution is approved, we plan to file a Certificate of Dissolution with the Delaware Secretary of State, cease all of the Company’s business activities except those related to winding up and liquidating the Company’s business and to preserve the value of our assets, complete the liquidation of our remaining assets, satisfy or make reasonable provisions for our remaining claims and obligations in accordance with Delaware law, and make distributions to our stockholders of available liquidation proceeds, if any.

Our Board of Directors may continue to employ some or all of our existing officers, appoint new officers, hire employees and retain independent contractors and agents in connection with the wind up process as it deems appropriate. We may, at any time, turn our management over to a third party to complete the liquidation of our remaining assets and distribute the available liquidation proceeds, if any, to our stockholders, pursuant to the Plan of Dissolution, including an assignment for the benefit of creditors. We may also assign all of our assets, liabilities and obligations to a liquidating trust. Our Board of Directors may appoint one or more of its members, one or more of our officers or a third party to act as trustee or trustees of such liquidating trust.

If our Board of Directors determines that the liquidation and dissolution of the Company are not in our best interests and the best interests of our stockholders, our Board of Directors may direct that the Plan of Dissolution be abandoned, either before or after stockholder approval, or may amend or modify the Plan of Dissolution to the extent permitted by Delaware law without the necessity of further stockholder approval.

Why is the Board of Directors recommending approval of the dissolution and liquidation of the Company pursuant to the Plan of Dissolution?

The Board of Directors and management, together with our external advisors, have devoted substantial time and effort to identifying and pursuing strategic opportunities to further enhance stockholder value or reduce risk. After considering at length, with the assistance of our financial, legal and other advisors, the opportunities available to us, our Board of Directors has determined that the dissolution and liquidation of the Company pursuant to the Plan of Dissolution is advisable and in the best interests of the Company and our stockholders. See “Proposal No. 1: Approval of the Plan of Dissolution — Background of the Proposed Plan of Dissolution” and “Proposal No. 1: Approval of the Plan of Dissolution — Reasons for the Dissolution and Liquidation.”

When will stockholders receive liquidating distributions?

We intend to make an initial liquidating distribution to stockholders of record as soon as practicable following the effective date of the filing of the Certificate of Dissolution with the Delaware Secretary of State. However, we are unable to predict the amount or timing of any additional liquidating distributions following the initial liquidating distribution. The timing and amount of any such additional liquidating distributions will depend upon the actual expenses incurred, the timing of the resolution of matters for which we have established reserves, the amount to be paid in satisfaction of contingencies as well as our ability to sell or otherwise convert our remaining non-cash assets to cash. Our Board of Directors intends to evaluate the Company’s reserves and available cash on a quarterly or, as appropriate, other periodic basis and make such distributions as it deems appropriate. See “Risk Factors—Risks Related to the Plan of Dissolution – We cannot assure you of the exact amount or timing of any additional liquidating distributions to our stockholders under the Plan of Dissolution, and any such distributions may be substantially less than the estimates set forth in this proxy statement.”

What is the total amount of liquidating distributions, if any, which stockholders can expect to receive?

While we cannot predict with certainty the amount of any liquidating distributions to our stockholders, we currently expect to make an initial liquidating distribution to stockholders of approximately $44 million up to $50 million (approximately $2.50 up to $2.85 per share). However, the Board of Directors intends to continue to monitor the Company’s assets, liabilities and expenses and will not make a final decision regarding the size of the initial liquidating distribution until after the filing of the Certificate of Dissolution with the Delaware Secretary of State. For more detail on the various factors that could affect the ultimate size of the initial liquidating distribution, please see “Risk Factors — Risks Related to the Plan of Dissolution – The amount we distribute to our stockholders in the initial liquidating distribution may be substantially less than the estimates set forth in this proxy statement.” The amount of this initial distribution reflects our current liquid assets offset in part by provisions, or reserves, for future operating costs and expenses associated with dissolution and liquidation. In addition, Delaware law requires that, in connection with a dissolution, our Board of Directors make reasonable provision for known and potential claims and obligations of the Company, including contingent and conditional contract claims, as well as making provision for claims that have not been made known to the Company but are likely to arise within 10 years of dissolution, and maintain those reserves until resolution of such matters, and similar legal requirements apply to our subsidiaries. The Board of Directors, in consultation with its advisors, has evaluated the liabilities, expenses, and known and unknown potential claims and obligations of the Company and its subsidiaries, as well as other matters, in order to estimate the amount that will be reserved and has determined to establish initial cash reserves of between $1.6 million and $3.6 million (approximately $0.09 to $0.21 per share) to pay operating expenses to be incurred through completion of the dissolution and wind-up process. We also currently estimate that we will retain up to an additional $0.5 million to $7 million (approximately $0.03 to $0.40 per share) to make provision for unknown claims and contingencies, as required by Delaware law, and to provide for future distributions to stockholders.

The Board of Directors currently believes that it could make total aggregate distributions to stockholders ranging between approximately $44 million and $52 million (approximately $2.50 and $3.00 per share). The Board of Directors intends to evaluate the Company’s reserves and available cash on a quarterly or, as appropriate, other periodic basis. Additional liquidating distributions, if any, will be made to the extent the required contingency reserves are released (assuming no new reserves are required to be established) and upon the Company’s sale of its remaining non-cash assets.

The amount distributed to stockholders, both initially and in total, may vary substantially from the amounts we currently estimate based on many factors, including the resolution of outstanding known claims and obligations of the Company, the incurrence of unexpected or greater-than-expected losses with respect to contingent liabilities, the assertion of claims that are currently unknown to us, the ability to receive reasonable value when selling our non-cash assets, the need to dissolve and wind up each of our subsidiaries, and costs incurred to wind up our business. Further, if additional amounts ultimately are determined to be necessary to satisfy or make provision for any of these obligations, stockholders may receive substantially less than the current estimates. Accordingly, you will not know the exact amount of any liquidating distributions you may receive as a result of the Plan of Dissolution when you vote on the proposal to approve the dissolution and liquidation of the Company pursuant to the Plan of Dissolution. You may receive substantially less than the amount we currently estimate or that you otherwise expect to receive.

What will happen if the Plan of Dissolution is not approved?

If the Plan of Dissolution is not approved by our stockholders, the dissolution and liquidation of the Company will not occur, and our Board of Directors and management will continue to explore what, if any, alternatives are available for the future of the Company, in light of our limited business activities and the difficulty in rehiring employees and recommencing operations. It is possible that the Company would seek voluntary dissolution at a later time and potentially with diminished assets. We expect that our cash resources will continue to decrease as we incur expenses without a source of revenue, which could materially and adversely affect the value of our common stock.

Do I have appraisal rights?

No. Under Delaware law, stockholders will not have appraisal rights in connection with any of the proposals.

Does the Plan of Dissolution present any liability to our stockholders?

If the Plan of Dissolution is approved by stockholders, we plan to establish reserves designed to satisfy operating expenses during the liquidation and winding up process and any unknown or contingent claims and obligations of the Company that may arise. Under Delaware law, if we fail to create adequate reserves for payment of our expenses and liabilities, or if such reserves and the assets held by any liquidating trust or trusts are exceeded by the amount ultimately found payable in respect of expenses and liabilities, each stockholder could be held liable for the repayment to creditors, out of the amounts theretofore received by such stockholder from us or from any liquidating trust or trusts, of such stockholder’s pro rata share of such excess.

Are there any risks to the Plan of Dissolution?

Yes. You should carefully read the section entitled “Risk Factors.”

Do directors and executive officers have interests in the Plan of Dissolution that differ from mine?

In considering the Board of Directors’ recommendation to approve the Plan of Dissolution, you should be aware that some of our directors and executive officers may have interests that are different from or in addition to your interests as a stockholder. These potential interests include the acceleration of vesting of certain equity awards, the payment of severance compensation to our executive officers and/or our continuing indemnification obligations to our directors and officers.

Can I sell my shares of Common Stock once the Certificate of Dissolution is filed?

We intend to request that our common stock be delisted from the NASDAQ Stock Market as of the close of business on the Effective Date (that is, the effective date of the filing of the Certificate of Dissolution with the Delaware Secretary of State), unless NASDAQ delists our shares prior to that time. In addition, we intend to close our stock transfer books and discontinue recording transfers of shares of our common stock as of the close of business on the Effective Date. Thereafter, certificates representing shares of our common stock will not be assignable or transferable on our books, except by will, intestate succession or operation of law. Please see “Proposal 1: Approval of the Plan of Dissolution—Description of the Plan of Dissolution and the Dissolution Process—Delisting and Lack of Market for Trading of the Common Stock and Interests in the Liquidating Trust or Trusts.”

Should I send in my stock certificates now?

You should not forward your stock certificates before receiving instructions to do so. As a condition to the receipt of any distribution to the stockholders, our Board of Directors, in its discretion, may require stockholders to:

•	surrender their certificates evidencing their shares of common stock to us, or
•	furnish us with evidence satisfactory to our Board of Directors of the loss, theft or destruction of such certificates, together with such surety bond or other security or indemnity as may be required by and satisfactory to our Board of Directors.

If surrender of stock certificates will be required following the dissolution, you will be provided written instructions regarding such surrender. Any distributions otherwise payable by us to stockholders who have not surrendered their stock certificates, if requested to do so, may be held in trust for such stockholders, without interest, pending the surrender of such certificates (subject to escheat pursuant to the law relating to unclaimed property).

When do you expect the dissolution and winding up process to be completed?

Assuming the dissolution and liquidation of the Company pursuant to the Plan of Dissolution is approved by our stockholders, the precise timing of the filing of the Certificate of Dissolution will be determined by our Board of Directors. Additionally, pursuant to Delaware law, our corporate existence will continue for a period of at least three years following the Effective Date (subject to extension if authorized by the Court of Chancery), but we would not be permitted to carry on any business except as appropriate to wind up and liquidate our business and affairs. Delaware law requires that reasonable provision be made for contingent, conditional and unmatured contractual claims and claims asserted in pending litigation to which the Company is a party, as well as certain claims that have not yet been made known or arisen but that are likely to arise during the 10 years after dissolution. It is possible that, in order to make provision for these types of claims and obligations, the Company or its subsidiaries will need to obtain a court order to extend the Company’s corporate existence beyond three years following dissolution or establish a liquidating trust to provide for such claims. As a result, the winding up process could extend beyond three years after dissolution, and it is difficult to estimate when it will be completed.

What are the material U.S. federal income tax consequences of the dissolution and liquidation?

Amounts received by stockholders pursuant to the Plan of Dissolution will first be applied against and reduce a stockholder’s tax basis in his, her or its shares of stock. Gain will be recognized as a result of a liquidating distribution to the extent that the aggregate value of the distribution and any prior liquidating distributions received by a stockholder with respect to a share exceeds such stockholder’s tax basis for that share. A loss will generally be recognized if the aggregate value of all liquidating distributions with respect to a share is less than the stockholder’s tax basis for that share, and such loss will only be recognized at the time that the final distribution from us has been received. Gain or loss recognized by a stockholder will be capital gain or loss provided the shares are held as capital assets, and will generally be long-term capital gain or loss if the stock has been held for more than one year.

The tax consequences of the Plan of Dissolution may vary depending upon the particular circumstances of each stockholder. We urge each stockholder to consult its own tax advisor regarding the federal income tax consequences of the Plan of Dissolution as well as the state, local and foreign tax consequences.

Proposal No. 2: Adjournment

What is the effect of voting to approve the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies?

If you vote in favor of the proposal to grant the Board of Directors discretionary authority to adjourn the Special Meeting, you will be voting to permit the Special Meeting to be adjourned, even if a quorum is present, in order to solicit additional votes in favor of the proposal to approve the Plan of Dissolution. In the event that the proposal to approve the Plan of Dissolution has not received the requisite stockholder approval, it is likely that our Board of Directors would seek to adjourn the Special Meeting to solicit additional proxies in favor of that proposal. The receipt of sufficient votes in favor of the adjournment proposal would allow our Board of Directors to take such action.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING INFORMATION

This proxy statement, including the Annexes, contains forward-looking statements that have been made pursuant to the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements represent the Company’s expectations or beliefs concerning future events, including statements regarding the future performance of our business, our business plans, the dissolution and liquidation of the Company, the availability, amount or timing of liquidating distributions to stockholders and the adequacy of reserves established to satisfy the Company’s obligations,. Without limiting the foregoing, words or phrases such as “will likely result,” “are expected to,” “will continue,” “anticipate,” “estimate,” “project,” “believe,” “intend” or similar expressions are intended to identify forward-looking statements. These statements are not statements of historical facts and do not reflect historical information. Forward-looking statements are subject to numerous risks and uncertainties and actual results may differ materially from those statements. Information regarding the risks, uncertainties and other factors that could cause actual results to differ from the results in these forward-looking statements are discussed under the section “Risk Factors” in this proxy statement. Please carefully consider these factors, as well as other information contained herein and in our periodic reports and documents filed with the SEC. The forward-looking statements included in this proxy statement are made only as of the date of this proxy statement. We do not undertake any obligation to update or supplement such forward-looking statements to reflect events or circumstances after the date hereof, except as required by law.

RISK FACTORS

You should carefully consider the risks descried below, together with all the other information included in this proxy statement and the documents delivered with this proxy statement before making a decision about voting on the proposals submitted for your consideration.

Risks Related to the Plan of Dissolution

The amount we distribute to our stockholders in the initial liquidating distribution may be substantially less than the estimates in this proxy statement.

At present, we cannot determine with certainty the amount of our initial liquidating distribution to our stockholders. The amount of cash distributed to our stockholders in the initial liquidating distribution depends on, among other things, the amount of our liabilities, obligations and expenses and claims against us, and the amount of the reserves that we establish during the liquidation process. Our estimates of these amounts may be inaccurate. Factors that could impact our estimates include the following:

•	if we underestimate the amounts needed to satisfy or make provision for outstanding obligations, liabilities and claims during the liquidation process;
•	unforeseen claims are asserted against us, requiring us to defend or resolve such claims or establish reasonable reserves before making distributions to our stockholders;
•	if a creditor or other third party seeks an injunction against the making of distributions to our stockholders on the basis that the amounts to be distributed are needed to provide for the satisfaction of our liabilities or other obligations to the extent not previously reserved for; and
•	if the expenses we incur in the liquidation process, including expenses of personnel required and other operating expenses (including legal, accounting and other professional fees) necessary to dissolve and liquidate the Company, are more than we anticipate.

Due to these and other factors, the amount we initially distribute to our stockholders may be substantially less than the amount we currently estimate.

We cannot assure you of the exact amount or timing of any additional liquidating distributions to our stockholders under the Plan of Dissolution. Any such distributions may be substantially less than the estimates set forth in this proxy statement.

The dissolution and liquidation process is subject to numerous uncertainties. There may be less capital remaining than initially anticipated for additional liquidating distributions to our stockholders following the initial liquidating distribution. The precise amount and timing of any additional liquidating distribution to our stockholders will depend on and could be delayed or diminished due to many factors, including:

•	whether a creditor or other third party seeks an injunction against the making of distributions to our stockholders on the basis that the amounts to be distributed are needed to provide for the satisfaction of our liabilities or other obligations to the extent not previously reserved for;
•	whether we become a party to lawsuits or other claims asserted by or against us, including any claims or litigation arising in connection with our decision to liquidate and dissolve;
•	whether we are subject to future tax or other examinations or incur material tax or other liabilities, such as adjustments, penalties, interest and other amounts;
•	whether we are unable to resolve claims with creditors or other third parties, or if such resolutions take longer than expected; or
•	whether the expenses we incur in the liquidation process, including expenses of personnel required and other operating expenses (including legal, accounting and other professional fees), necessary to dissolve and liquidate the Company are more than we anticipate.

As is the case with the initial liquidating distribution, any additional liquidating distributions may be substantially less than the estimates set forth in this proxy statement.

In addition, under Delaware law, claims and demands may be asserted against us at any time following the effective date of the filing of the Certificate of Dissolution. We expect to set aside initial cash reserves of between

$1.6 million and $3.6 million to pay operating expenses to be incurred through completion of the dissolution and wind up process. We also currently estimate that we will retain up to an additional $0.5 million to $7 million to make provision for unknown claims and contingencies, as required by Delaware law, and to provide for future distributions to stockholders. We may set aside additional amounts as reserves to satisfy or make provision for claims against and obligations of the Company that may arise following the effective date of the filing of the Certificate of Dissolution. As a result of these factors, we may retain for distribution at a later date some or all of the estimated amounts that we expect to distribute to stockholders.

We will continue to incur expenses that will reduce the amount available for distribution.

Claims, liabilities and expenses from operations, such as operating costs, salaries, directors’ and officers’ insurance, payroll and local taxes, legal, accounting and consulting fees and miscellaneous office expenses, will continue to be incurred as we continue to wind up. These expenses could be much higher than currently anticipated and will reduce the amount of assets available for ultimate distribution to stockholders.

We may not be able to settle all of our liabilities to creditors, which may delay or reduce liquidating distributions to our stockholders.

We have current and future liabilities to creditors. Our estimated distributions to stockholders takes into account all of our known liabilities and certain possible contingent claims and future obligations and our best estimate of the amount reasonably required to satisfy such contingent and future claims and obligations. As part of the wind up process, we will attempt to settle all liabilities with our creditors. We cannot assure you that unknown liabilities that we have not accounted for will not arise, that we will be able to settle all of our liabilities or that they can be settled for the amounts we have estimated for purposes of calculating the range of distributions to stockholders. If we are unable to reach an agreement with a creditor relating to a liability, that creditor may bring a lawsuit against us. Amounts required to settle liabilities or defend lawsuits in excess of the amounts estimated by us will reduce the amount of net proceeds available for distribution to stockholders.

Stockholders could be held liable to creditors, up to the amount actually distributed to such stockholder in dissolution.

We will continue to exist for at least three years after our dissolution, or for such longer period as the Delaware Court of Chancery shall direct, for the purpose of enabling us to continue to close our business, dispose of our property, resolve outstanding litigation, discharge our liabilities and distribute to our stockholders any remaining assets. Under applicable law, if the amount we reserve proves insufficient to satisfy all of our expenses and liabilities, each stockholder who receives a liquidating distribution could be held liable for payment to our creditors of such stockholder’s pro rata share of amounts owed to creditors in excess of the reserves, up to the amount actually distributed to such stockholder in dissolution. This means that a stockholder could be required to return all liquidating distributions made to such stockholder and receive nothing from us under the dissolution and liquidation. Moreover, in the event a stockholder has paid taxes on amounts previously received, a repayment of all or a portion of such amount could result in a stockholder incurring a net tax cost if the stockholder’s repayment of an amount previously distributed does not cause a commensurate reduction in taxes payable. There can be no guarantee that the reserves established by us will be adequate to cover all such expenses and liabilities.

We may apply for relief from certain reporting requirements under the Exchange Act, which may substantially reduce publicly-available information about the Company.

Our common stock is currently registered under the Exchange Act, which requires that we comply with certain public reporting and proxy statement requirements thereunder. Compliance with these requirements is costly and time-consuming. We anticipate that, if our stockholders approve the dissolution and liquidation of the Company pursuant to the Plan of Dissolution, in order to curtail expenses, we will, after the Effective Date, seek to terminate our registration under the Exchange Act. We may not, however, be eligible to do so. If we are not eligible to deregister, we may seek relief from the SEC from certain reporting requirements under the Exchange Act. However, the SEC may not grant any such relief, in which case we may be required to continue to bear the expense of complying with all applicable reporting requirements under the Exchange Act. The costs of compliance with such reporting requirements would reduce the amount which otherwise could be distributed to stockholders.

We intend to delist our common stock from the NASDAQ Stock Market and to close our stock transfer books in connection with the dissolution of the Company, both of which would significantly and adversely affect transferability of the common stock.

We anticipate that trading in our common stock on the NASDAQ Stock Market will cease at the close of business on the Effective Date. In addition, it is possible that the trading of our common stock on the NASDAQ Stock Market will terminate before the Effective Date if we are unable to meet NASDAQ’s requirements for continued listing, which would adversely impact transferability of interests in our shares. We have limited control over our continued listing status, and NASDAQ may decide to delist us at any time.

We intend to close our stock transfer books and discontinue recording transfers of our common stock at the time we file the Certificate of Dissolution. Thereafter, record holders of shares of our common stock will not be able to assign or otherwise transfer their shares, except for assignments by will, intestate succession or operation of law

In addition, if we establish a liquidating trust, the interests of our stockholders in such trust may not be transferable, which could adversely affect our stockholders’ ability to realize the value of such interests. Even if transferable, the interests are not expected to be listed on a national securities exchange, and the extent of any trading market therein cannot be predicted. Moreover, the interests may not be accepted by commercial lenders as security for loans as readily as more conventional securities with established trading markets.

If we decide to use a liquidating trust, the distribution of non-transferable interests could result in tax liability.

As stockholders will be deemed to have received a liquidating distribution equal to their pro rata share of the value of the net assets distributed to an entity that is treated as a liquidating trust for tax purposes, the distribution of non-transferable interests would result in tax liability to the interest holders without their being readily able to realize the value of such interest to pay such taxes or otherwise.

Stockholders may not be able to recognize a loss for U.S. federal income tax purposes until they receive a final distribution from us.

As a result of our dissolution and liquidation, for U.S. federal income tax purposes, our stockholders generally will recognize gain or loss equal to the difference between (i) the sum of the amount of cash and the fair market value (at the time of distribution) of property, if any, distributed to them, and (ii) their tax basis for their shares of our common stock. Liquidating distributions pursuant to the Plan of Dissolution may occur at various times and in more than one tax year. Any loss generally will be recognized by a stockholder only when the stockholder receives our final liquidating distribution to stockholders, and then only if the aggregate value of all liquidating distributions with respect to a share is less than the stockholder’s tax basis for that share.Stockholders are urged to consult their own tax advisors as to the specific tax consequences to them of our dissolution and liquidation pursuant to the Plan of Dissolution.

No further stockholder approval will be required.

The approval of the dissolution and liquidation of the Company pursuant to the Plan of Dissolution by our stockholders also will authorize, without further stockholder action, our Board of Directors to take such actions as it deems necessary, appropriate or desirable, in its discretion, to implement the Plan of Dissolution and the transactions contemplated thereby. Accordingly, depending on the timing of a stockholder vote on the Plan of Dissolution, we may sell or otherwise dispose of our remaining non-cash assets without further stockholder approval. As a result, our Board of Directors may authorize actions in implementing the Plan of Dissolution, including the terms and prices for the sale of our remaining assets, with which our stockholders may not agree.

Our Board of Directors may abandon, modify or delay implementation of the Plan of Dissolution, even if approved by our stockholders.

Even if our stockholders approve the dissolution and liquidation of the Company pursuant to the Plan of Dissolution, our Board of Directors has reserved the right, at its discretion, to the extent permitted by Delaware law, to abandon or delay implementation of the Plan of Dissolution (including determining not to file or to delay filing the Certificate of Dissolution) if such action is determined to be in our best interests and in the best interests of our stockholders, in order, for example, to permit us to pursue new business opportunities or strategic transactions that are subsequently presented to the Board of Directors. Any such decision to abandon or delay implementation of the Plan of Dissolution (including determining not to file or to delay filing the Certificate of Dissolution) may result in the Company incurring additional operating costs and liabilities, which could reduce the amount available for distribution to our stockholders.

Our Board of Directors also may modify or amend the Plan of Dissolution, notwithstanding stockholder approval of the Plan, if the Board of Directors determines that such action would be in the best interests of the Company and its stockholders. The Board of Directors will have authority under the Plan of Dissolution to make any such modification or amendment to the Plan of Dissolution without stockholder approval, although it may determine, in its sole discretion, to submit any modification or amendment to the stockholders for approval.

Our Board of Directors and our officers may have interests in the Plan of Dissolution that are different from or in addition to your interests as a stockholder.

Because of the compensation and benefits payable to members of our Board of Directors and officers, acceleration of vesting of certain equity awards and/or continuing indemnification obligations to directors, our directors and officers have interests in the Plan of Dissolution that are different from or in addition to your interests as a stockholder.

Risks Related to Our Continuing Business if the Plan of Dissolution is Not Approved by Stockholders

If our stockholders vote against the Plan of Dissolution, it would be very difficult for us to continue our business operations.

If our stockholders do not approve the dissolution and liquidation of the Company pursuant to the Plan of Dissolution, our Board of Directors will continue to explore what, if any, alternatives are available for the future of the Company, in light of our limited business activities and the difficulty in rehiring employees and recommencing operations. Possible alternatives include, among other things, seeking voluntary dissolution at a later time and with potentially diminished assets or seeking bankruptcy protection (should our net assets decline precipitously for some unforeseen reason) or investing our cash in another operating business. There can be no assurance that any of these alternatives would result in greater stockholder value than the proposed dissolution and liquidation of the Company. Moreover, any alternative we select may have unanticipated negative consequences.

In addition to the risks described above, you should carefully consider the risks described in our Annual Report on Form 10-K for the year ended December 31, 2014 and subsequent Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015 and June 30, 2015.

THE SPECIAL MEETING

We are furnishing this proxy statement to the Company’s stockholders as part of the solicitation of proxies by the Board of Directors for use at the Special Meeting. This proxy statement provides the Company’s stockholders with the information they need to know to be able to vote or instruct their vote to be cast at the Special Meeting.

Date, Time and Place

This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by our Board of Directors for use at the Special Meeting to be held on October 13, 2015, starting at 9:00 a.m. local time at 157 S. Howard, Suite 601, Spokane, Washington 99201, or at any adjournment or postponement thereof.

Proposals

At the Special Meeting, holders of shares of our common stock as of the record date for the Special Meeting will consider and vote upon:

•	a proposal to approve the voluntary dissolution and liquidation of the Company pursuant to the Plan of Dissolution;
•	a proposal to grant discretionary authority to the Board of Directors to adjourn the Special Meeting, even if a quorum is present, to solicit additional proxies, if necessary or appropriate, in the event there are insufficient votes at the time of the Special Meeting to approve the dissolution and liquidation of the Company pursuant to the Plan of Dissolution; and
•	such other matters as may properly come before the Special Meeting or any adjournments or postponements thereof.

Required Vote

Pursuant to Delaware law and the Company’s bylaws,

•	the proposal to liquidate and dissolve the Company pursuant to the Plan of Dissolution requires the affirmative vote of a majority of the outstanding shares of our common stock entitled to vote thereon; and
•	the proposal to approve any adjournment of the Special Meeting requires the affirmative vote of the holders of a majority of the shares that are present in person or represented by proxy at the Special Meeting and entitled to vote thereon.

Record Date

Holders of record of our common stock as of the close of business on September 10, 2015, the record date for the Special Meeting, are entitled to receive notice of and to vote at the Special Meeting or any adjournments or postponements of the Special Meeting. On the record date, there were 17,575,337 shares of our common stock outstanding and entitled to vote at the Special Meeting or any adjournments or postponements thereof.

Quorum and Voting

The presence at the Special Meeting, either in person or by proxy, of persons holding a majority of the shares of our common stock outstanding on the record date will constitute a quorum for the transaction of business at the Special Meeting. Once a share is represented at the Special Meeting, it will be counted for the purpose of determining a quorum at the Special Meeting and any adjournment or postponement of the Special Meeting. However, if a new record date is set, then a new quorum will have to be established.

Shares of our common stock represented at the Special Meeting in person or by proxy, but as to which stockholders have abstained from voting, will be treated as present at the Special Meeting for purposes of determining the presence or absence of a quorum for the transaction of all business. Broker non-votes, if any, will not be counted as shares present in person or by proxy for the purpose of determining the presence of a quorum.

If a quorum is not represented at the Special Meeting, the holders of a majority of the shares of common stock present in person or by proxy and entitled to vote at the Special Meeting will have the power to adjourn the Special Meeting to another time or to another time and place, without notice other than announcement of the adjournment of the Special Meeting, and there may be successive adjournments for like cause and in like manner until a quorum is present. At such adjourned meeting at which a quorum is present, any business may be transacted that may have been transacted at the Special Meeting as originally notified.

Proxies

If you are unable to attend the Special Meeting, we urge you to submit your proxy by completing and returning the enclosed proxy card. If your shares of common stock are held in “street name” (i.e., through a bank, broker or other nominee), you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. If you elect to vote in person at the Special Meeting and your shares are held by a broker, bank or other nominee, you must bring to the Special Meeting a legal proxy from the broker, bank or other nominee authorizing you to vote your shares of common stock.

Revocation of Proxies

Unless contrary instructions are indicated on the proxy card, all shares of common stock represented by valid proxies will be voted “FOR” the dissolution proposal and “FOR” the adjournment proposal, if any, and will be voted at the discretion of the persons named as proxies in respect of such other business as may properly be brought before the Special Meeting. As of the date of this proxy statement, the Board of Directors knows of no other business that will be presented for consideration at the Special Meeting other than the dissolution proposal and the adjournment proposal.

You may revoke your proxy and change your vote at any time before the polls close at the Special Meeting by:

•	notifying our Secretary in writing before the Special Meeting that you have revoked your proxy;
•	signing and returning to us in a timely manner another proxy card with a later date;
•	if you are a stockholder of record or have a legal proxy from the stockholder of record, attending the Special Meeting in person and voting; or
•	if your shares are held in “street name,” following the instructions of your bank, broker or other nominee with respect to the revocation of proxies.

Simply attending the Special Meeting will not, by itself, revoke your proxy.

Adjournments and Postponements

The Special Meeting may be adjourned for any purpose deemed necessary or appropriate in the sole discretion of our Board of Directors, including for the purpose of soliciting additional proxies if there are not sufficient votes to approve the Plan of Dissolution. Any adjournment may be made without notice (if the adjournment is not for more than 30 days and a new record date is not fixed for the adjourned meeting), other than by an announcement made at the Special Meeting of the time, date and place of the adjourned meeting. Any adjournment will allow our stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned.

At any time prior to convening the Special Meeting, our Board of Directors may postpone the Special Meeting for any reason without the approval of our stockholders. If postponed, the Company will provide notice of the new meeting date as required by law. Our Board of Directors may postpone the Special Meeting for the purpose of soliciting additional proxies to constitute a quorum or sufficient votes for the approval of the Plan of Dissolution. Similar to adjournments, any postponement of the Special Meeting for the purpose of soliciting additional proxies will allow stockholders who have already sent in their proxies to revoke them at any time prior to their use.

Broker Non-Votes

Broker non-votes occur when a broker holding stock in street name does not vote the shares on some or all matters. Brokers are permitted to vote on routine, non-controversial proposals in instances where they have not received voting instructions from the beneficial owner of the stock but are not permitted to vote on non-routine matters. Uncast votes on non-routine matters are referred to as “broker non-votes.” Because each proposal being considered at the Special Meeting is a non-routine matter, shares of common stock as to which brokers have not received any voting instructions will not be deemed present for any purpose at the Special Meeting.

The inspector of elections will treat broker non-votes as shares that are not present and entitled to vote for the purpose of determining the presence of a quorum. Broker non-votes will not be considered to have been voted “FOR” or “AGAINST” the proposal to approve the Plan of Dissolution. However, because the votes required to approve the Plan of Dissolution are based on a percentage of the total number of shares of common stock outstanding, broker non-votes will have the effect of a vote “AGAINST” the Plan of Dissolution. Broker non-votes will have no effect on the adjournment proposal.

Solicitation of Proxies

This proxy solicitation is being made and paid for by the Company on behalf of its Board of Directors. In addition, we have retained MacKenzie Partners, Inc. to assist in the solicitation. We will pay such firm a fee of $10,500, plus reasonable out-of-pocket expenses for their assistance. Our directors, officers and employees may also solicit proxies by personal interview, mail, e-mail, telephone, facsimile or other means of communication. These persons will not be paid any additional compensation for their efforts. We will also request brokers and other fiduciaries to forward proxy solicitation material to the beneficial owners of shares of common stock that the brokers and fiduciaries hold of record. Upon request, we will reimburse them for their reasonable out-of-pocket expenses. In addition, we will indemnify MacKenzie Partners, Inc. against any losses arising out of that firm’s proxy soliciting services on our behalf.

Questions and Additional Information

If you have more questions about the Plan of Dissolution or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact the Company’s proxy solicitor, MacKenzie Partners, Inc., 105 Madison Avenue, New York, New York 10016, toll-free at (800) 322-2885 or collect at (212) 929-5500, or Lisa N. Netz, Secretary of the Company, by phone at (509) 568-7742 or by mail at Ambassadors Group, Inc., 157 S. Howard, Suite 601, Spokane, Washington 99201.

PROPOSAL NO. 1:
APPROVAL OF THE PLAN OF DISSOLUTION

General

At the Special Meeting, our stockholders will be asked to approve the voluntary dissolution and liquidation of the Company pursuant to the Plan of Dissolution. The Plan of Dissolution was unanimously approved by our Board of Directors, subject to stockholder approval, on August 11, 2015. A copy of the Plan of Dissolution is attached as Annex A to this proxy statement and incorporated herein by reference. Certain material features of the Plan of Dissolution are summarized below. Stockholders are urged to carefully read the Plan of Dissolution in its entirety.

Background of the Proposed Plan of Dissolution

For many years, the Company has provided educational travel programs for students. We have provided grade school, middle school, high school and college students the opportunity to travel to foreign countries and to participate in leadership development programs. In addition, we have offered adult professionals the chance to travel abroad to meet and exchange ideas with foreign citizens. Until 2013, we operated an adventure and scientific exploration travel program called Discovery Student Adventures and, until 2014, we operated an online educational study guide business called BookRags.

However, in recent years the Company has experienced a significant decline in its financial performance. The number of travelers on the Company’s programs has declined every year since a peak of 52,661 travelers in 2007 to an estimated 13,300 travelers in 2015. As illustrated in the table below, our total travel program revenues and the number of travelers in our programs has steadily declined in each of the past five years, falling from $73.0 million in total revenues from delivered programs to 26,657 travelers in 2010 to $39.6 million in total revenues from delivered programs to 16,092 travelers in 2014. In addition, we have incurred operating losses for the past two years.

	2014	2013	2012	2011	2010
Total Travel Program Revenue(1) ($s in thousands)	$39,557	$47,220	$53,845	$62,392	$73,041
Number of Travelers	16,092	18,251	21,252	23,928	26,657
(1)	Comprised of net revenue, non-directly delivered programs and gross revenue, directly delivered programs. Excludes gross revenue, internet and advertising.

To address these challenges, the Company has pursued plans to restructure its operations and implement cost cutting initiatives. In addition, our Board of Directors and management have regularly evaluated our business and operations and our long-term strategic goals and alternatives, with a goal of maximizing stockholder value. We regularly assessed trends and conditions impacting the Company and its industry, changes in the marketplace, competition in the travel industry and the future prospects of the Company. As part of these ongoing reviews, we also regularly considered available strategic alternatives, including a sale of the Company, strategic combinations, acquisitions and divestitures, among other things.

Beginning in July 2013, the Company commenced a process designed to explore and evaluate potential strategic alternatives, including a sale of the Company, a sale of particular segments of the Company’s operations, acquisitions of new businesses and certain other potential transactions. As part of this process, the Board of Directors appointed a special committee of three directors on July 3, 2013 to direct the investigation of these strategic alternatives and make recommendations to the Board of Directors.

At a meeting held on July 22, 2013, the special committee selected an investment banking firm to serve as its financial advisor. At meetings held in September 2013, the special committee considered, among other things, the advantages and disadvantages of continuing as an independent company. The special committee also reviewed a variety of strategic alternatives, including a sale of the Company, acquisitions of other businesses, declaration of a special cash dividend and stock repurchases by the Company. After evaluating these potential strategic transactions, the special committee determined that the Company should explore a possible sale of the Company and instructed the financial advisor to contact potentially interested parties.

In the ensuing months, members of the special committee met informally with representatives of the financial advisor on multiple occasions to discuss efforts by the financial advisor to explore third party interest in a possible sale of the Company. During this period, directly or indirectly through the financial advisor, the Company contacted or was contacted by numerous parties. In November 2013, the Company received three non-binding indications of interest from potential bidders. The Company engaged in discussions with two of the potentially interested parties, only one of which provided a detailed proposal for the acquisition of the Company, including a markup of a proposed merger agreement. Ultimately, in May 2014, the special committee concluded that the strategic review process, and the attempt to sell the Company as a whole, had not yielded any proposals sufficiently promising enough to pursue, and the special committee was disbanded.

While this review of strategic alternatives did not, in the view of the Board of Directors and special committee, produce attractive sale proposals, we nonetheless continued to implement our restructuring plans designed to cut costs and return our focus to the core travel program business. We significantly cut operating costs related to selling and marketing and general and administrative expenses. This restructuring process included a workforce reduction announced in June 2014 to improve efficiency and reduce operating expenses to better position the Company for growth.

As part of our attempt to return to our core business, we also discontinued certain ancillary programs and sold other unrelated assets and operations. In 2013, we ended our Discovery Student Adventures program (adventure and scientific exploration travel) by terminating an existing licensing agreement with a third party because this business had not proven financially viable. In September 2014, the Company sold its wholly-owned subsidiary BookRags (an online educational study guide business) to GradeSaver, LLC for $5 million. We sold our corporate headquarters building in Spokane, Washington in November 2014 for approximately $9 million.

However, despite our efforts to refocus on the educational travel segment of our business, and the realization of savings as a result of our cost cutting measures, our revenues and program participation has continued to decline. In total, we anticipate that we will travel approximately 13,300 delegates during 2015.

Additionally, we have faced challenges related to our direct-to-consumer marketing approach. Traditionally, our marketing model depended on direct mail and in-person informational meetings. However, these marketing methods have high costs and have been declining in effectiveness. As a result, our marketing strategy (and the associated student participation and revenue) struggled as our target customers in today’s market respond less frequently to direct mail and in-person informational meetings. We determined to shift away from this marketing approach and adopt a new customer acquisition model in an effort to deliver sustainable profits. Yet, to date, these efforts have been unsuccessful.

In November 2014, we retained an outside marketing consultant to assist us in assessing the Company’s brand and value proposition, product offerings, marketing strategies and opportunities. At a meeting in February 2015, the Board of Directors received the findings of the consultant, discussed the significant marketing challenges raised by the consultant’s research findings and opportunity assessment, and considered the Company’s strategic alternatives in light of such assessment. The Board of Directors concluded that management should pursue a sale of all or part of the Company’s businesses by contacting other companies that operate student educational travel programs, and should also consider other ways to return cash to stockholders. At the same time, management recommended, and our Board of Directors approved and directed management to implement, a plan to conserve existing cash resources and downsize our business, including several staged reductions in workforce.

During the spring and early summer of 2015, management continued to pursue possible transactions pursuant to which the Company would sell its remaining businesses, and made contacts with several operators of student travel programs to explore their interest in acquiring all or part of the Company. The Company entered into several confidentiality agreements with potential acquirers, met with such acquirers and provided due diligence information on the Company to them, and also entered into a letter of intent with one educational travel company. However, despite the Company’s efforts, these discussions did not result in any offers for an acquisition of the Company’s assets.

On July 13, 2015, the Company announced that it would cease operations and close its student and adult travel business by the end of 2015. The Company also downsized its staff and operations, leaving a small staff of employees to manage the wind down of operations through the fourth quarter of 2015. Following the announcement, the Company continued to explore possible sales of the Company’s businesses and entered into a letter of intent with a potential acquirer. However, after considering the investment necessary to continue the Company’s programs, the acquirer determined not to proceed.

At this time, the Company has a relatively healthy balance sheet, particularly after the sale of its BookRags business and the Company’s corporate headquarters. As of August 31, 2015, the Company had cash, cash equivalents and short-term available-for-sale securities of approximately $56.8 million (unaudited) and “deployable cash” of approximately $53.9 million. “Deployable cash” is a non-GAAP measure of liquidity used by the Company, which is calculated as the sum of cash, cash equivalents, short-term available-for-sale securities and prepaid program costs and expenses, less the sum of accounts payable, accrued expenses and other short-term liabilities (excluding deferred taxes) and participant deposits. Deployable cash is a non-GAAP measure based on assumptions and should not be construed as the maximum amount of cash sources available to run the business. Deployable cash at August 31, 2015 is calculated and reconciled to cash, cash equivalents and short-term available-for-sale securities in the table below:

Unaudited
August 31, 2015
(in thousands)
Cash, cash equivalents and short-term available-for-sale securities	$56,838
Prepaid program cost and expenses	745
Less: Participants’ deposits	(1,577)
Less: Accounts payable / accruals / other liabilities	(2,155)
Deployable cash	$53,851

In light of the Company’s strong balance sheet on the one hand, and its weakening revenue and business model on the other, commencing in February 2015 and continuing in meetings during the spring and summer, the Board of Directors began to explore various alternatives for returning cash to our stockholders, including payment of a special dividend, a self-tender offer, a reverse stock split and/or dissolving and liquidating the Company. At these meetings, representatives of Bartlit Beck Herman Palenchar & Scott LLP, the Company’s outside legal counsel, reviewed with the Board of Directors its fiduciary duties relating to the matters under consideration. Based on these considerations, our Board of Directors directed management to proceed with preparations for the potential dissolution and liquidation of the Company. Accordingly, the Company’s management, in consultation with its advisors, began to finalize its plans for a dissolution and liquidation of the Company to present to the Board of Directors for approval.

During this period, the Board of Directors also reviewed and discussed advice from management and legal counsel on the process of dissolution and liquidation. With the assistance of its advisors, the Board of Directors conducted a careful analysis of the Company’s obligations pursuant to Delaware law. Delaware law requires that, before a dissolved corporation makes any liquidating distributions of assets to its stockholders, it must first pay or make provision for any known liabilities and must make reasonable provision for the payment of contingent, conditional, and unmatured contractual claims, claims that are asserted in pending litigation to which the corporation is a party, and certain unknown claims that are likely to arise in the future.

At a meeting held on August 11, 2015, the Board of Directors met to consider whether to approve the liquidation and dissolution of the Company as well as to consider the other alternatives available to the Company. At this meeting, management updated the Board of Directors on the status of the strategic process to sell Company assets. Representatives of Bartlit Beck Herman Palenchar & Scott LLP again reviewed the fiduciary duties of our Board of Directors and described the terms of the proposed plan of dissolution and liquidation. At the meeting, management presented its analysis of the alternatives available to the Company, and our Board of Directors once again reviewed the financial aspects of a liquidation analysis prepared by management reflecting estimates of the Company’s assets and potential liabilities, including the estimated range of net assets available for distribution to stockholders pursuant to a plan of liquidation after the reserve of amounts reasonably necessary to pay or provide for all known, unknown, and contingent claims.

The Board of Directors, considering both risks and benefits, weighed liquidating the Company against the potential for some other strategic transaction that would provide significant value to the Company’s stockholders in excess of management’s estimated liquidation value. As a result of these considerations and other factors, our Board of Directors concluded that no strategic alternative identified to date would yield any opportunities reasonably likely to provide greater realizable value, or a greater reduction in risk, to stockholders than the complete dissolution and liquidation of the Company. The Board of Directors therefore determined that it is advisable and in the best interests of the Company and our stockholders for the Company to dissolve, approved and declared advisable the dissolution and liquidation of the Company, approved and adopted the Plan of Dissolution and recommended approval of the Plan of Dissolution to our stockholders. At this meeting, the Board of Directors also discussed that the dissolution and liquidation of the Company pursuant to the Plan of Dissolution could be abandoned or delayed by our Board of Directors for any reason, including to pursue new business opportunities or strategic transactions that may become available to the Company, prior to the effectiveness of the Certificate of Dissolution.

Reasons for the Dissolution and Liquidation

In determining that the dissolution and liquidation is advisable and in the best interests of the Company and our stockholders and is the preferred strategic option for the Company, our Board of Directors carefully considered the dissolution and winding up process under Delaware law, as well as other available strategic alternatives. As part of the evaluation process, our Board of Directors considered the risks and timing of each alternative available to the Company, and consulted with management and our legal advisors. In approving the Plan of Dissolution and the liquidation it entails, our Board of Directors considered the factors set out above as well as the following factors:

•	the falling student participation and revenues associated with our educational travel programs;
•	the declining effectiveness and high cost of our traditional direct-to-consumer marketing model and the limited success to date of our new marketing approaches;
•	the fact that we have conducted a comprehensive evaluation to identify available strategic alternatives involving the Company as a whole, including a sale of the Company, strategic acquisitions and other transactions, and have identified no alternative transactions that at that time yielded any opportunities viewed by the Board of Directors as reasonably likely to provide a greater realizable value, or a greater reduction in risk, to stockholders than the complete dissolution and liquidation of the Company;
•	the expenses associated with being a small publicly-traded company with limited sources of revenues;
•	the Company’s expectation that, if the Plan of Dissolution is not approved, the Company’s cash resources would continue to decrease;
•	the anticipated timing of the distribution of cash to our stockholders in a dissolution compared to pursuing other potential transactions or continuing to operate the Company as an independent entity under the current market environment;
•	the terms and conditions of the Plan of Dissolution, including the provisions that permit our Board of Directors to abandon or delay implementation of the dissolution prior to the effective time of the dissolution if it determines that, in light of new proposals presented or changes in circumstances, dissolution and liquidation are no longer advisable and in our best interests and the best interests of our stockholders;
•	the fact that Delaware corporate law requires the dissolution of a corporation be approved by the affirmative vote of holders of a majority of the outstanding shares of our common stock entitled to vote, which ensures that our Board of Directors will not be taking actions opposed by stockholders holding a majority of our outstanding shares; and
•	the fact that approval of the dissolution and liquidation of the Company pursuant to the Plan of Dissolution by our stockholders authorizes our Board of Directors and officers to implement the Plan of Dissolution without further stockholder approval.

The Board of Directors also considered negative factors in arriving at its conclusion that dissolving and liquidating the Company is in the Company’s best interests and the best interests of our stockholders, including, among others:

•	the uncertainty of the timing, nature and amount of any liquidating distributions to stockholders, including that the amount we distribute to our stockholders pursuant to the Plan of Dissolution may be substantially less than the amount we currently estimate if the amounts of our liabilities, other obligations and expenses and claims against us are higher than we currently anticipate;

•	the possibility that liquidation would not yield distributions to stockholders in excess of the amount that stockholders could have received upon a sale or other transaction involving the Company or a sale of shares on the open market;
•	the risks associated with the sale of our remaining non-cash assets as part of the Plan of Dissolution, including that any such sale on the timing contemplated by the Plan of Dissolution may yield a lower sale price than if the Company waited to sell at a later time;
•	the possibility that a new marketing approach and cost cutting initiatives might at some point in the future yield positive financial results that could increase the value of the Company above the current liquidation value;
•	the possibility that the price of our common stock might have increased due to other factors to a price greater than the current price or the value of the assets distributed in liquidation;
•	the fact that stockholders are not entitled to assert appraisal rights in connection with dissolution of the Company under Delaware law;
•	the risk that, under Delaware law, in the event we fail to create adequate reserves for payment of our expenses and liabilities, or should such reserves and the assets held by any liquidating trust or trusts be exceeded by the amount ultimately found payable in respect of expenses and liabilities, our stockholders may be required to return to creditors some or all of the liquidation distributions; and
•	the fact that, if the dissolution and liquidation of the Company pursuant to the Plan of Dissolution is approved by our stockholders, record holders of shares of our common stock would generally not be permitted to transfer shares of our common stock after the effective date of our filing of the Certificate of Dissolution with the Delaware Secretary of State.

Our Board of Directors also considered the other factors described in the section entitled “Risk Factors” in this proxy statement and in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 in deciding to approve, and recommend that our stockholders approve, the Plan of Dissolution.

The preceding discussion is not meant to be an exhaustive description of the information and factors considered by our Board of Directors, but addresses the material information and factors considered. In view of the variety of factors considered in connection with its evaluation of the Plan of Dissolution, our Board of Directors did not find it practical, and did not quantify or otherwise attempt, to assign relative weight to the specific factors considered in reaching its conclusions. In addition, our Board of Directors did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, but rather conducted an overall analysis of the factors described above. In considering the factors described above, individual members of our Board of Directors may have given different weight to different factors.

The Board of Directors believes that it is in the best interests of the Company and our stockholders to distribute to the stockholders our net assets pursuant to the Plan of Dissolution. If our stockholders do not approve the dissolution and liquidation of the Company pursuant to the Plan of Dissolution, our Board of Directors will explore what, if any, alternatives are available, in light of the challenges to our business described above, and the difficulty in rehiring employees and recommencing operations. Possible alternatives may include selling all of our stock or remaining non-cash assets, changing our business focus, continuing our efforts to identify a merger partner, or seeking voluntary dissolution at a later time and potentially with diminished assets. At this time, our Board of Directors has considered all of these options and has determined that it is in the Company’s best interests and in the best interests of our stockholders to dissolve the Company and return the Company’s excess cash to our stockholders. The Board of Directors, however, retains the right to consider other alternatives and abandon or delay implementation of the dissolution and the Plan of Dissolution prior to the effective time of the dissolution should a superior alternative arise before the effective time of the filing of the Certificate of Dissolution with the Delaware Secretary of State. See “Risk Factors—Risks Related to the Plan of Dissolution.”

Dissolution under Delaware Law

Section 275 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may dissolve upon the approval of a corporation’s board of directors followed by a vote of holders of a majority of its outstanding stock, or by unanimous stockholder consent. Following such approval, the dissolution is effected by filing a

Certificate of Dissolution with the Delaware Secretary of State. The corporation is dissolved upon the effective date of its Certificate of Dissolution. Pursuant to the Plan of Dissolution, we plan to effect the dissolution of all of our subsidiaries as well as the Company, though not all dissolutions will necessarily occur at the same time.

Section 278 of the DGCL provides that once a corporation is dissolved, it continues its corporate existence for at least three years, or such longer period as the Delaware Court of Chancery shall direct, for the purpose of:

•	prosecuting and defending any lawsuits, whether civil, criminal or administrative, by or against the corporation;
•	settling and closing any business;
•	disposing and conveying its property;
•	discharging its liabilities, and making reasonable provision for contingent and conditional contract claims, claims that are subject to pending litigation involving the corporation, and certain claims that have not arisen or are unknown but are likely to arise or become known within 10 years after the date of dissolution; and
•	distributing any remaining assets to stockholders;

but not for the purpose of continuing the business for which the corporation was organized.

If any action, suit or proceeding is commenced by or against the corporation before or within the three-year winding up period (or any extension thereof granted by the Delaware Court of Chancery), the corporation will, solely for the purpose of such action, suit or proceeding, automatically continue to exist beyond the three-year period until any judgments, orders or decrees are fully executed.

The DGCL requires a dissolved corporation to comply with either of two alternative procedures for winding up and liquidating its assets. Those procedures are set forth in Sections 280 and 281 of the DGCL. Section 280 sets forth a complex, elective procedure that requires, among other things, notice to claimants and the possible commencement of proceedings in the Delaware Court of Chancery seeking a judicial determination of the appropriate provision to be made with respect to particular types of claims.

Any dissolved Delaware corporation that does not elect to wind up pursuant to the judicially-supervised procedure set forth in Section 280 must comply with the “extrajudicial” procedure set forth in Section 281(b). Pursuant to Section 281(b), a dissolved corporation (or a successor entity to the dissolved corporation) is required, prior to the expiration of the statutory winding up period set forth in Section 278, to adopt a “plan of distribution” pursuant to which the dissolved corporation:

•	shall pay or make reasonable provision to pay all uncontested claims and obligations, including contingent, conditional, or unmatured contractual claims known to the corporation;
•	shall make such provision as will be reasonably likely to be sufficient to provide compensation for any claim against the corporation that is the subject of a pending action, suit, or proceeding to which the corporation is a party; and
•	shall make such provision as will be reasonably likely to be sufficient to provide compensation for any claims that have not been made known to the corporation or that have not arisen but that, based on facts known to the corporation, are likely to arise or become known within ten years after the date of dissolution.

The statute requires that the plan of distribution provide for the payment of any such claims in full and for any necessary provisions for payment to be made in full if there are sufficient assets. If there are not sufficient assets, the plan of distribution must provide that claims and obligations are to be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of available assets. Excess assets and/or funds, if any, may be distributed to stockholders.

Our Board of Directors anticipates winding up the Company’s affairs in accordance with the “extrajudicial” procedures set forth in Section 281(b) of the DGCL. Nevertheless, our Board of Directors reserves the right to choose, at any time after the effectiveness of the dissolution, to utilize the more complex, judicially supervised procedures for winding up its affairs.

Description of the Plan of Dissolution and the Dissolution Process

This section of the proxy statement describes material aspects of the proposed Plan of Dissolution. While we believe that the description covers the material terms of the Plan of Dissolution, this summary may not contain all of the information that is important to you. You should carefully read this entire proxy statement, including the Plan of Dissolution attached as Annex A to this proxy statement, and the other documents delivered with this proxy statement for a more complete understanding of the Plan of Dissolution.

Approval of the Plan of Dissolution

To become effective, the Plan of Dissolution must be approved by the affirmative vote of the holders of a majority of the outstanding shares of our common stock. The approval of the dissolution and liquidation of the Company pursuant to the Plan of Dissolution by the requisite vote of the holders of our common stock will grant full and complete authority to our Board of Directors and officers, without further stockholder action, to proceed with the dissolution and liquidation of the Company pursuant to the Plan of Dissolution in accordance with any applicable provision of the Delaware law, including the authority to sell or otherwise dispose of all of our remaining non-cash assets.

Dissolution Process

The Plan of Dissolution provides that our Board of Directors may elect to comply with either the judicially supervised procedure for winding up the Company’s affairs set forth in Sections 280 and 281(a) of the DGCL, or the “extrajudicial” procedure set forth in Section 281(b) of the DGCL (which procedures are described above under “—Dissolution Under Delaware Law”). We currently anticipate that our Board of Directors will elect to comply with the “extrajudicial” procedure set forth in Section 281(b) of the DGCL, but the Plan of Dissolution reserves for the Board of Directors the right to elect to wind up the Company’s affairs in accordance with any applicable provision of the DGCL, including Section 280.

If the dissolution is approved by the requisite vote of our stockholders, our Board of Directors intends to take the following steps, as the Board of Directors, in its discretion and in accordance with the DGCL, deems necessary, appropriate or advisable in our best interests and the best interests of our creditors and our stockholders:

•	the filing of a Certificate of Dissolution with the Delaware Secretary of State;
•	the cessation of all of the Company’s business activities except those relating to preserving the value of the Company’s assets, winding up and liquidating the Company’s business and affairs, including, but not limited to, prosecuting and defending suits by or against us;
•	the collection, sale or other disposition of all or substantially all of the Company’s remaining non-cash assets;
•	the payment of or the making of reasonable provision to pay all claims and obligations, including all contingent, conditional or un-matured contractual claims known to us;
•	the making of such provision as will be reasonably likely to be sufficient to provide compensation for any claim against us which is the subject of a pending action, suit or proceeding to which we are a party;
•	the making of such provision as will be reasonably likely to be sufficient to provide compensation for any claims that have not been made known to us or that have not arisen but that, based on facts known to us, are likely to arise or become known to us within ten years after the date of dissolution;
•	the collection or making of provision for the collection of accounts receivable, debts and other claims owing to the Company;
•	the setting aside of reserves consisting of cash and/or property to satisfy such claims and contingent obligations of the Company;
•	the payment of an initial liquidating distribution to our stockholders;
•	the withdrawal of the Company from any jurisdiction in which it is qualified to do business;
•	the payment of compensation to and the indemnification of the Company’s officers, directors, employees, agents and their representatives; and

•	the taking of any and all other actions permitted or required by the DGCL and any other applicable laws and regulations.

Sale of Our Remaining Assets

The Plan of Dissolution gives our Board of Directors the power to sell or otherwise dispose of the remaining non-cash assets of the Company on such terms and in such manner as determined by the Board of Directors. The prices at which we may be able to sell those assets will depend on factors that may be beyond our control and may not be as high as the prices that could be obtained if the Company were not in liquidation. Approval of the Plan of Dissolution will constitute approval of any such sales. We will not be required to obtain any further stockholder approval with respect to specific terms of any particular sales of assets approved by the Board of Directors. We do not anticipate amending or supplementing the proxy statement to reflect any such agreement or sale, unless required by applicable law.

Winding up of our Subsidiaries

Pursuant to the Plan of Dissolution, our Board of Directors and the officers of the Company shall take all action as they determine to be necessary, appropriate or desirable to cause the dissolution, liquidation and winding up of any and all subsidiaries of the Company (or the sale or other disposition of the Company’s ownership interest in any such subsidiaries, whether by merger, sale of equity or otherwise). Subject to the obligations of any subsidiary to pay or make provision for the payment of expenses, debts, claims and liabilities of such subsidiary, including contingent, unmatured or unknown claims, all in accordance with, and as required by, applicable law, the Board of Directors and officers of the Company shall take such actions as they determine to be necessary, appropriate or desirable to cause or arrange for liquidating distributions to the Company to be made by any subsidiary that is dissolved.

Contingent Liabilities; Reserves

Under the DGCL, we are required, in connection with the dissolution and liquidation of the Company, to pay or make reasonable provision for payment of all of our claims and obligations, including all contingent, conditional or unmatured claims known to us. Following stockholder approval of the dissolution and liquidation of the Company pursuant to the Plan of Dissolution, we intend to pay all known, non-contingent liabilities. We currently estimate that we and our subsidiaries will together reserve between $1.6 million and $3.6 million (approximately $0.09 per share up to $0.21 per share) to pay operating expenses to be incurred through completion of the dissolution and winding-up process, including contract termination fees, ongoing maintenance expenditures, facility and business closure expenditures, severance costs, taxes, and legal and professional fees, including insurance. We also currently estimate that we will retain up to an additional $0.5 million to $7 million (approximately $0.03 to $0.40 per share) to make provision for unknown claims and contingencies, as required by Delaware law, and to provide for future distributions to stockholders.

The amount of our dissolution reserves is based upon estimates and opinions of management and the Board of Directors and derived from consultations with outside legal counsel and a review of our estimated operating expenses and future estimated liabilities, including estimated legal, accounting and consulting fees, estimated operating lease expenses, estimated payroll, other taxes payable and estimated miscellaneous expenses. There can be no assurance that these estimated amounts will be sufficient. If any of our estimates, including estimates relating to the costs of the liquidation process and of satisfying obligations, liabilities and claims during the liquidation process, are inaccurate, we may be required to increase the amount of these reserves. After the liabilities, expenses and obligations for which these reserves are established have been satisfied in full (or determined not to be owed), and assuming there has arisen no need to establish additional reserves, we will distribute to our stockholders any remaining portion of these reserves.

Under Delaware law, in the event we fail to create adequate reserves for payment of our expenses and liabilities, or should such reserves and the assets held by any liquidating trust or trusts be exceeded by the amount ultimately found payable in respect of expenses and liabilities, each stockholder could be held liable for the repayment to creditors, out of the amounts previously received by such stockholder from us or from any liquidating trust or trusts, of such stockholder’s pro rata share of such excess.

If we were held by a court to have failed to make adequate provision for our expenses and liabilities or if the amount required to be paid in respect of such liabilities exceeded the amount available from the reserves and any assets of the liquidating trust or trusts, a creditor of ours could seek an injunction against the making of liquidating distributions under the Plan of Dissolution on the grounds that the amounts to be distributed were needed to provide for the payment of our expenses and liabilities. Any such action could delay or substantially diminish the cash distributions to be made to stockholders under the Plan of Dissolution.

Liquidating Distributions; Amount; Timing

It is our current intention to make an initial liquidating distribution to our stockholders of record as of the Effective Date as soon as practicable following the effective date of the Certificate of Dissolution. The DGCL requires that, prior to making an initial liquidating distribution, we pay or make provision to pay all of our liabilities and obligations, including contingent and conditional liabilities, claims that are subject to pending litigation involving the Company and certain claims that have not arisen or are unknown but that are likely to arise or become known in the future. In determining whether adequate provision is being made for any outstanding liabilities or wind up costs, the Board of Directors may consider a variety of factors. For example, in the case of outstanding disputed or contingent liabilities, considerations may include the estimated maximum amount of the claim and the likelihood that the claim will be resolved in the claimant’s favor or that the contingency will occur. Further, our ability to make a liquidating distribution could be adversely affected if any unanticipated liabilities or claims arise prior to the anticipated distribution.

Uncertainties as to the amount of liabilities make it impossible to predict precisely the aggregate amount that will ultimately be available for distribution. We will continue to incur claims, liabilities and our other expenses (including operating costs, salaries, income taxes, payroll and local taxes, legal and accounting fees and miscellaneous office expenses) following the approval of the dissolution and liquidation of the Company pursuant to the Plan of Dissolution. These claims, liabilities and other expenses will reduce the amount of cash and assets available for ultimate distribution to our stockholders.

Based on the assumptions set forth below, among others, we estimate that the initial liquidating distribution to our stockholders will be approximately $44 million up to $50 million (approximately $2.50 up to $2.85 per share, based on approximately 17,500,000 shares of common stock outstanding as of September 10, 2015, after giving effect to the cancellation of certain outstanding unvested restricted equity awards in connection with the dissolution). However, our Board of Directors intends to continue to monitor the Company’s assets, liabilities and expenses and will not make a final decision regarding the size of the initial liquidating distribution until after the filing of the Certificate of Dissolution. For more detail on the various factors that could affect the ultimate size of the initial liquidating distribution, please see “Risk Factors — Risks Related to the Plan of Dissolution – The amount we distribute to our stockholders in the initial liquidating distribution may be substantially less than the estimates set forth in this proxy statement.”

The Board of Directors currently believes that it could make total aggregate distributions to stockholders ranging between approximately $44 million and $52 million (approximately $2.50 and $3.00 per share). Our Board of Directors intends to evaluate the Company’s reserves and available cash on a quarterly or, as appropriate, other periodic basis. Additional liquidating distributions, if any, will be made to the extent the required contingency reserves are released (assuming no new reserves are required to be established) and upon the sale of the Company’s remaining non-cash assets.

The estimated distributions are based on, among other things, the fact that, as of August 31, 2015, we had approximately $56.8 million (unaudited) in cash, cash equivalents and short-term available-for-sale securities and approximately $53.9 million in deployable cash. We currently estimate that we will reserve between $1.6 million and $3.6 million, which will be used to pay estimated operating expenses to be incurred throughout the dissolution and wind up process, including contract termination fees, ongoing maintenance expenditures, facility and business closure expenditures, severance costs, taxes, and legal and professional fees, including insurance. We also currently estimate that we will retain up to an additional $0.5 million to $7 million (approximately $0.03 to $0.40 per share) to make provision for unknown claims and contingencies, as required by Delaware law, and to provide for future distributions to stockholders. The actual amount of any initial liquidating distribution could be less than or more than the amount estimated above. Any one or more of these assumptions may prove to be wrong, which could reduce the amount available to distribute to our stockholders.

The following table sets forth in summary the calculations giving rise to our estimate of the liquidating distributions. The following table is based upon, among other things, the assumptions set forth above and elsewhere in this proxy statement and estimates of certain liabilities. If our assumptions or estimates contained therein prove to be incorrect, our stockholders may ultimately receive substantially more or less than the amounts estimated here.

We do not plan to resolicit stockholder approval for the dissolution and liquidation of the Company pursuant to the Plan of Dissolution even if the amount ultimately distributed to our stockholders changes significantly from the estimates set forth in this proxy statement.

Estimated Liquidating Distribution to Stockholders
(in thousands, except for per share amounts)

	Range of Estimates
	Low	High
Deployable cash at August 31, 2015(1)	$53,851	$53,851
Estimated gross margin, remaining travel programs(2)	500	700
Compensation(3)	(600)	(600)
Contract termination fees, ongoing maintenance expenditures, facility and business closure expenditures, taxes	(2,200)	(600)
Legal and other professional fees including ongoing insurance costs	(800)	(400)
Reserve for claims and contingencies(4)	(7,000)	(500)
Estimated cash to distribute to stockholders	$43,751	$52,451
Assumed shares outstanding(5)	17,478	17,478
Estimated liquidating distribution per share	$2.50	$3.00
(1)	Deployable cash is a non-GAAP liquidity measurement and is calculated as the sum of cash and cash equivalents, short-term available for sale securities, and prepaid program costs and expenses, less the sum of accounts payable, accrued expenses and other short-term liabilities (excluding deferred taxes) and participant deposits. We believe this non-GAAP measurement is useful to investors in understanding important characteristics of our business.
(2)	Includes gross margin for future travel programs, less remaining operating costs.
(3)	Estimated cash compensation costs including severance costs associated with executives under the terms of severance and employment agreements.
(4)	DGCL 281(b) requires the Company to pay or make reasonable provision for the payment of all claims and obligations (including all contingent, conditional or unmatured contractual claims), claims that are subject to pending actions, suits or proceedings against the Company and claims that have not arisen or been made known to the Company but are likely to arise or become known within 10 years of dissolution. The Company has set aside reserves associated with (i) potential tax exposures and (ii) general reserves for other potential claims.
(5)	Based on shares outstanding as of September 10, 2015, after giving effect to the cancellation of certain unvested restricted stock awards held by executives under the terms of their performance share agreements.

The foregoing estimates are not guarantees and they do not reflect the total range of possible outcomes. You may receive substantially less than the amount of liquidating distributions we currently estimate. The amount of cash ultimately distributed to our stockholders in the liquidating distributions depends on the accuracy of the assumptions and estimates set forth above and other factors. We have attempted to make reasonable estimates and assumptions, however, if any of such estimates or assumptions are inaccurate, the amount we distribute to our stockholders may be substantially less than the amount we currently estimate. See “Risk Factors – Risks Related to the Plan of Dissolution — The amount we distribute to our stockholders in the initial liquidating distribution may be substantially less than the amount we currently estimate as set forth in this proxy statement” and Risk Factors – Risks Relating to the Plan of Dissolution — We cannot assure you of the exact amount or timing of any additional liquidating distributions to our stockholders under the Plan of Dissolution. Any such distributions may be substantially less than the estimates set forth in this proxy statement.”

Any liquidating distributions from us will be made to stockholders of record according to their holdings of common stock on the Company’s stock ledger. The record holders and number of shares of common stock held by such holders as reflected on the Company’s stock ledger will be the holders and number of shares, as of the Effective Date, which we expect to be the date on which we close our stock transfer books, subject to any transfers subsequently reflected on our stock ledger by reason of assignments by will, intestate succession, or operation of law.

Effective Date

The Effective Date will be the effective date of the Certificate of Dissolution. We intend to close our stock transfer books and discontinue recording transfers of shares of our common stock as of the close of business on the Effective Date. Thereafter, record holders of shares of our common stock will not be able to assign or otherwise transfer their shares, except for assignments by will, intestate succession, or operation of law.

All liquidating distributions from us or a liquidating trust on or after the Effective Date, if any, will be made to stockholders of record according to their holdings of common stock on the Company’s stock ledger. The record holders and number of shares of common stock held by such holders reflected on the Company’s stock ledger will be the holders and number of shares as of the close of business on the Effective Date, subject to any transfers subsequently reflected on our stock ledger by reason of assignments by will, intestate succession, or operation of law.

Surrender of Stock Certificates

The liquidating distributions, if any, to stockholders pursuant to the Plan of Dissolution shall be in complete cancellation of the outstanding shares of common stock. Subsequent to the Effective Date, the Company may at its election require stockholders to surrender certificates representing their shares of common stock in order to receive liquidating distributions. Stockholders should not forward their stock certificates before receiving instructions to do so. If surrender of stock certificates is required, all distributions otherwise payable by the Company or a liquidating trust, if any, to stockholders who have not surrendered their stock certificates may be held in trust for such stockholders, without interest, until the surrender of their certificates (subject to escheat pursuant to the laws relating to unclaimed property). If a stockholder’s certificate evidencing the common stock has been lost, stolen or destroyed, the stockholder may be required to furnish us with satisfactory evidence of the loss, theft or destruction thereof, together with a surety bond or other indemnity, as a condition to the receipt of any distribution.

Liquidating Trust

If deemed necessary, appropriate or desirable by the Board of Directors for any reason, we may, from time to time, transfer any of our unsold assets and any portion of our reserves to one or more liquidating trusts established for the benefit of our stockholders, which property would thereafter be sold or distributed on terms approved by its trustee(s). Our Board of Directors may determine to transfer assets to a liquidating trust in circumstances where the nature of an asset is not susceptible to distribution (for example, interests in intangibles) or where our Board of Directors determines that it would not be in the best interests of us, our creditors and our stockholders for such assets to be distributed directly to the stockholders at such time. If all of our assets are not sold or distributed prior to the third anniversary of the effectiveness of the dissolution, we would expect either to seek an extension of the three year winding up period from a Delaware court or to transfer in final distribution such remaining assets to a liquidating trust. Our Board of Directors may also elect in its discretion, as applicable, to transfer the reserves, if any, or any portion thereof, to such a liquidating trust.

The purpose of a liquidating trust would be to distribute such property, or to sell such property on terms satisfactory to the liquidating trustee(s) and distribute the proceeds of such sale, after paying our liabilities, if any, assumed by the trust, to our stockholders, based on their proportionate ownership interest in the trust. Any liquidating trust acquiring all of our unsold assets will assume all of our liabilities and obligations and will be obligated to pay any of our expenses and liabilities that remain unsatisfied. If the reserves transferred to the liquidating trust are exhausted, such expenses and liabilities will be satisfied out of the liquidating trust’s other unsold assets.

The Plan of Dissolution authorizes our Board of Directors to appoint one or more individuals, who may include persons who are also officers or directors of the Company, or entities to act as trustee or trustees of the liquidating trust or trusts and to cause us to enter into a liquidating trust agreement or agreements with such trustee or trustees on such terms and conditions as may be approved by our Board of Directors. It is anticipated that our Board of Directors will select such trustee or trustees on the basis of the experience of such individual or entity in administering and disposing of assets and discharging liabilities of the kind to be held by the liquidating trust or trusts and the ability of such individual or entity to serve the best interests of our creditors and our stockholders.

The trust would be evidenced by a trust agreement between the Company and the trustees. Pursuant to the trust agreement, the trust property would be transferred to the trustees immediately prior to the distribution of interests in the trust to our stockholders, to be held in trust for the benefit of the stockholder beneficiaries subject to the terms of the trust agreement. It is anticipated that the interests would be evidenced only by the records of the trust, there would be no certificates or other tangible evidence of such interests and no holder of our common stock would be required to pay any cash or other consideration for the interests to be received in the distribution or to surrender or exchange shares of our common stock in order to receive the interests.

Amendment, Modification or Revocation of Plan of Dissolution

Once the dissolution of the Company becomes effective, it cannot be revoked without stockholder approval. In general, however, the Plan of Dissolution, as the blueprint for the liquidation of the Company following its dissolution, is subject to modification or amendment by the Board of Directors without stockholder approval, if the Board of Directors determines that such action would be in the best interests of the Company and its stockholders. Although the Board of Directors will have the authority under the Plan of Dissolution to make any such modification or amendment to the Plan of Dissolution without stockholder approval, the Board of Directors may determine, in its sole discretion, to submit any modification or amendment to the stockholders for approval. If for any reason our Board of Directors determines after the dissolution of the Company has become effective that revocation of the dissolution would be in the best interest of the Company and its stockholders, our Board of Directors may, in its sole discretion, at any time before the cessation of our corporate existence, adopt a resolution recommending that the dissolution be revoked and directing that the question of the revocation of our dissolution be submitted to the stockholders for approval. The Plan of Dissolution would be void upon the effective date of any such revocation.

Reporting Requirements

If the dissolution and liquidation of the Company pursuant to the Plan of Dissolution is approved, in order to curtail expenses, we plan to, after the effective date of the filing of the Certificate of Dissolution, seek to terminate our registration under the Exchange Act. We may not, however, be eligible to do so. If we are not eligible to deregister, we may seek relief from the SEC from certain reporting requirements under the Exchange Act. However, the SEC may not grant any such relief, in which case we would be required to continue to bear the expense of complying with all applicable reporting requirements under the Exchange Act. The costs of compliance with such reporting requirements would reduce the amount which otherwise could be distributed to interest holders.

Delisting and Lack of Market for Trading of the Common Stock and Interests in the Liquidating Trust or Trusts

If the Plan of Dissolution is approved by our stockholders, we will initiate the process to delist our common stock from the NASDAQ Stock Market. We anticipate that we will request trading in our common stock be suspended on the NASDAQ Stock Market at the close of business on the Effective Date or as soon thereafter as reasonably practicable. However, we have limited control over our continued listing status, and NASDAQ may take action to delist our common stock prior to the Effective Date.

In addition, we will close our stock transfer books and discontinue recording transfers and issuing stock certificates (other than replacement certificates) at the close of business on the Effective Date. Thereafter, certificates representing shares of our common stock will not be assignable or transferable on our books, except by will, intestate succession or operation of law.

It is anticipated that the interests in the liquidating trust, if one is created, will not be transferable. Even if transferable, any such interests are not expected to be listed on a national securities exchange or quoted through NASDAQ, and the extent of any trading market therein cannot be predicted. Moreover, the interests may not be accepted by commercial lenders as security for loans as readily as more conventional securities with established trading markets.

Because stockholders will be deemed to have received a liquidating distribution equal to their pro rata share of the value of the net assets distributed to an entity which is treated as a liquidating trust for tax purposes, the distribution of non-transferable interests could result in tax liability to the interest holders without their being readily able to realize the value of such interests to pay such taxes or otherwise.

Treatment of Stock Options and Other Equity Awards

If our stockholders vote to approve the dissolution and liquidation of the Company pursuant to the Plan of Dissolution and the Company commences the dissolution process, all unvested restricted stock awards (other than performance-based awards) held by directors and employees will automatically vest, which in the aggregate represent 215,039 shares. In addition, our Board of Directors may accelerate, immediately prior to filing the Certificate of Dissolution, the vesting of certain outstanding performance-based restricted stock awards held by employees other than Mr. Livingston and 50% (100,000 shares) of the outstanding performance-based restricted stock awards held by Mr. Livingston.

Under Delaware law, we will not be permitted to issue shares of our common stock following the filing of the Certificate of Dissolution. In light of this, the Board of Directors intends to notify all holders of outstanding options as soon as practicable following stockholder approval (if such approval occurs) of the time of filing of the Certificate of Dissolution to provide them the opportunity to exercise their equity awards. As of September 10, 2015, all outstanding options to purchase shares of our common stock have exercise prices at or above a price of $3.55 per share. Therefore, based on the current market price of our common stock, we expect that no outstanding options will be exercised to purchase shares of our common stock.

Authority of Officers and Directors

Our Board of Directors may continue to employ some or all of our existing officers, appoint new officers, hire employees and retain independent contractors and agents in connection with the wind up process, and is authorized to pay compensation to or otherwise compensate our directors, officers, employees, independent contractors and agents above their regular compensation in recognition of the extraordinary efforts they may be required to undertake in connection with the successful implementation of the Plan of Dissolution. Approval of the dissolution and liquidation of the Company pursuant to the Plan of Dissolution by the requisite vote of our stockholders will constitute approval by our stockholders of any such compensation.

The approval of the dissolution and liquidation of the Company pursuant to the Plan of Dissolution by our stockholders also will authorize, without further stockholder action, our Board of Directors to do and perform, or to cause our officers to do and perform, any and all acts and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind that our Board of Directors deems necessary, appropriate or desirable, in the absolute discretion of the Board of Directors, to implement the Plan of Dissolution and the transactions contemplated thereby, including all filings or acts required by any state or federal law or regulation to wind up its affairs.

Government Approvals

Except for filing the Certificate of Dissolution with the Delaware Secretary of State and compliance with applicable Delaware law and the rules and regulations of the SEC and the Internal Revenue Code, no United States federal or state regulatory requirements must be complied with or approvals obtained in connection with the liquidation and dissolution of the Company pursuant to the Plan of Dissolution.

Absence of Appraisal Rights

Stockholders are not entitled to assert appraisal rights in connection with dissolution of the Company under the DGCL.

Interests of Directors and Officers in the Plan of Dissolution

Members of our Board of Directors and our executive officers may have interests in the Plan of Dissolution that are different from, or in addition to, the interests of our stockholders generally. These potential interests include the acceleration of vesting of certain equity awards, the payment of severance compensation to our executive officers and/or our continuing indemnification obligations to our directors and officers. Our Board of Directors was aware of these interests and considered them, among other matters, in approving the Plan of Dissolution and the transactions contemplated thereby.

Stock Ownership and Equity Awards

In connection with any liquidating distributions, the members of our Board of Directors and our executive officers will be entitled to the same pro rata cash distributions as our stockholders based on their ownership of shares of our common stock, which is described below.

Members of our Board of Directors and our executive officers own, as of September 10, 2015, an aggregate of 5,360,159 shares of our outstanding common stock, including 429,854 unvested shares of underlying restricted stock awards pursuant to the Company’s equity incentive plan. If our stockholders approve the dissolution and liquidation of the Company pursuant to the Plan of Dissolution and the Company commences the dissolution process, all unvested restricted stock awards (other than performance-based awards) held by directors and employees will automatically vest. In addition, our Board of Directors may accelerate, immediately prior to filing the Certificate of Dissolution, the vesting of certain outstanding performance-based restricted stock awards held by employees other Mr. Livingston, and 50% (100,000 shares) of the outstanding performance-based restricted stock awards held by Mr. Livingston.

As of September 10, 2015, members of our Board of Directors and our executive officers held vested options to purchase an aggregate of 34,470 shares of common stock. However, because these outstanding options do not have an exercise price of less than the current market value of our common stock, we do not expect our directors and executive officers to exercise any of their outstanding options. Unless and until an option is exercised and payment of the applicable exercise price is made, option holders are not entitled to any cash distributions payable under the Plan of Dissolution with respect to their options. Under Delaware law, we will not be permitted to issue shares of our common stock following the filing of the Certificate of Dissolution.

The table below sets forth the number of shares of our common stock (including unvested shares underlying restricted stock awards, but excluding shares underlying stock options) beneficially owned by each of our directors and executive officers, as of September 10, 2015:

Name of Director or Executive Officer	Shares of Common Stock
Peter H. Kamin, Director(1)	528,694
Philip B. Livingston, Chief Executive Officer and Director	490,595
Lisa N. Netz, Vice President of Finance and Secretary	43,579
Lisa O’Dell Rapuano, Director(2)	1,212,704
Jefferson P. Gramm, Director(3)	3,084,587
(1)	Shares are owned by the Peter H. Kamin Revocable Trust, the Peter H. Kamin Roth IRA and the Peter H. Kamin Family Foundation.
(2)	Includes 1,189,000 shares owned by Lane Five Capital Management, L.P., of which Ms. Rapuano is a founder and portfolio manager, and 23,704 shares owned by Ms. Rapuano.
(3)	Includes 3,051,700 shares owned by Bandera Master Fund L.P., which is managed by Bandera Partners, LLC of which Mr. Gramm is a managing director, and 32,887 shares owned by Mr. Gramm.

Payments under Executive Officer Employment and Severance Agreements

We have entered into an employment agreement with Philip B. Livingston, our Chief Executive Officer, which provides for the following severance compensation if Mr. Livingston’s employment is terminated as a result of a “Company liquidation”:

•	any unpaid salary, unpaid expenses, unpaid bonus and any benefits provided to him under the Company’s benefit programs, to the extent Mr. Livingston had accrued or otherwise become entitled to such payments as of the effective date of termination;
•	continued salary for twelve months immediately following the effective date of termination, plus a pro-rata target annual bonus for the year in which such termination occurs, which portion shall be based on the portion of such year that Mr. Livingston was employed by the Company prior to the effective date of the termination of employment and shall only be paid to the extent such bonus would be paid at the end of the year in which such termination of employment occurs, based on achievement of the applicable parameters, including performance goals, set and attained at the time of such termination of employment;
•	paid coverage for health insurance and other dental and life insurance benefits for the earlier to occur of: (a) Mr. Livingston obtaining the age of 65, (b) the date another employer provides Mr. Livingston benefits substantially comparable to the benefits provided by the Company, or (c) the 12-month anniversary of the effective date of Mr. Livingston’s termination of employment; and
•	accelerated vesting of that portion of his incentive awards (other than performance-based incentive awards) that would otherwise vest during the 12 months following his termination of employment.

We have also entered into a severance agreement with Lisa N. Netz, our Vice President of Finance and Secretary, which provides for severance compensation if her employment is terminated by the Company “without cause” or by Ms. Netz for “good reason” and the notice of termination is given in anticipation of, or within a six-month period immediately following, a “Change in Control” of the Company. The dissolution and liquidation of the Company pursuant to the Plan of Dissolution would constitute a “Change in Control” for purposes of Ms. Netz’s severance agreement. Pursuant to her severance agreement, Ms. Netz will be entitled to the following if she is terminated “without cause” or resigns for “good reason” in connection with the dissolution and liquidation of the Company:

•	any unpaid salary, unpaid expenses, unpaid bonus and any benefits provided to her under the Company’s benefit programs, to the extent Ms. Netz had accrued or otherwise become entitled to such payments as of the effective date of termination;

•	continued salary for six months immediately following the effective date of termination, plus an annual bonus equal to 100% of her target annual bonus immediately preceding her termination;
•	an amount equal to the projected costs of her medical insurance for three months immediately following termination; and
•	vesting of all unvested stock options and stock grants upon the date her termination becomes effective.

The following table sets forth the aggregate dollar value of (i) any cash severance payments, (ii) any stock awards and in-the-money options for which vesting will be accelerated in connection with the dissolution, and (iii) other perquisites, personal benefits and health care and welfare benefits in connection with the dissolution, for our “named executive officers” Mr. Livingston and Ms. Netz:

Name	Cash(a)	Equity(b)	Perquisites/ Benefits(c)	Total
Philip B. Livingston	$400,000	$785,000	$12,000	$1,197,000
Lisa N. Netz	$117,600	$110,000	$6,000	$233,600
(a)	Reflects severance payable to Mr. Livingston pursuant to his employment agreement and to Ms. Netz pursuant to her severance agreement.
(b)	Includes restricted stock whose vesting will be accelerated and excludes unvested restricted stock that will be cancelled, in connection with dissolution of the Company. Restricted shares are valued at $3.00 per share, the maximum amount the Company currently expects to distribute to stockholders pursuant to the Plan of Dissolution.
(c)	Reflects the cost of 12 months of continued health insurance coverage for Mr. Livingston and 6 months of continued health insurance coverage for Ms. Netz.

Indemnification of Directors and Officers

Under Delaware law, directors may owe fiduciary duties to creditors as well as to our stockholders during the dissolution process. Pursuant to the Plan of Dissolution, we will continue to indemnify our officers, directors, employees, agents and representatives for actions taken in connection with the Plan of Dissolution and the winding up of the affairs of the Company in accordance with our certificate of incorporation, bylaws, our existing directors’ and officers’ liability insurance policy and applicable law. The Company’s obligation to indemnify such persons may also be satisfied out of assets of a liquidating trust, if any. Any claims arising in respect of such indemnification will be satisfied out of the contingency reserve or out of assets transferred to a liquidating trust, if any.

Our Board of Directors has obtained, and our Board of Directors and the trustees of any liquidating trust are authorized to obtain and maintain, such insurance as may be necessary to cover our indemnification obligations.

Certain U.S. Federal Income Tax Consequences of Dissolution

The following is a general summary of certain material U.S. federal income tax consequences of the Plan Dissolution that are applicable to our stockholders. This discussion is included for general information purposes only and does not constitute, and is not, a tax opinion or tax advice to any particular stockholder. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated thereunder, judicial decisions, administrative rulings and other legal authorities, all as of the date hereof and all of which are subject to change, possibly with retroactive effect. No ruling from the Internal Revenue Service (the “IRS”) and no opinion of counsel will be requested concerning the United States federal income tax consequences of the Plan of Dissolution. The tax consequences set forth in the following discussion are not binding on the IRS or the courts, and no assurance can be given that contrary positions will not be successfully asserted by the IRS or adopted by a court.

Each stockholder should consult his, her or its own tax advisors to determine the United States federal income tax consequences to such stockholder as a result of the Plan of Dissolution, and any federal non-income, state, local or non-united states tax consequences relevant to such stockholder as a result of the dissolution.

The following discussion does not address all of the U.S. federal income tax consequences that may be relevant to our stockholders, including Company stockholders who, in light of their particular circumstances, may be subject to special rules, including holders that are not “United States persons” (as defined in the Code), mutual funds, retirement plans, financial institutions, tax-exempt organizations, insurance companies, regulated investment companies, real estate investment trusts, brokers or dealers in securities, traders who mark to market, stockholders who hold their shares as part of a straddle, hedge or conversion transaction, and stockholders that hold shares through a partnership or other pass-through entity. Furthermore, this discussion does not apply to holders of options or stockholders who acquired their shares by exercising options, nor does it apply to stockholders who received their shares in connection with the performance of services. This discussion assumes that stockholders hold their stock as capital assets within the meaning of Section 1221 of the Code. In addition, the discussion does not address any aspect of federal non-income, state, local or non-U.S. taxation that may be applicable to a particular stockholder.

Federal Income Taxation of our Stockholders

Amounts received by stockholders pursuant to the dissolution and liquidation will be treated as full payment in exchange for their shares of common stock. As a result of our dissolution and liquidation, a stockholder generally will recognize gain or loss equal to the difference between (i) the amount of cash and the fair market value (at the time of distribution) of any other property distributed, less any known liabilities assumed by the stockholder or to which the distributed property is subject, and (ii) such stockholders tax basis in his, her or its shares of our common stock.

Amounts received by stockholders pursuant to the Plan of Dissolution will first be applied against and reduce a stockholder’s tax basis in his, her or its shares of common stock. Gain will be recognized as a result of a liquidating distribution to the extent that the aggregate value of the distribution and any prior liquidating distributions received by a stockholder with respect to a share exceeds his, her or its tax basis for that share. If we make more than one liquidating distribution, each liquidating distribution will be allocated proportionately to each share of common stock owned by a stockholder. Any loss will generally be recognized only when the final distribution from us has been received and then only if the aggregate value of all liquidating distributions with respect to a share is less than the stockholder’s tax basis for that share. Gain or loss recognized by a stockholder will be capital gain or loss provided the shares are held as capital assets, and will be long-term capital gain or loss if the common stock has been held for more than one year.

Although we currently do not intend to make distributions of property other than cash, in the event of a distribution of property, the stockholder’s tax basis in such property immediately after the distribution will be the fair market value of such property at the time of distribution.

After the close of our taxable year, we will provide stockholders and the Internal Revenue Service with a statement of the amount of cash distributed to our stockholders and our best estimate as to the value of any property distributed to them during that year. There is no assurance that the Internal Revenue Service will not challenge our valuation of any property. As a result of such a challenge, the amount of gain or loss recognized by stockholders might be changed. Distributions of property other than cash to stockholders could result in tax liability to any given stockholder exceeding the amount of cash received, requiring the stockholder to meet the tax obligations from other sources or by selling all or a portion of the assets received.

If a stockholder is required to satisfy any liability of ours not fully covered by our reserves, payments by stockholders in satisfaction of such liabilities would generally produce a capital loss in the year paid, which, in the hands of individual stockholders, could not be carried back to prior years to offset capital gains realized from liquidating distributions in those years.

Liquidating Trusts

If we transfer assets to a liquidating trust or trusts, we intend to structure such trust or trusts so that stockholders will be treated for tax purposes as having received their pro rata share of the property transferred to the liquidating trust or trusts, reduced by the amount of known liabilities assumed by the liquidating trust or trusts or to which the property transferred is subject. Assets transferred to a liquidating trust will cause the stockholder to be treated in the same manner for federal income tax purposes as if the stockholder had received a distribution directly from us at the time of the transfer. The liquidating trust or trusts themselves will not be subject to federal income tax. After formation of the liquidating trust or trusts, the stockholders must take into account for federal income tax purposes their allocable portion of any income, gain or loss recognized by the liquidating trust or trusts, whether or not the liquidating trust makes any actual distributions. As a result of the transfer of property to the liquidating trust or trusts and the ongoing operations of the liquidating trust or trusts, stockholders should be aware that they may be subject to tax, whether or not they have received any actual distributions from the liquidating trust or trusts with which to pay such tax.

Backup Withholding

In order to avoid “backup withholding” of U.S. federal income tax on payments to our stockholders, each stockholder must, unless an exception applies, provide such stockholder’s correct taxpayer identification number (“TIN”) on IRS Form W-9 (or, if appropriate, another withholding form) and certify under penalties of perjury that such number is correct and that such stockholder is not subject to backup withholding. If a Company stockholder fails to provide the correct TIN or certification, payments received may be subject to backup withholding at the then prevailing rate. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may generally be obtained from the IRS, provided that the required information is properly furnished in a timely manner to the IRS.

The tax consequences of the Plan of Dissolution may vary depending upon the particular circumstances of the stockholder. We recommend that each stockholder consult his, her or its own tax advisor regarding the federal income tax consequences of the Plan of Dissolution as well as the state, local and foreign tax consequences.

Accounting Treatment

The Company, pursuant to the Plan of Dissolution, will change its basis of accounting to the liquidation basis of accounting after obtaining stockholder approval of the dissolution and liquidation of the Company. Under the liquidation basis of accounting, assets are stated at their estimated net realizable values, and liabilities are stated at their estimated ultimate settlement amounts. Recorded liabilities will include the estimated expenses associated with carrying out the Plan of Dissolution. For periodic reporting, we will prepare a statement of net assets in liquidation, which will summarize the assets expected to be received and liabilities expected to be paid as described above and a statement of changes in net assets in liquidation, which will present the changes during the period in net assets available for distribution to investors and other claimants during the liquidation. Valuations presented in the statement will represent management’s estimates, based on present facts and circumstances, of the net realizable values of assets, satisfaction amounts of liabilities, and expenses associated with carrying out the Plan of Dissolution based upon management assumptions.

The valuation of assets and liabilities will necessarily require many estimates and assumptions, and there will be substantial uncertainties in carrying out the provisions of the Plan of Dissolution. Ultimate values realized for our assets and ultimate amounts paid to satisfy our liabilities are expected to differ from estimates recorded in annual or interim financial statements.

Recommendation of our Board of Directors

Our Board of Directors has determined that the dissolution and liquidation of the Company pursuant to the Plan of Dissolution is in our best interests and the best interests of our stockholders. Our Board of Directors unanimously recommends a vote “FOR” Proposal No. 1 to approve the dissolution and liquidation of the Company pursuant to the Plan of Dissolution.

PROPOSAL NO. 2:
APPROVAL OF ADJOURNMENT OF SPECIAL MEETING
TO SOLICIT ADDITIONAL PROXIES

General

At the Special Meeting, we may ask our stockholders to vote on a proposal to adjourn the Special Meeting to another date, time or place, if deemed necessary or appropriate in the discretion of the Board of Directors, for the purpose of soliciting additional proxies to vote in favor of Proposal No. 1—Approval of the Dissolution and Liquidation of the Company Pursuant to the Plan of Dissolution. Any adjournment of the Special Meeting may be made without notice, other than by the announcement made at the Special Meeting, if the proposal is approved by the affirmative vote of the holders of a majority of the votes cast on the proposal at the Special Meeting by the holders of shares entitled to vote thereon. However, if the adjournment is for more than 30 days from the date set for the original meeting, a new notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting. If we adjourn the Special Meeting to a later date, we will transact the same business and, unless we must fix a new record date, only the stockholders who were eligible to vote at the original meeting will be permitted to vote at the adjourned meeting. Any adjournment of the Special Meeting will allow our stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned.

Recommendation of our Board of Directors

Our Board of Directors unanimously recommends a vote in favor of Proposal No. 2 to grant discretionary authority to the Board of Directors to adjourn the Special Meeting to solicit additional proxies.

IMPORTANT INFORMATION CONCERNING AMBASSADORS GROUP, INC.

Description of Business

For a description of our business as historically conducted, our properties and any material pending legal proceedings to which we are a party or subject, see the Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (the “Form 10-K), which is attached as Annex B to this proxy statement, and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 (the “Form 10-Q”), which is attached as Annex C to this proxy statement. The Form 10-K and the Form 10-Q that are attached to this proxy statement as annexes do not include the exhibits originally filed with such reports.

On July 13, 2015, we announced that we will cease operations and close our student and adult travel business by the end of 2015. On July 27, 2015, we began downsizing our staff and operations, leaving a small staff of employees to manage the wind down of operations through the fourth quarter of 2015.

Financial Statements

Our financial statements as of and for the years ended December 31, 2014 and December 31, 2013, including the notes thereto, and the related management’s discussion and analysis of financial condition and results of operations, are included in the Form 10-K, which is attached as Annex B to this proxy statement. Our financial statements for the six months ended June 30, 2015 and June 30, 2014, including the notes thereto, and the related management’s discussion and analysis of financial condition and results of operations, are included in the Form 10-Q, which is attached as Annex C to this proxy statement.

Our Board of Directors unanimously approved the Plan of Dissolution, subject to stockholder approval, on August 11, 2015. The financial statements and related financial information set forth in the Form 10-K and Form 10-Q, which are annexes to this proxy statement, do not include any adjustments necessary to reflect the possible future effects on recoverability of the assets or satisfaction of liabilities that may result from adoption of the Plan of Dissolution or our potential to complete such a plan in an orderly manner.

Market Price of Our Common Stock

Our common stock currently trades on the NASDAQ Stock Market under the symbol “EPAX.” The table below sets forth the range of high and low sales prices of our common stock for the quarterly periods indicated, as reported by NASDAQ:

Year ended December 31, 2013	High	Low
First Quarter	$5.35	$4.03
Second Quarter	$4.38	$3.17
Third Quarter	$3.77	$3.33
Fourth Quarter	$5.34	$3.40
Year ended December 31, 2014
First Quarter	$5.27	$3.55
Second Quarter	$5.00	$3.55
Third Quarter	$4.80	$3.65
Fourth Quarter	$3.74	$2.14
Year ended December 31, 2015
First Quarter	$2.73	$2.15
Second Quarter	$3.03	$2.37
Third Quarter (through September 10, 2015)	$2.76	$1.50

As of September 10, 2015, there were approximately 86 holders of record of our common stock.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the amount of common stock of the Company beneficially owned as of September 10, 2015, by each person (other than “named executive officers” and directors) known by the Company to own beneficially more than 5% of the outstanding shares of the Company’s common stock.

Name	Amount and Nature of Beneficial Ownership of Common Stock(1)	Percent of Class of Common Stock
Bandera Master Fund, L.P.(2)	3,051,700	17.36%
Lloyd Ivan Miller III(3)	2,599,290	14.79%
FMR LLC (Fidelity Management and Research Company)(4)	1,804,183	10.27%
Lane Five Capital Management LP(5)	1,189,000	6.77%
Poplar Point Capital Management LLC(6)	878,541	5.00%
(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or dispositive power with respect to securities. Shares of common stock, which are purchasable under options which are currently exercisable, or which will become exercisable no later than 60 days after September 10, 2015, are deemed outstanding for computing the percentage of the person holding such options, but are not deemed outstanding for computing the percentage of any other person. The Percent of Class of common stock set forth above is based upon 17,575,337 shares of common stock outstanding as of September 10, 2015. Except as indicated by footnote and subject to community property laws, where applicable, the persons named in the table have sole voting and dispositive power with respect to all shares of common stock shown as beneficially owned by them.
(2)	As reported in the Schedule 13F report dated June 30, 2015 filed with the SEC, Bandera Master Fund, L.P. is the beneficial owner of 3,051,700 shares of common stock. The address of the beneficial owner is 50 Broad Street, Suite 1820, New York, New York 10004.
(3)	As reported on Form 4 filed on June 29, 2015 with the SEC, Lloyd I. Miller, III is the beneficial owner of 2,599,290 shares of common stock. The address of the beneficial owner is 3300 South Dixie Highway, Suite 1-365, West Palm Beach, Florida 33405.
(4)	The Company is reporting this stock ownership based upon a Schedule 13F report dated June 30, 2015 filed with the SEC. The address of the beneficial owner is 82 Devonshire Street, Boston, MA 02109.
(5)	As reported in the Schedule 13F report dated June 30, 2015 filed with the SEC, Lane Five Capital Management, LP is the beneficial owner of 1,189,000 shares of common stock. The address of the beneficial owners is 1122 Kenilworth Drive, Suite 313, Towson, MD 21204.
(6)	The Company is reporting this stock ownership based upon a Schedule 13G report dated August 24, 2015 filed with the SEC. The address of the beneficial owner is 840 Hinckley Road, Suite 250, Burlingame, CA 94010.

The following table sets forth the amount of common stock of the Company beneficially owned as of September 10, 2015, by each director of the Company, each “named executive officer” and all directors and executive officers as a group:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock(1)	Percent of Class of Common Stock
Jefferson P. Gramm(2)	3,084,587	17.55%
Lisa O’Dell Rapuano(3)	1,226,677	6.97%
Peter H. Kamin(4)	539,629	3.07%
Philip B. Livingston(5)	490,595	2.79%
Lisa N. Netz(6)	53,141	*
Directors and executive officers as a group	5,394,629	30.63%
*	Less than 1%
(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or dispositive power with respect to securities. Shares of common stock, which are purchasable under options which are currently exercisable, or which will become exercisable no later than 60 days after September 10, 2015, are deemed outstanding for computing the percentage of the person holding such options, but are not deemed outstanding for computing the percentage of any other person. The Percent of Class of common stock set forth above is based upon 17,575,337 shares of common stock outstanding as of September 10, 2015. Except as indicated by footnote and subject to community property laws, where applicable, the persons named in the table have sole voting and dispositive power with respect to all shares of common stock shown as beneficially owned by them.
(2)	Director. The amount of beneficial ownership represents 3,051,700 shares of common stock owned by Bandera Master Fund L.P. and 32,887 shares of common stock owned by Mr. Gramm. Mr. Gramm is a managing director of Bandera Partners LLC, which manages Bandera Master Fund L.P. The address of Mr. Gramm is 50 Broad Street, Suite 1820, New York, New York, 10004.
(3)	Director. The amount of beneficial ownership represents 1,189,000 shares of common stock owned by Lane Five Capital Management, LP, 23,704 shares of common stock and options to purchase 13,973 shares of common stock owned by Ms. Rapuano. Ms. Rapuano is founder and portfolio manager of Lane Five Capital Management LP. The address of Ms. Rapuano is 1122 Kenilworth Drive, Suite 313, Towson, MD 21204.
(4)	Director. Mr. Kamin has the sole power to vote or direct the vote of and to dispose or direct the disposition of the 528,694 shares of common stock held by the Peter H. Kamin Revocable Trust, the Peter H. Kamin Roth IRA and the Peter H. Kamin Family Foundation, and includes options to purchase 10,935 shares of common stock issued under the Company’s equity incentive plan. The address of Mr. Kamin is 3K Limited Partnership, 20 Custom House Street, Suite 610, Boston, Massachusetts 02110.
(5)	Chief executive officer of the Company. Mr. Livingston’s address is 157 S. Howard, Suite 601, Spokane, WA 99201.
(6)	Vice president, finance and secretary, and principal financial and accounting officer of the Company. Includes options to purchase 9,562 shares of common stock issued under the Company’s equity incentive plan. Ms. Netz’ address is 157 S. Howard, Suite 601, Spokane, WA 99201.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at, or obtain copies of this information by mail from, the SEC’s Public Reference Room, 100 F Street N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at (800) SEC-0330 for further information about the public reference room. The Company’s filings with the SEC are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

This proxy statement does not constitute the solicitation of a proxy in any jurisdiction to or from any person to whom or from whom it is unlawful to make such proxy solicitation in that jurisdiction. You should rely only on the information contained in this proxy statement to vote your shares at the Special Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated September 14, 2015. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders does not create any implication to the contrary.

STOCKHOLDER PROPOSALS

Stockholder Proposals for Inclusion in Next Year’s Proxy Statement

We do not intend to hold a 2016 annual meeting of stockholders if the Plan of Dissolution is approved and we file the Certificate of Dissolution with the Delaware Secretary of State. However, if we hold a 2016 annual meeting of stockholders, stockholders interested in submitting a proposal for inclusion in the proxy materials distributed by us for the 2016 annual meeting must ensure their proposals are received by the Company at its principal executive offices on or before November 30, 2015, which is 120 calendar days before the anniversary date of the proxy statement for the 2015 annual meeting. However, if the date of next year’s annual meeting is changed by more than 30 days from the date of the 2015 annual meeting, then the deadline is a reasonable time before the Company begins to print and send its proxy materials.

Other Stockholder Proposals and Director Nominations

If a stockholder wishes to present a stockholder proposal at the Company’s next annual meeting that is not intended to be included in the Company’s proxy statement or to nominate a person for election to the Company’s Board of Directors at the next annual meeting, the stockholder must provide the information required by the Company’s bylaws and give timely notice to the Secretary of the Company in accordance with the bylaws, which require that notice be received by the Secretary not less than 45 days or more than 75 days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the preceding year’s annual meeting of stockholders. If the date of the stockholder meeting is changed by more than 30 days from the anniversary of the Company’s previous annual meeting, then notice of a stockholder proposal that is not intended to be included in the Company’s proxy statement under Rule 14a-8 promulgated under the Exchange Act or that nominates a director must be received no later than the close of business on the later of 90 days prior to the meeting and 10 days after public announcement of the meeting date is first made. Notices of intention to present proposals or to nominate persons for election to the Company’s Board of Directors at the next annual meeting should be addressed to the Secretary, Lisa N. Netz, Ambassadors Group, Inc., 157 S. Howard, Suite 601, Spokane, Washington 99201. You may also contact the Secretary at the Company’s principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are Company stockholders may be householding our proxy materials. A single annual report and proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, or if you are eligible for householding and would like to participate in householding, you may (i) if you are not a stockholder of record, notify your broker, or (ii) if you are a stockholder of record, direct your written request to Lisa N. Netz, Secretary, Ambassadors Group, Inc., 157 S. Howard, Suite 601, Spokane, Washington 99201, or call (509) 568-7742.

OTHER MATTERS

The Board of Directors is not aware of any other matters to be presented at the Special Meeting. If other matters properly come before the Special Meeting, the proxies will be voted in accordance with the best judgment of the persons voting.

ANNEX A – PLAN OF DISSOLUTION

PLAN OF DISSOLUTION AND LIQUIDATION
OF AMBASSADORS GROUP, INC.

The following shall constitute the Plan of Dissolution and Liquidation (this “Plan”) of Ambassadors Group, Inc. (the “Company”).

1.   Approval of the Plan. The Board of Directors of the Company (the “Board of Directors”) has adopted this Plan and has submitted it to the Company’s stockholders for approval by the requisite vote of holders of a majority of the outstanding stock of the Company entitled to vote thereon.

2.   Certificate of Dissolution. Subject to Section 15 of this Plan, after the stockholders of the Company approve this Plan, the Company shall file with the Secretary of State of the State of Delaware (the date of such filing, or such later date as stated therein, the “Effective Date”) a Certificate of Dissolution (the “Certificate of Dissolution”) in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), and take all actions that may be necessary or appropriate to dissolve the Company.

3.   Dissolution Process. This Plan is intended to be a plan of complete dissolution and liquidation of the Company. From and after the Effective Date, the Company shall:

(a)   sell or otherwise dispose of assets (other than cash and cash equivalents) of the Company to any person or persons for consideration and upon terms and conditions deemed by the Board of Directors to be in the best interests of the Company and its creditors and stockholders. In connection with such sale or other disposition, the Company shall collect or make provision for the collection of all accounts receivable, debts, and other claims owing to the Company;

(b)   make payment or provision for the payment of all debts and liabilities of the Company, including all expenses of any sale or other disposition of its assets and of the dissolution, liquidation, and winding up of the Company’s business and affairs provided for in this Plan, as well as contingent, conditional, unmatured or unknown claims, in accordance with, and as required by, the DGCL;

(c)   wind up the Company’s business and affairs; and

(d)   distribute all of the Company’s remaining assets pro-rata to its stockholders in one or more distributions in accordance with the Company’s certificate of incorporation and the DGCL. Such distribution(s) shall be in cash or assets, in such amounts and at such times, as the Board of Directors (or any trustee(s) or agent(s) as may be appointed by the Board of Directors under this Plan) may in their discretion determine. The distributions so made shall be in complete liquidation of the Company and in exchange for the complete cancellation of all of the capital stock of the Company.

4.   Reserves. If and to the extent deemed necessary, appropriate or desirable by the Board of Directors (or any trustee(s) or agent(s) as may be appointed by the Board of Directors under this Plan), in its discretion, the Company may establish and set aside a reasonable amount of cash and/or property to satisfy or make provision for claims against and liabilities and expenses of the Company, including, without limitation, (i) tax obligations, (ii) all expenses of the sale or other disposition of the Company’s remaining non-cash assets, (iii) expenses relating to the collection and defense of the Company’s assets, (iv) contingent, conditional, unmatured and unknown claims, and (v) other expenses in connection with the dissolution, liquidation, and winding up provided for in this Plan, all in accordance with, and as required by, the DGCL.

5.   Stockholder Consent to Sale of Assets. Adoption of this Plan by the holders of a majority of the outstanding stock of the Company entitled to vote thereon shall constitute the approval of the Company’s stockholders of the sale or other disposition of any and all of the remaining non-cash assets of the Company, whether such sale or other disposition occurs in one transaction or a series of transactions, and shall constitute ratification of all contracts for the sale or other disposition of the Company’s assets that are conditioned on adoption of this Plan. The Company shall be authorized to sell or otherwise dispose of its non-cash assets as soon as practicable following the adoption of this Plan by its stockholders in order to attain the highest value for such non-cash assets and maximize value for its stockholders and creditors. The Company’s non-cash assets may be sold in bulk to one buyer or a small number of buyers or on a piecemeal basis to numerous buyers. The Company shall not be required to obtain appraisals or other third party opinions as to the value of its assets in connection with the dissolution and liquidation.

6.   Cessation of Business Activities. From and after the Effective Date, the Company shall not engage in any business or other activity except as necessary to preserve the value of its assets, wind up its affairs in an orderly and businesslike manner, and distribute its assets in accordance with this Plan, or as the Board of Directors may determine to be appropriate in connection therewith and to complete the liquidation and winding up of the Company, all in accordance with the DGCL.

7.   Liquidating Trust, Escrow Account or Similar Account. Except as may be limited by law, if the Board of Directors deems it necessary, appropriate or desirable in order to effect the completion of this Plan, the Board of Directors may establish a liquidating trust, escrow account or similar account for the benefit of the Company’s stockholders and may transfer to the liquidating trustee(s) or such account(s) (a) any assets the retention of which may be necessary or advisable to pay or make provision for the payment of (i) any claims that are the subject of a pending action, suit, or proceeding, (ii) contingent, conditional, or unmatured claims and obligations of the Company, (iii) unknown claims or claims that have not yet arisen but that, based on facts known to the Company, are likely to be made known or to arise in the future, and (iv) expenses in connection with the ongoing liquidation and winding up of the Company (and/or the carrying out of the purposes, affairs, and operation of any such liquidating trust or account), as well as (b) any assets held on behalf of stockholders who cannot be located. The interests of the Company’s stockholders in any liquidating trust or account shall not be transferable except by operation of law or upon death of the recipient. At the time a liquidating trust, escrow account or similar account is established, the Board of Directors shall appoint such individual(s), who may include persons who are also officers or directors of the Company, or entity(s) as it deems appropriate to serve as the trustee(s) or agent(s), and cause the Company to enter into a liquidating trust agreement(s), escrow agreement(s) or similar agreement(s) with such trustee(s) or agent(s), on such terms and conditions as the Board of Directors deems necessary, appropriate or desirable. Adoption of this Plan by the holders of a majority of the outstanding stock of the Company entitled to vote thereon shall constitute the approval of the Company’s stockholders of any such appointment and any such liquidating trust, escrow agreement or similar agreement.

8.   Dissolution Pursuant to DGCL Section 280. If the Board of Directors determines to follow the procedures set forth in Section 280 of the DGCL, then the Board of Directors shall be authorized to take or cause to be taken all additional steps and actions necessary, appropriate or desirable to comply with Sections 280 and 281(a) of the DGCL, including, without limitation, providing notice to claimants, publishing notice of dissolution, petitioning the Court of Chancery of the State of Delaware to make any determinations of security or provision required by statute, payment of claims, and posting any court-ordered security.

9.   Dissolution Pursuant to DGCL Section 281(b). Notwithstanding the foregoing, the Company shall not be required to follow the procedures set forth in Sections 280 and 281(a) of the DGCL, and the adoption of this Plan by the requisite vote of the stockholders of the Company shall constitute full and complete authority for the Board of Directors and the officers of the Company, without further stockholder action, to proceed with the dissolution and liquidation of the Company in accordance with any applicable provision of the DGCL, including, without limitation, Section 281(b) of the DGCL.

10.   Expenses of Dissolution;Compensation. The Board of Directors and officers of the Company shall take all remaining action required to be taken by the Company, including, without limitation, authorizing and directing the payment of or making provision for the payment of all expenses, liabilities, and obligations of the Company incurred in connection with the dissolution, liquidation, and winding up of the Company as provided for herein. Without limiting the foregoing, in connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the discretion of the Board of Directors (or any trustee(s) or agent(s) as may be appointed by the Board of Directors under this Plan) pay the Company’s officers, directors, employees, agents, and their representatives, or any of them, compensation or additional compensation above their regular compensation, in cash or other property, and may provide for indemnification (including advancement of expenses) to such persons, in recognition of the extraordinary efforts they, or any of them, will be required to undertake, or actually undertake in connection with the implementation of this Plan.

11.   Authorization. The Board of Directors (or any trustee(s) or agent(s) as may be appointed by the Board of Directors under this Plan) is hereby authorized, without further action by the stockholders of the Company, to do and perform or cause the officers of the Company, subject to oversight by the Board of Directors (or such trustee(s) or agent(s)), to do and perform, any and all acts, to incur and pay all expenses, to adopt all votes and resolutions, and to make, execute, deliver, or adopt any and all agreements, resolutions, conveyances, certificates, and other documents of every kind that are deemed necessary, appropriate, or desirable, in the discretion of the Board of Directors (or such trustee(s) or agent(s)), for the purpose of effecting the dissolution of the Company and the complete liquidation and winding up of its business and affairs as contemplated in this Plan and the transactions contemplated hereby, including, without limitation, all filings or acts required by any state or federal law or regulation or the rules of the NASDAQ Stock Market to wind up the Company’s business and affairs.

12.   Indemnification. The Company shall continue to indemnify and provide for the advancement of expenses to its officers, directors, employees, agents, and representatives in accordance with its certificate of incorporation, as amended, its bylaws and any other contractual arrangements, and its existing directors’ and officers’ liability insurance policy and applicable law, for actions taken in connection with this Plan and the liquidation and winding up of the business and affairs of the Company. The Company’s obligation to indemnify (or advance expenses to) such persons may also be satisfied out of the assets of any escrow account or trust established by the Board of Directors under this Plan. The Board of Directors (or any trustee(s) or agent(s) as may be appointed by the Board of Directors under this Plan), in its discretion, is authorized to obtain and maintain insurance as may be necessary, appropriate or desirable to cover the Company’s obligations under this Plan.

13.   Subsidiaries. The Board of Directors and officers of the Company shall take all action as they determine to be necessary, appropriate, or desirable to cause the dissolution, liquidation, and winding up of any and all subsidiaries of the Company (or the sale or other disposition of the Company’s ownership interest in any such subsidiaries, whether by merger, sale of equity, or otherwise). Subject to the obligations of any subsidiary to pay or make provision for the payment of expenses, debts, claims, and liabilities of such subsidiary, including contingent, conditional, unmatured, or unknown claims, all in accordance with, and as required by, applicable law, the Board of Directors and officers of the Company shall take such actions as they determine to be necessary, appropriate, or desirable to cause or arrange for liquidating distributions to the Company (or any intermediate subsidiary) to be made by any subsidiary that is dissolved. The Board of Directors and officers of the Company shall further take all action as they determine to be necessary, appropriate, or desirable to ensure that each subsidiary of the Company complies with applicable law in connection with the dissolution, liquidation, and winding up of such subsidiary.

14.   Closing of Stock Transfer Books;Cancellation of Stock. The distributions to the Company’s stockholders pursuant to Section 3(d) of this Plan, if any, shall be in complete cancellation of all of the outstanding shares of capital stock of the Company. From and after the Effective Date, and subject to applicable law, each holder of shares of capital stock of the Company shall cease to have any rights in respect thereof, except the right to receive distributions, if any, pursuant to and in accordance with Section 3(d) of this Plan. The Company will close its stock transfer books and discontinue recording transfers of shares of its capital stock on the Effective Date, and thereafter certificates representing shares of capital stock of the Company will not be assignable or transferable on the books of the Company, except by will, intestate succession, or operation of law. With respect to any capital stock of the Company represented by certificates, the Company may, but need not, require the surrender of certificates representing the capital stock of the Company (or affidavits of loss in lieu thereof) as a condition to payment of any liquidating distribution to stockholders.

15.   Amendment or Abandonment of the Plan. If for any reason the Board of Directors determines that such action would be in the best interests of the Company and its stockholders, it may amend or modify the Plan at any time, notwithstanding stockholder approval of the Plan, and the Board of Directors need not submit any such amendment or modification to the stockholders of the Company for approval. In its sole discretion, the Board of Directors may determine to submit any amendment or modification of the Plan to the stockholders for approval. In addition, if for any reason the Board of Directors determines that such action would be in the best interests of the Company and its stockholders, it may abandon the Plan and all actions contemplated thereunder, notwithstanding the stockholder approval of the Plan, to the extent permitted by the DGCL; provided, however, that the Board of Directors shall not abandon the Plan after the filing of the Certificate of Dissolution without first obtaining stockholder approval for such abandonment of the Plan. Upon the abandonment of the Plan, the Plan shall be void and of no further force and effect.

16.   Abandoned Property. If any distribution to a stockholder cannot be made, whether because the stockholder cannot be located, has not surrendered certificates evidencing the capital stock as required hereunder or for any other reason, the distribution to which such stockholder is entitled shall be transferred, at such time as the final liquidating distribution is made by the Company, to the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of such distribution. The proceeds of such distribution shall thereafter be held solely for the benefit of and for ultimate distribution to such stockholder as the sole equitable owner thereof and shall be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. In no event shall the proceeds of any such distribution revert to or become the property of the Company.

ANNEX B – ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2014

B-1

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 10-K

(Mark One)

☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2014

Or

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from to

Commission file number: 0-33347

Ambassadors Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	91-1957010
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2001 South Flint Road Spokane, WA	99224
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (509) 568-7800

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.01 Par Value	The NASDAQ Stock Market
(Title of Class)	(Name of each exchange on which registered)

Securities registered pursuant to Section 12(g) of the Act:

None

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.

☐ Yes	☒ No

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act.

☐ Yes	☒ No

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

☒ Yes	☐ No

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).

☒ Yes	☐ No

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K (§229.405 of this chapter) is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller	Smaller reporting company	☒
reporting company)

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).

☐ Yes	☒ No

The aggregate market value of the voting stock held by non-affiliates of the registrant, based upon the closing sales price of the registrant’s common stock on the NASDAQ Stock Market on June 30, 2014, was $48.2 million. Shares of the registrant’s common stock held by each executive officer and director, and by each individual and entity that owns 5 percent or more of the outstanding common stock have been excluded in that such persons may be deemed to be affiliates. This determination of affiliate status is not necessarily a conclusive determination for other purposes.

The number of shares of the registrant’s common stock, $0.01 par value, outstanding as of March 23, 2015, was 17,285,992.

DOCUMENTS INCORPORATED BY REFERENCE

Portions of the registrant’s definitive Proxy Statement relating to the 2015 Annual Meeting of Stockholders are incorporated by reference into Part III of this Annual Report on Form 10-K to the extent stated herein.

Forward-Looking Statements

Statements contained in this Annual Report on Form 10-K of Ambassadors Group, Inc., which are not historical in nature, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements include, without limitation, all statements that relate to expectations concerning matters that may or might occur in the future, and include all statements in this report that are not historical facts. Words such as “projects,” “believes,” “anticipates,” “plans,” “expects,” “intends,” and similar words and expressions are intended to identify forward-looking statements. These forward-looking statements reflect our beliefs or current expectations with respect to, among other things, trends in the travel and education industry, our business and growth strategies, our use of technology, and fluctuations in our results of operations.

Forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from anticipated results. These risks and uncertainties include factors generally affecting the travel and education industry, interruptions in our business resulting from natural disasters or international unrest, competition, the value and right to use established brand names, dependence on key personnel and vendor relationships, the results of our marketing efforts, fluctuations in foreign currency exchange rates, the international scope of our operations, the outcome of our cost cutting initiatives, our ability to protect customer data, and a variety of other factors including the risk factors set forth in Item 1A and other factors as may be identified from time to time in our filings with the Securities and Exchange Commission (“SEC”) or in our press releases. All forward-looking statements are expressly qualified in their entirety by these factors and all related cautionary statements. We do not undertake any obligation to update any forward-looking statements.

PART I

Item 1.	Business

Company Background

Ambassador Programs, Inc., a wholly owned subsidiary of Ambassadors Group, Inc. (“Ambassadors,” “Company,” “we,” “us” or “our”), is a leading provider of educational travel experiences primarily engaged in organizing and promoting worldwide educational travel programs for students through a direct to consumer marketing model. We operate student and adult travel programs using the People to People International brand under a long-term license agreement. We have been traveling students on People to People programs for over 50 years and have over 500,000 alumni. We believe that our association with the brand and experience in the educational travel industry gives us both a strong awareness in the market and a high level of credibility.

We were founded in 1967 and reincorporated in Delaware in 1995. We operated as Ambassadors Education Group, a wholly owned subsidiary of Ambassadors International, Inc., until we were spun off in February 2002. Beginning March 1, 2002, we began operating as an independent stand-alone company. Since that time our common stock on the NASDAQ Stock Market has traded under the symbol “EPAX.” Our principal office is located in Spokane, Washington, USA.

Educational Travel Programs

Our educational travel programs offer both domestic U.S. destinations as well as international travel destinations, including, but not limited to Europe, Australia, China, Japan, South Africa, India, Costa Rica, and Antarctica. This direct to consumer travel business consists of specialized educational travel programs that seek to educate, inspire intellectual exchange, and develop the cultural and global intelligence of our participants. In 2014, 16,092 students traveled on our programs.

We license from People to People International the exclusive right to develop and conduct programs for grade school through high school students using the People to People International brand name. We also have the non-exclusive right to develop, market and operate programs for professionals, college students and athletes using the People to People International brand name. People to People International is a private, non-profit organization dedicated to the promotion of world peace through cultural exchange. Our current agreements with People to People International expire in 2020. We operate these programs under three categories:

Student Ambassador Programs

Our flagship program, Student Ambassador Programs, which traveled over 75 percent of our total delegate count during 2014, provides educational opportunities for students in grade school, middle school, high school and

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college to visit one or more foreign destinations to learn about its history, government, economy and culture. We market our Student Ambassador Programs direct to families through an integrated multi-channel program that includes leads and enrollments generated by direct mail invitations, search engine marketing, social media, webinars, tele-sales, and local in-person informational meetings. Information meetings typically occur in the fall months preceding summer travel the following year. Student Ambassador Program delegations travel on programs from seven to twenty-four days primarily taking place in June and July, with a small number of programs also available in the winter months. Each delegation typically consists of 30 to 45 students and several teachers usually from the same geographical area, and is accompanied by local guides and service providers in each country to assist for the duration of each program.

Programs are designed by a staff of international planners to provide both an educational and exciting travel experience.

Leadership Ambassador Programs

We provide domestic travel experiences to grade school, middle school and high school students through our “People to People Leadership Summit” and “People to People World Leadership Forum” programs (“Leadership Ambassador Programs”). Leadership Ambassador Programs are focused on leadership development, community involvement, civics education and college preparation. On these four to ten day programs, typically delivered throughout the year during school break periods, delegates engage in specially designed leadership curriculum, team-building and personal development exercises, through group discussions, workshops, educational meetings and other social and recreational activities. We market our Leadership Ambassador Programs predominantly through teacher referrals and direct mail. We directly organize and operate all aspects of these domestic programs, including the arrangement of speakers, program facilitators, curriculum, activities, accommodations and transportation.

Citizen Ambassador Programs

Our Citizen Ambassador Programs provide professionals with common interests the opportunity to travel abroad to meet and exchange ideas with foreign citizens who have similar backgrounds, interests or professions. Citizen Ambassador Programs travel throughout the year on seven to ten day programs and have the option of adding other cultural exchange activities prior to or following many programs. Citizen Ambassador Programs have been conducted in such areas as agriculture, economics, education, law, medicine and science. We market our Citizen Ambassador Programs primarily through professional association relationships. As a part of many of our professional programs, continuing education credits are offered.

Discontinued Operations

From May 2008 to September 2014, we operated the online educational study guide business BookRags. BookRags originally began as a source for online book summaries and grew to include a wide variety of additional content. Most of BookRags’ revenues were earned during the traditional school year, or the months of September through June. During the third quarter of 2014, we sold BookRags for $5.0 million. See Note 8, “Discontinued Operations”, in our Consolidated Financial Statements in this Form 10-K for further information.

From 2009 to the summer of 2013, we operated Discovery Student Adventures (“DSA”) programs for grade school, middle school and high school aged students. DSA programs were marketed through a teacher-recruited and digital model, and emphasized adventure and scientific exploration travel experiences. They were operated internationally and domestically using the Discovery Education trademark. During the fourth quarter of 2013, we terminated our existing licensing agreement with Discovery Education Inc. (“Discovery Education”), as this business model did not prove to be financially viable. See Note 7, “Restructuring Costs,” in our consolidated financial statements in this Form 10-K for further information.

Business Strengths

We believe that our more than 50 years of experience organizing student and professional educational programs and establishing substantial relationships in countries where we provide the programs, as well as our agreements with People to People International, allow us to provide an educational opportunity that is of value to our customers. We believe that the high-quality, education focused, differentiated nature of our programs, industry-leading safety profile

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and relationship-based customer service model are and will remain key elements to success. Our customer satisfaction is high, as evidenced by our Net Promoter Scores, a metric used to gauge customer loyalty and advocacy, which we believe underscores the value of the travel experiences we offer to participants and their families.

Employees

As of December 31, 2014, we employed 155 full-time employees. Of these, over 85 percent are located in Spokane, Washington, with the remaining located in various states across the United States to serve as local field representatives or work remotely. None of our employees are subject to collective bargaining agreements or are represented by a union. We believe that our labor relations are good. As discussed in Note 17, “Subsequent Events,” in our Consolidated Financial Statements in this Form 10-K, subsequent to year end we initiated a significant reduction in work force. As of May 2015, we anticipate we will employ approximately 90 full-time employees.

Available Information

We are subject to the informational requirements of the Exchange Act that require us to file reports, proxy and information statements, and other information with the SEC. The public may read and copy our filings at the SEC’s Public Reference Room, 100 F. Street, N.E., Washington, D.C. 20549. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at www.sec.gov. Similarly, we maintain a website at www.AmbassadorsGroup.com, where we make available our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to those reports as soon as reasonably practical after, or on the same day as, such material is electronically filed with or furnished to the SEC. We make these available free of charge.

Item 1A.	Risk Factors

You should carefully consider the risk factors set forth below and the other information contained in this Form 10-K as these are important factors, among others, that could materially and adversely affect our future operating results and share price, and could cause actual results to differ materially from expected or historical results. There may be additional risks that we consider not to be material, or which are not known, and any of these risks could have effects similar to those set forth below. See Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations for a cautionary discussion regarding forward-looking statements. These risk factors should be read in conjunction with the other information set forth in this Annual Report, including Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations, and Item 8, Financial Statements and Supplementary Data, including the related Notes to Consolidated Financial Statements.

The travel industry and specifically the educational segment within the travel industry are highly competitive. If we are unable to compete effectively in these markets, our financial condition and results of operations could be affected.

The travel industry in general and the educational segment of the travel industry in particular are highly competitive and have relatively low barriers to entry. We compete with other companies that provide similar educational travel programs, professional travel and adult continuing education programs, activity camps and summer camps, as well as independent programs organized and sponsored by local teachers with the assistance of local travel agents.

People to People International, under the terms of its agreement with us, reserves the right to offer programs to college students for studies abroad and to grant to other individuals or entities the right to use the People to People International name in connection with professional education and sports programs. In the event companies with similar operations to us are granted the right to use the People to People International name, our operations and competitive position in the industry could be significantly and adversely impacted.

Certain organizations engaged in the travel business may have substantially greater brand-name recognition and financial, marketing and sales resources than we do, and may offer an educational travel experience at a lower price. We cannot assure you that we will be able to compete successfully against our present or future competitors. If we are unable to compete successfully, it could have a material adverse effect on our business, financial condition, cash flows and results of operations.

Our financial results may suffer if we cannot successfully implement our restructuring plans and or cost cutting objectives aimed at right-sizing our operations to match revenue streams.

We have described elsewhere in this report our ongoing plan to terminate or realign certain operations and to take other cost cutting measures that are intended to strengthen our business by right-sizing our operations to match

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revenue streams. We also described various impairment and restructuring charges related to this plan. If we fail to complete our restructuring plans timely and successfully, or if we fail to achieve the intended cost structure, our financial condition, results of operations and cash flows may be further impacted. This plan also may have an adverse impact upon the morale or motivation of our employees and may result in further distractions to our management. Cost cutting initiatives may also reduce selling and marketing or other operating capabilities reducing our ability to respond to market demand.

Our business may decline if we cannot successfully update our marketing strategy in light of changes in customer behavior.

Our traditional marketing model depended on direct mail, which has been declining in effectiveness, and as a result our marketing strategy has struggled as our target customers have shifted away from responding to direct mail and in-person informational meetings. As a part of our restructuring initiatives, we are adopting a new customer acquisition model in an effort to deliver sustainable profits. Our marketing strategy may fail to reach the intended market and may not be successful in generating travelers. This could result in a continued or accelerated reduction in travelers. Any such outcome, alone or in combination with other events or circumstances, may adversely affect our operating results.

A decline or disruption in the travel industry could adversely affect our results of operations.

Our performance depends upon factors affecting the travel industry in general. Our earnings are especially sensitive to events that affect domestic and international air travel and availability and cost of lodging and transportation. A number of such factors could negatively affect our business including:

•	Air fare increases resulting from a rise in fuel prices or a reduction of airline capacity;
•	Increases in the price of lodging;
•	Travel-related strikes or labor unrest;
•	Bankruptcies or liquidations by airlines or other travel industry companies; and
•	Travel-related accidents or the grounding of aircraft due to safety concerns.

Such concerns could reduce the demand for our travel program offerings. Any such decrease in demand, depending on its scope and duration, together with any future issues affecting travel safety, could result in a temporary or longer-term decline in demand and adversely affect our results.

Deterioration of and volatility in general economic conditions could result in reduced consumer spending and a decline in the number of people willing to purchase our premium travel products.

Demand for our products and services may be significantly affected by the general level of economic activity, level of discretionary spending and employment levels in the United States and key international markets. Therefore, global economic downturns or a recession could have a material adverse effect on our business, cash flows and our results of operations. Our business could also be adversely impacted by other global economic conditions including excessive inflation, currency fluctuations within the global market, the strength of the U.S. dollar, and foreign taxation changes.

For example, economic conditions deteriorated rapidly in the United States and many other countries in 2008 resulting in a reduction in household budgets for potential travelers. These conditions slowed spending on travel and on the services we provide.

While there have been positive indications that the economies of the United States and other world markets have improved over the last few years, future economic weakness and uncertainty may result in significantly decreased spending on our services, which may have a material adverse impact on our business and financial performance. We may continue to face economic conditions which could further impact demand for premium travel products in the industry and the markets in which we operate.

Natural disasters, international political or terrorist threats and activities, and other world events or incidents affecting the health, safety, security, program interest and/or program satisfaction of actual and potential program participants could have an adverse effect on our results.

Most of our travel programs are conducted outside of the United States. Demand for our travel programs may be adversely affected by natural occurrences such as hurricanes, tsunamis, earthquakes, extreme flooding, and epidemics

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or other disease outbreaks such as influenza in geographic regions in which we conduct travel programs. In addition, other international incidents such as war, U.S. military deployments, international and domestic terrorism, civil disturbances, and political instability may occur. These natural occurrences and other events may impact our customers’ willingness to travel to these destinations or our ability to deliver planned programs.

The consequences of these types of events are unpredictable and the occurrence of any of the events described above, or other unforeseen developments in one or more of the regions in which we travel, could have a material adverse effect on our ability to acquire, and/or retain travel enrollments, which would substantially impact cash flows, and results of operations. Historically, we have experienced increased cancellations for our travel programs during such times and if these business interruptions occur during the peak travel season, the impact to our financial results could be magnified.

If we are unable to use our established brands such as the “People to People” name, or if the value of our name, image or brand diminishes, our ability in attracting future travelers could be significantly impacted and our business would be harmed.

Our brand names and trademarks are integral to our marketing efforts. Our agreements with People to People International, currently scheduled to expire in 2020, give us the exclusive right to develop and conduct programs for grade school through high school students using the People to People International name, and the non-exclusive right to develop and conduct programs for professionals, college students and athletes using the People to People International name. If our agreement with People to People International were terminated or if we were unable to use the branded name to market our programs or destinations, this could have a material adverse effect on our ability to acquire participants for our programs and consequently affect our results of operations.

We invest considerable resources in maintaining these brands and trademarks to retain and expand our client base. We have registered a variety of service and trademarks including, but not limited to, the names “People to People Ambassador Programs,” “People to People Student Ambassador Programs,” “Citizen Ambassador Programs,” and “People to People Leadership Ambassador Programs.” In addition, we have the right, subject to certain exceptions, to use the “People to People” service, trademarks and logos in our marketing.

In addition, our ability to attract and enroll new delegates to travel with us depends on the value of the brands we associate with and our reputation with potential customers. If negative news coverage or other negative public relation matters occur in the student travel industry or specifically related to us, our business could experience adverse effects impacting our volume and profitability.

If we are unable to attract and retain effective key personnel with industry specific knowledge, our ability to market and conduct our travel programs would be diminished.

Our performance is dependent on the continued services and performance of senior management and certain other key personnel with specialized knowledge of our industry. The loss of the services of any of our senior management or other key employees could have an adverse effect on our business operations, along with the ability to grow our business, generate innovative ideas, remain strategic, and recruit and maintain highly functional teams. We do not maintain any key person life insurance policies. Our future success also depends on our ability to identify, attract, hire, train, retain and motivate other highly skilled managerial, sales, marketing and customer service personnel. Our inability to do so could have an adverse effect on our business, cash flows and results of operations.

If we are unable to develop and maintain relationships with quality prospects and/or are ineffective in our marketing efforts, our future growth and profitability could be impacted.

We rely on our ability to attract and retain travelers through our direct and digital marketing and retention efforts. The effectiveness of these marketing efforts is highly dependent on our ability to integrate a multi-channel direct and digital marketing strategy, which requires us to manage several priorities: identifying and obtaining productive sources of prospects; executing direct mail strategies; securing attendance and conversion at our local informational meetings; increasing our digital presence and converting those leads into travelers; and retaining enrolled travelers. We may fail to adequately develop these marketing efforts due to a variety of factors including adverse changes in the direct-mail environment, the inability to convert our business to an integrated multi-channel direct mail and digital marketing approach, adverse changes to laws applicable to our sources of prospects, or changes to our reputation with potential participants and teachers. If we fail to fully develop or utilize our marketing efforts to attract and retain our customers, it could have a material adverse effect on our business, financial condition, cash flows and results of operations.

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Our dependence on travel suppliers could delay or otherwise impair the delivery of our products and services, which would impact our reputation and could reduce our profitability.

We could be harmed by the activities of third parties that we do not control. We engage travel suppliers who provide certain products and services for us that we package to deliver our travel programs to our customers. These travel suppliers include airlines, hotels, bus lines, overseas coordinators and other travel industry participants. Consistent with industry practices, we currently have no long-term agreements with travel suppliers that obligate them to sell services or products through us on an ongoing basis. As a result, these travel suppliers generally can cancel or modify their agreements with us upon relatively short notice. In addition, there may be an actual decline in the quality of travel products and services provided by these suppliers, or the perception of such a decline by our participants, which could adversely affect our reputation and profitability. Any such decline in quality could also make it difficult for us to operate some aspects of our business, or expose us to liability for the actions of third party suppliers, which could have an adverse impact on our business and financial performance.

In addition, the loss of contracts, changes in our pricing agreements or commission arrangements, more restricted access to travel suppliers’ products and services, less favorable public opinion of certain travel suppliers, or loss of deposits with travel suppliers that could go bankrupt, could all have a material adverse effect on our business, financial condition, cash flows and results of operations. Likewise, if these third-party providers cease operations, temporarily or permanently, face financial distress or other business disruption, we could suffer increased costs and delays in our ability to provide similar services until an equivalent provider could be found, which could also have an adverse impact on our business and financial performance.

Fluctuations in foreign currency exchange rates affect the amount we pay for services received from foreign vendors and could adversely affect our gross margin results.

The majority of our travel programs are internationally based and many of our arrangements with our foreign-based suppliers require payment to be made in foreign currencies. Fluctuations in the value of the U.S. dollar in relation to foreign currencies will impact the cost of the services we provide. We generally enter into forward contracts for the delivery of foreign currencies and other financial instruments with less than two years’ maturity to help manage program costs and hedge against foreign currency valuation changes. While these forward contracts can mitigate the effect on program costs and foreign currency exchange fluctuations, our program costs may nonetheless be impacted significantly in future periods by currency fluctuations. There can also be no assurance our hedging strategy will mitigate longer-term foreign exchange valuation trends. Depending on the strength of the U.S. dollar at the time the forward contracts or other financial instruments are entered into, its strength throughout the contracted period, and the accuracy of our projected enrollment volume, we could experience over-hedged positions, which may result in a gain or loss that must be recognized immediately in our consolidated financial statements.

Our international operations involve additional risks.

We operate in a number of jurisdictions outside of the United States. In addition to the risks outlined elsewhere in this section, our international operations are also subject to a number of other risks, including:

•	Regulatory requirements, including the Foreign Corrupt Practices Act;
•	Potentially weaker enforcement of our contractual rights;
•	Increased payment and fraud risk; and
•	The application of international transactional taxes such as sales, use and occupancy taxes.

Our failure to adequately manage these risks could adversely affect our growth in these international markets or could otherwise negatively impact our operations and financial results.

Failure to comply with the applicable rules and regulatory standards or maintain the security of internal or customer data could adversely affect our reputation and subject us to substantial fines and penalties.

Our business requires that we collect and retain large volumes of internal and customer data, including credit card numbers and other personally identifiable information. This information is processed, summarized and reported by our various information systems and those of our service providers. The integrity and protection of all customer, employee, and company data is critical to us. We devote substantial time and incur costs to ensure proper compliance and safe guarding of such data. Our customers and employees expect that we will adequately protect their personal information.

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Furthermore, there are numerous laws regarding privacy and the storing, sharing, use, processing, disclosure and protection of personal information and other consumer data. The scope of these laws is increasingly demanding and, in some cases, evolving in a manner which may make laws and rules inconsistent between countries or in a way that may conflict with other rules. While we endeavor to comply with all applicable laws and other rules and codes relating to privacy and data protection, it is possible that these obligations may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another.

A theft, loss or fraudulent use of customer personal or credit card information, employee, or company data could adversely impact our reputation and performance, and could result in significant remedial and other costs, fines and litigation. Any failure by us or our partners or other third parties to comply with the privacy policies, privacy-related obligations to our customers or other third parties, or privacy related legal obligations may result in governmental enforcement actions, litigation or loss of our reputation and could cause our customers and others to lose trust in us, which could have an adverse effect on our business.

We could be negatively impacted by a security breach, through cyber-attack, cyber intrusion or otherwise.

We face the risk of a security breach, whether through cyber-attack or cyber intrusion over the internet, malware, computer viruses, attachments to e-mails, persons inside our organization or persons with access to systems inside our organization, or other significant disruption of our information technology networks and related systems. Although we make significant efforts to maintain the security and integrity of these types of information and information technology networks and related systems, and we have implemented various measures to manage the risk of a security breach or disruption, there can be no assurance that our security efforts and measures will be effective or that attempted security breaches or disruptions would not be successful or damaging. We may need to expend significant resources to protect against these security breaches. A security breach or other significant disruption involving our information technology networks and related systems could cause harmful consequences:

•	Disruption of the proper functioning of these networks and systems and therefore our operations;
•	Unauthorized access to, and destruction, loss, theft, misappropriation or release of proprietary, confidential, sensitive or otherwise valuable information, which could harm us directly and indirectly, including if others use such information to compete against us;
•	Diversion of significant management attention and resources;
•	Contractual and other claims against us; and
•	Damage to our reputation.

Security breaches could also cause travelers and potential users to lose confidence in our security, which would have a negative effect on the value of our brands. Any or all of these consequences could have a negative impact on our results of operations, financial condition and cash flows.

Litigation or other claims of liability may subject us to significant costs, judgments, fines and penalties that may not be covered by or may be in excess of available insurance coverage, may divert management’s attention and resources from our business, and may result in adverse publicity.

Due to the nature of our business as well as being a publicly held company, we may be subject to liability claims related to management’s decisions, securities claims, governmental investigations, business operations, or accidents or disasters causing injury to travelers on our programs, including claims for serious personal injury or death. We maintain liability insurance coverage for risks arising from the normal course of our business, including, but not limited to, professional and general liability insurance. There is no assurance that the insurance that we maintain will be sufficient to cover one or more claims that might arise in the future, that such insurance will cover any particular claim or loss, that our existing insurance or coverage amounts will continue to be available in the future, or that the applicable insurer will be solvent at the time we make a claim for any covered loss. Further, we cannot assure you that we will be able to obtain insurance coverage at acceptable levels and cost in the future. If someone successfully asserts one or more large uninsured claims against us, or one or more claims that exceed our insurance coverage, it could have a material adverse effect on our business, financial condition, and cash flows. In addition to the potential impact on our profitability and public perception, liability claims asserted against us could divert management’s attention and our financial resources by requiring that management participate in the litigation process and defend the asserted claims. We have been the subject of such claims historically and have paid substantial amounts related

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to these claims that exceeded our recoveries under our insurance policies. There can be no assurance such claims will not occur in the future. See Note 12, “Commitments and Contingencies,” to the Consolidated Financial Statements in this Form 10-K for further information.

We experience significant fluctuations in our financial results from quarter to quarter related to the seasonality of our business and the timing differences between expenses and revenue which could impact investor confidence and cause share price volatility.

Our business is highly seasonal and we anticipate that this trend will continue. The majority of our travel programs occur during the months of June and July each year, although we offer a limited number of travel programs throughout the remainder of the year. Revenue is recognized upon travel.

In contrast, the majority of our sales and marketing costs related to these travel programs have traditionally been highest in the third and fourth quarters, since the costs are typically incurred nine to twelve months prior to travel. While we are transitioning to a year-round sales and marketing approach which would spread our costs more evenly throughout the year, we continue to experience a long lead time between incurring sales and marketing costs and the receipt of traveler payments and the recording of associated revenue. This delay may result in operating results for a particular period that do not match the expectations of public market analysts and investors. Depending on their understanding of this aspect of our business, history with our company, and confidence in our business plans, our share price could be materially and adversely affected and may lead to higher volatility in our stock price. It is difficult for us to evaluate the degree to which this seasonality and cyclicality may affect our stock price or business in future periods.

We are exposed to credit risk and interest rate risk that could affect our results of operations.

A large percentage of our balance sheet consists of cash, cash equivalents and available-for-sale securities which are exposed to concentrations of credit and interest rate risk. Although we place our cash and temporary cash investments with high credit quality institutions, at times, such balances may be in excess of the federal depository insurance limit or may be on deposit at institutions which are not covered by this insurance. If such institutions were to become insolvent while holding our cash, cash equivalents or available-for-sale securities in excess of the insurance limit, we could suffer losses or it could be necessary to obtain credit financing to operate our travel programs. Additionally, if interest rates were to fluctuate sharply, the value of our available-for-sale securities could be adversely affected. There is no assurance that we could respond timely enough to avoid losses and a swift, material change in these markets could have an adverse effect on our cash flow.

Our stock price is highly volatile.

The market price of our common stock has been subject to significant fluctuations and could continue to experience volatility in response to factors such as the following, some of which are out of our control:

•	Variations in our operating and financial results;
•	Operating and financial results that are significantly different than analysts’ and investors’ expectations;
•	Loss of our relationship with one of our worldwide partners or suppliers;
•	Speculation in the press or investment community;
•	A shift in the investment focus of our institutional shareholders;
•	Additions or departures of key personnel;
•	The limited trading volumes of our common stock; and
•	Price and volume fluctuations in stock markets in general.

This stock price volatility could also make us less attractive to certain investors.

Failure to comply with current laws, rules and regulations or changes to such laws, rules and regulations and other legal uncertainties may adversely affect our business, financial performance or results of operations.

Our business and financial performance could be adversely affected by changes in or interpretations of existing laws, rules and regulations or the adoption of new laws, rules and regulations, including those relating to licensing,

9

consumer protection, competition, and privacy. Unfavorable changes or interpretations could decrease demand for our products and services, limit marketing methods and capabilities, affect our profitability as a result of increased costs and/or subject us to additional liabilities.

The adoption of new laws, rules and regulations, or new interpretations of existing laws, rules and regulations, that restrict or unfavorably impact the ability or manner in which we provide travel services could require us to change certain aspects of our business or operations to ensure compliance, which could decrease demand for services, reduce revenues, increase costs and/or subject us to additional liabilities.

Item 1B.	Unresolved Staff Comments

None.

Item 2.	Properties

Our corporate headquarters in Spokane, Washington is located in a building that we owned prior to its sale in November 2014 and that we now occupy under a short-term lease that is anticipated to end March 2015. We will relocate our corporate headquarters to a leased facility in a multi-tenant building in Spokane, Washington. We also maintain two additional office leases in Arlington, Virginia, and Seattle, Washington under leases which expire on December 31, 2015, and September 30, 2016, respectively.

We believe that all facilities are well maintained, in good operating condition and provide adequate capacity for our needs. We maintain insurance coverage that we believe is adequate for our business, including general liability insurance and leased property and personal property insurance on a replacement cost basis.

Item 3.	Legal Proceedings

The information contained in Note 12, “Commitments and Contingencies,” to our Consolidated Financial Statements is incorporated by reference.

Item 4.	Mine Safety Disclosures

Not applicable

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PART II

Item 5.	Market for the Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities

Market Information

Our common stock has been traded on the NASDAQ Stock Market under the symbol “EPAX” since March 1, 2002.

As of March 23, 2015, the last reported sale price of our common stock was $2.50. The following table sets forth the high and low sale prices of a share of our common stock as reported on the NASDAQ Stock Market on a quarterly basis for our fiscal years ended December 31, 2014 and 2013.

	High	Low
Quarter ended March 31, 2014	$5.27	$3.55
Quarter ended June 30, 2014	$5.00	$3.55
Quarter ended September 30, 2014	$4.80	$3.65
Quarter ended December 31, 2014	$3.74	$2.14

Quarter ended March 31, 2013	$5.28	$4.11
Quarter ended June 30, 2013	$4.32	$3.18
Quarter ended September 30, 2013	$3.64	$3.37
Quarter ended December 31, 2013	$5.34	$3.40

Holders of Record

As of March 23, 2015 there were approximately 107 holders of record of our common stock, according to our registrar. This number does not include beneficial owners holding shares through nominee or street name.

Dividends

During the second quarter of 2013, our Board of Directors suspended our quarterly dividend. The Board’s decision was based on a number of factors including financial performance, earnings from operations, available cash resources, and cash requirements. There can be no assurance that the Board of Directors will or will not declare dividends in the future.

During 2013 our Board of Directors declared the following dividend payment:

Declaration Date	Record Date	Payment Date	Dividend Per Share
February 13, 2013	February 27, 2013	March 13, 2013	$0.06

Transfer Agent and Registrar

Computershare serves as transfer agent and registrar of our common stock.

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Equity Compensation Plan Information

The following tables provide information as of December 31, 2014 about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	551,409	$6.11	1,720,263
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	551,409	$6.11	1,720,263

Issuer Purchases of Equity Securities

On various dates between May 2004 and October 2012, our Board of Directors authorized the repurchase of up to an aggregate of $72.7 million of our common stock in the open market or through private transactions (the “Repurchase Plan”). The Repurchase Plan does not expire as of any particular date. Since inception through December 31, 2014, we have repurchased approximately 4,506,542 shares of our common stock for an approximate total of $59.6 million. As of December 31, 2014, approximately $13.1 million remained available for repurchase under the Repurchase Plan.

The following is a summary of issuer purchases of equity securities during the quarter ended December 31, 2014:

Period	Total Number of Shares Purchased (1)	Average Price Paid per Share	Total Number of Shares Purchased as Part of Publicly Announced Plans or Programs	Maximum Number (or Approximate Dollar Value) of Shares that May Yet Be Purchased Under the Plans or Program
October 1 - October 31, 2014	—	$—	—	$13,073,565
November 1 - November 30, 2014	5,767	$2.53	—	$13,073,565
December 1 - December 31, 2014	—	$—	—	$13,073,565
Total	5,767		—

(1)	In November 2014, we acquired and cancelled 5,767 shares of common stock surrendered by employees to pay income taxes due upon the vesting of restricted stock.

Recent Sales of Unregistered Securities

During the fiscal year ended December 31, 2014, we did not sell any equity securities that were not registered under the Act.

Item 6.	Selected Financial Data

Not required.

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Item 7.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) is designed to provide a reader of our consolidated financial statements with a narrative perspective from our management on our financial condition, results of operations, liquidity and certain other factors that may affect our future results. Our MD&A should be read in conjunction with the other sections of this annual report on Form 10-K, including Part I, “Item 1A: Risk Factors”; Part II, “Item 6: Selected Financial Data”; and Part II, “Item 8: Financial Statements and Supplementary Data.”

Certain statements in this report, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Act and Section 21E of the Securities Exchange Act. Forward-looking statements may appear throughout this report, including without limitation, statements in Item 2, Management’s Discussion and Analysis of Financial Condition and Results of Operations. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements.

Introduction

Ambassadors Group, Inc. is a leading provider of educational travel experiences primarily engaged in organizing and promoting worldwide educational travel programs for students through a direct to consumer marketing model. We operate student and adult travel programs using the People to People International brand under a long-term license agreement. We have been traveling students on People to People programs for over 50 years and have over 500,000 alumni.

Our core program offering under the People to People brand is international destination trips for U.S. students in the 10 to 17 year old age group (“Student Ambassador Program”). Student Ambassador Programs make up the majority of our program offerings and are the center of our strategic focus. In addition, under the People to People brand, we also offer Leadership Ambassador Programs, domestic destination travel programs for U.S. students and international students from all over the world focused on leadership and education. We also offer Citizen Ambassador Programs, professional travel programs for adults.

Prior to September 2014, we operated BookRags, an education oriented research website, which provided study guides, lesson plans and other educational resources to students and teachers. This wholly-owned subsidiary was sold in September 2014, and results of operations have been reflected as discontinued operations for all periods presented.

Our operating results depend primarily on the number of travelers who attend our programs (“travelers”), the fees we are able to charge for each traveler, net of pass-through expenses associated with non-directly delivered programs such as airfare and third-party tour operator fees (“total revenue”), and the direct costs associated with the traveler’s itinerary on directly delivered programs including airfare, hotel charges, meal costs, event and location fees, chaperone costs, tour manager fees, and the cost of in-country travel (“cost of sales”). Our business is highly seasonal, and our gross revenue and cost of sales are typically at their highest levels in the second and third quarters. Our marketing and sales efforts are conducted year-round and expenses are recognized when incurred. Revenue associated with these marketing and sales expenses is generally recognized upon travel in the second and third quarter of the following fiscal year. As a result of our seasonal business cycle, we are typically unprofitable in the first and fourth quarter of each year.

Executive Summary

During the year ended December 31, 2014, we traveled 16,092 travelers compared to 18,251 travelers during the same period in 2013, and our travel numbers have been steadily declining over the past several years. Gross margin from continuing operations of $33.3 million in 2014 decreased 17 percent from the $40.2 million in 2013, which declined by 16 percent from 2012. We expect revenue to decline again in 2015. In response to this trend we are shifting our marketing and customer acquisition strategy, but to date our efforts have experienced limited success and there is no assurance that these declines will reverse or become less severe.

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We remain highly committed to right-sizing our business to match our revenue stream by focusing on core People to People product offerings. During the third quarter of 2013, we implemented a restructuring plan to allow us to further direct our focus on our core, resulting in recognition of $2.2 million in restructuring expense during 2013 and an additional $1.9 million recorded during 2014. As a part of our restructuring plan, we sold our BookRags segment in September 2014. Over the last several years we have also significantly cut operating costs related to selling and marketing and general and administrative expenses, and we anticipate continued reductions into 2015.

Staying close to our customers through our high-engagement model is a high priority. We believe we offer a premium product with strong brand value as indicated by our high Net Promoter Scores. Through enhanced and consistent customer service based interaction with our customers, utilizing our multi-channel approach during the sales and marketing processes all the way through and continuing after travel, we believe we build a customer base of advocates for our brand.

Results of Operations

Financial results from continuing operations for the years ended December 31, 2014 and 2013 were as follows (in thousands):

	Year Ended December 31,
	2014	2013	$ Change	% Change
Total revenue	$39,557	$47,220	$(7,663)	-16%
Cost of goods sold	6,273	7,046	(773)	-11%
Gross margin	33,284	40,174	(6,890)	-17%
Selling and marketing expenses	27,137	30,819	(3,682)	-12%
General and administrative expenses	11,037	13,762	(2,725)	-20%
Restructuring costs	1,928	2,212	(284)	-13%
Asset impairments	2,517	6,466	(3,949)	-61%
Operating loss	(9,335)	(13,085)	3,750	29%
Other income	251	554	(303)	-55%
Loss before income tax provision	(9,084)	(12,531)	3,447	28%
Income tax benefit (provision)	(178)	4,620	(4,798)	-104%
Net loss from continuing operations	$(9,262)	$(7,911)	$(1,351)	-17%

During the year ended December 31, 2014, we traveled 16,092 delegates compared to 18,251 delegates during 2013, a 12 percent decline year-over-year. The prior year includes 917 Discovery Student Adventures and China traveled students affecting year-over-year comparability given our decision to not operate these programs in 2014. Total revenue from continuing operations of $39.6 million declined 16.2 percent from $47.2 million in the same period last year driven by the decline in travelers. Gross margin from continuing operations for 2014 was $33.3 million, down from $40.2 million in 2013, with gross margin percentage at 33.5 percent compared to the prior year at 35.8 percent. The lower 2014 gross margin percentage is reflective of higher land vendor program costs from higher foreign exchange rates, a higher ratio of teacher leaders to traveling students, and lower overall travelling group sizes negatively impacting fixed costs year-over-year, as well as a program merchandise write-down of $0.6 million in 2014.

Selling and marketing expenses declined approximately $3.7 million, or 12 percent, in 2014 compared to 2013. This decline reflects a decrease of approximately $1.7 million in personnel expenses in 2014 as compared to 2013 as a result of a reduction in staffing levels. Additionally, our marketing expenses decreased approximately $0.7 million in 2014 as compared to 2013 resulting from an overall reduction in marketing spend.

General and administrative expenses decreased approximately $2.7 million, or 20 percent, in 2014 compared to 2013. The primary driver of this decrease was a decrease of $1.8 million in personnel expenses as a result of a reduction in staffing levels.

During the year ended December 31, 2014, we incurred approximately $1.9 million in restructuring costs as compared to approximately $2.2 million during the year ended December 31, 2013. The 2014 expense primarily was

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the result of a reduction in force in personnel, with the prior period reflective of the wind down of our DSA operations, including a $1.6 million contract termination fee paid in 2013 to terminate our contract with Discovery Education, and the closing our People to People – China office.

During the year ended December 31, 2014, we incurred approximately $2.5 million in additional asset impairments related to our corporate headquarters. During the year ended December 31, 2013, we incurred approximately $6.5 million in asset impairments related to impairments of our corporate headquarters and other assets.

Other income declined $0.3 million, or 55 percent, in 2014 compared to 2013 primarily impacted by a realized loss from the sale of our last auction rate security, as well as a foreign exchange loss of approximately $0.1 million as we determined we were over hedged in certain currency positions during the months of January and February 2015.

During the year ended December 31, 2014, we recorded a valuation allowance against our deferred tax asset due to the loss recorded in 2014. This allowance resulted in net income tax provision from continuing operations of approximately $0.2 million recorded for the year ended December 31, 2014, resulting in an effective income tax rate of approximately 2 percent. The difference from the statutory rate of 34 percent during 2014 was primarily a result of the valuation allowance. For additional information, see Note 11 to Consolidated Financial Statements. For the year ended December 31, 2013, the income tax benefit recorded resulted in a 37 percent annual effective income tax rate applied to pre-tax loss from continuing operations. The difference from the statutory rate of 34 percent during 2013 was primarily due to the impact of tax exempt interest income on projected net loss for the year ending December 31, 2013.

During the third quarter of 2014, we consummated the sale of our wholly-owned subsidiary BookRags. All activities related to BookRags are reflected as discontinued operations for all periods presented. Included in discontinued operations for 2014 is the $9.7 million goodwill impairment charge recorded during the second quarter of 2014.

Key Performance Non-GAAP Financial Indicators

We analyze our performance on a net income, cash flow and liquidity basis in accordance with accounting principles generally accepted in the United States of America (“GAAP”) as well as on a non-GAAP operating, cash flow and liquidity basis referred to below as “non-GAAP operating results” or “non-GAAP cash flows and liquidity measures.” These measures and related discussions are presented as supplementary information in this analysis to enhance the readers’ understanding of, and highlight trends in, our core financial results. Any non-GAAP financial measure used by us should not be considered in isolation or as a substitute for measures of performance or liquidity prepared in accordance with GAAP.

Net Enrollments

Net enrollments on a forward looking basis consist of all active participants, which we define as those who have enrolled in our programs, including travel that has already been completed, less those who have already withdrawn for the travel year referenced. This is a point in time measurement that we use as an indication of expected future gross revenues for our travel programs. Enrolled revenue consists of estimated gross receipts to be recognized in the future upon travel of an enrolled participant and may not result in the actual gross receipts eventually recognized due both to withdrawals from our programs and expected future enrollments.

	As of February 8,
	Delegates
Enrollment detail for travel year	2015	2014	Change	% Change
Student Ambassadors	11,221	15,512	(4,291)	-27.7%
Total, all programs	14,870	19,000	(4,130)	-21.7%

Deployable Cash

We use deployable cash as a liquidity measure, which is calculated as the sum of cash, cash equivalents, short-term available-for-sale securities and prepaid program costs and expenses, less the sum of accounts payable, accrued expenses and other short-term liabilities (excluding deferred taxes) and participant deposits. We believe the deployable cash measurement is useful in understanding cash available to deploy for current and future business opportunities, as it represents an estimate of excess cash available for capital deployment. This non-GAAP measure is based on assumptions, such as all participants’ deposits being forfeited, and should not be construed as the maximum amount of cash sources available to run our business. See the ‘Liquidity’ section below for explanations of cash sources and uses.

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Deployable Cash Reconciliation (in thousands)

	December 31,
	2014	2013
Cash, cash equivalents and short-term available-for-sale securities	$61,504	$45,647
Prepaid program cost and expenses	1,335	7,069
Less: Participants’ deposits	(23,161)	(26,362)
Less: Accounts payable / accruals / other liabilities	(2,794)	(3,706)
Deployable cash	$36,884	$22,648

Free Cash Flow

Free cash flow is calculated as cash flow from operations less the purchase of property, equipment and intangible assets. Management believes this non-GAAP measure is useful to investors in understanding the cash generated or distributed within the current period for future use in operations. See the ‘Liquidity’ section below for explanations of cash sources and uses.

Free Cash Flow Reconciliation (in thousands)

	December 31,
	2014	2013
Cash flow provided by operations “GAAP”	$2,876	$14,755
Purchase of property, equipment and intangibles	(1,438)	(3,454)
Free cash flow “non-GAAP”	$1,438	$11,301

LIQUIDITY AND CAPITAL RESOURCES

Financial Condition

Total assets at December 31, 2014 were $66.5 million, of which 93 percent, or $61.5 million, was cash, cash equivalents and short-term available-for-sale securities. At that date, we also had long-lived assets totaling $2.6 million. Total liabilities at December 31, 2014 were $27.3 million, including $23.2 million in participant deposits for future travel, with no debt outstanding.

Our business is not capital intensive and we believe that existing cash and cash equivalents and cash flows from operations will be sufficient to fund our anticipated operating needs and capital expenditures through 2015. As of December 31, 2014, we had no material commitments for capital expenditures. We are considering alternatives to return excess cash to our stockholders, but have made no decisions with respect to the structure, timing, size or other parameters of any such action.

Sources and Uses of Cash

Sources and uses of cash for the fiscal years ended December 31, 2014 and 2013 (in thousands):

	Years Ended December 31,
	2014	2013
Net cash flows provided by (used in):
Operating activities	$2,876	$14,755
Investing activities	(10,035)	(7,774)
Financing activities	(312)	(3,658)
Net increase (decrease) in cash and cash equivalents	$(7,471)	$3,323

Net cash provided by operations was $2.9 million and $14.8 million during the years ended December 31, 2014 and 2013, respectively. The year-over-year decrease in cash provided by operations of $11.9 million was primarily due to a higher net loss, a decrease in participant deposits, partially offset by a decrease in prepaid expenses.

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Cash used in investing activities was $10.0 million during the year ended December 31, 2014, whereas cash used in investing activities was $7.8 million during the year ended December 31, 2013. This $2.2 million difference was primarily due to a $20.5 million net increase in cash used for the purchase of available-for-sale securities from 2013, partially offset by cash received on the sale of BookRags and our corporate headquarters building for approximately $13.6 million in cash and $25.7 million in cash received from the sale of available-for-sale securities.

Cash used in financing activities was $0.3 million and $3.7 million during the years ended December 31, 2014 and 2013, respectively. The prior year period included excess tax benefits associated with the cancellation of expired stock compensation benefits and the repurchase of our common stock through buybacks and share surrenders of $2.6 million compared to $0.3 million in 2014. In addition, the prior year period included $1.0 million paid in stockholder dividends that did not recur in 2014.

Off-Balance Sheet Arrangements

As of December 31, 2014, we had no off-balance sheet arrangements, as defined in Item 303(a) (4) of Regulation S-K promulgated by the SEC.

Critical Accounting Estimates

Our significant accounting policies are described in Note 2, “Summary of Significant Accounting Policies,” to the Consolidated Financial Statements in this Form 10-K. As described in Note 2, we are required to make estimates and assumptions that affect the reported disclosures of assets, liabilities, revenue and expenses. Our estimates are based on our experience and our interpretation of economic, political, regulatory, and other factors that affect our business.

We consider that our most critical accounting estimates are related to the valuation of available-for-sale securities, foreign currency exchange contracts, revenue recognition, and contingencies and litigation as they require us to make assumptions that may be highly uncertain at the time the accounting estimates were made and changes in them are reasonably likely to occur from period to period. There are other items within our consolidated financial statements that require estimation, but are not deemed to be critical. Changes in estimates used in these and other items could have a material impact on our consolidated financial statements.

Available-for-Sale Securities

As over 90 percent of our total assets are made up of available-for-sale securities, we evaluate available-for-sale securities for other-than-temporary declines in fair value on a quarterly basis. If the fair value of investment securities falls below their amortized cost and the decline is deemed to be other-than-temporary, then a loss would be recorded in the income statement. Key components of this evaluation include knowledge of the underlying investment security and the length of the decline in market price.

Revenue Recognition

We invoice delegates in advance of travel, and payments made are recorded as deferred liabilities for participant deposits. Upon enrollment, each new delegate is required to make a deposit of between $300 and $500, depending on the program, with monthly, and lump sum payments due leading up to travel. The use of cash collected from participant deposits is not restricted by agreement or law, therefore is not reported as restricted cash. We also pay for certain program costs in advance of travel, including but not limited to airfare, hotel, and transportation services. Those advanced payments are recorded as prepaid program costs.

For non-directly delivered programs, we do not actively manage the operations of each program, and therefore, recognize revenue and anticipated costs from these programs on a net basis within total revenue when travel programs begin. For directly delivered programs in which we organize and operate all activities, we recognize the gross revenue and cost of sales of these programs over the period the programs operate.

We charge administrative fees under our withdrawal policy for any delegate who enrolls in our programs but does not ultimately travel. The amount of the administrative fee will vary depending on when the withdrawal occurs and the length of time before travel was to occur. We recognize withdrawal fees concurrent with the revenue recognition from the related programs.

Foreign Currency Exchange Contracts

The majority of our travel programs take place outside of the United States and most foreign suppliers require payment in currency other than the U.S. dollar. Accordingly, we are exposed to foreign currency risk relative to changes in foreign currency exchange rates between those currencies and the U.S. dollar. Our processes include a

17

program to provide a hedge against certain of these foreign currency risks, and we typically use forward contracts that allow us to acquire the foreign currency at a fixed price for a specified point in time. At December 31, 2014, amounts determined to be ineffective were recorded in earnings. All other remaining contracts qualified for cash flow hedge accounting at December 31, 2014.

We account for these foreign exchange contracts and options in accordance with GAAP, which requires that all derivative instruments be recorded on the balance sheet at fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction and, if it is, depending on the type of hedge transaction. For qualifying cash-flow hedge transactions, changes in the fair value of the derivative instrument are reported in other comprehensive income. The gains and losses on the derivative instruments that are reported in other comprehensive income are reclassified into earnings in the periods in which earnings are impacted by the variability of the cash flows of the hedged item. Any ineffective portion of hedged transactions is recognized in current period earnings. Unrealized gains and losses on foreign currency exchange contracts that are not qualifying cash-flow hedges are recorded in the statement of operations.

Contingencies

We are subject to the possibility of various contingencies including claims, suits and complaints, arising in the ordinary course of business. We consider the likelihood of loss or impairment of an asset or the incurrence of a liability, as well as our ability to reasonably estimate the amount of loss in determining gain or loss contingencies. An estimated contingency is accrued when it is probable that an asset has been impaired or a liability has been incurred and the amount of loss can be reasonably estimated. We regularly evaluate current information available to us to determine whether such accruals should be adjusted and whether new accruals are required. For additional information regarding our contingencies, see Note 12, “Commitments and Contingencies,” to the Consolidated Financial Statements in this Form 10-K.

Item 8.	Financial Statements and Supplementary Data

Reference is made to the Index to consolidated financial statements that appears on page II-1 to this Annual Report. The Consolidated Financial Statements and the Notes to the Consolidated Financial Statements listed in the Index to consolidated financial statements, which appear beginning on page II-2 of this Form 10-K, are incorporated by reference into this Item 8.

Item 9.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Item 9A.	Controls and Procedures

Evaluation of Disclosure Controls and Procedures

As of December 31, 2014, the end of the period covered by this Form 10-K, our chief executive officer and principal finance and accounting officer reviewed, evaluated and concluded that our disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e) and 15d-15(e)) were effective. These controls and procedures are designed to ensure information required to be disclosed in our Form 10-K filed or submitted under the Exchange Act is recorded, processed, summarized and reported on a timely basis, and has been accumulated and communicated to our chief executive officer and principal finance and accounting officer as appropriate to allow timely decisions regarding required disclosure.

Management’s Report on Financial Statements and Practices

Our management is responsible for the preparation and fair presentation of the consolidated financial statements included in this Form 10-K. The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America and reflect our management’s judgments and estimates concerning effects of events and transactions that are accounted for or disclosed.

Management’s Report on Internal Control over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. Our internal control over financial reporting includes the policies and procedures that pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the

18

registrant; to recording transactions as necessary to permit preparation of consolidated financial statements in accordance with generally accepted accounting principles; to making receipts and expenditures only in accordance with authorizations of management and directors of our company; and for prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on the financial statements. We recognize that because of its inherent limitation, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate. Accordingly, even effective internal control over financial reporting can provide only reasonable assurance with respect to financial statement preparation.

Management assessed the effectiveness of our internal control over financial reporting as of December 31, 2014, using criteria established in the Internal Control Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission – 2013 (“COSO”) and concluded that we have maintained effective internal control over financial reporting as of December 31, 2014, based on these criteria.

This report does not include an attestation report on internal control over financial reporting by our independent registered public accounting firm since we are a smaller reporting company under the rules of the SEC.

Changes in Internal Control over Financial Reporting

For the quarter ended December 31, 2014, there has been no change in our internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

Item 9B.	Other Information

None.

PART III

Item 10.	Directors, Executive Officers and Corporate Governance

The information required by this item is incorporated by reference from the information contained in our Proxy Statement for our 2015 Annual Meeting of Shareholders to be filed within 120 days after the end of our fiscal year ended December 31, 2014.

Item 11.	Executive Compensation

The information required by this item is incorporated by reference from the information contained in our Proxy Statement for our 2015 Annual Meeting of Shareholders to be filed within 120 days after the end of our fiscal year ended December 31, 2014.

Item 12.	Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The information required by this item is incorporated by reference from the information contained in our Proxy Statement for our 2015 Annual Meeting of Shareholders to be filed within 120 days after the end of our fiscal year ended December 31, 2014.

Item 13.	Certain Relationships and Related Transactions, and Director Independence

The information required by this item is incorporated by reference from the information contained in our Proxy Statement for our 2015 Annual Meeting of Shareholders to be filed within 120 days after the end of our fiscal year ended December 31, 2014.

Item 14.	Principal Accountant Fees and Services

The information required by this item is incorporated by reference from the information contained in our Proxy Statement for our 2015 Annual Meeting of Shareholders to be filed within 120 days after the end of our fiscal year ended December 31, 2014.

19

PART IV

Item 15.	Exhibits, Financial Statement Schedules

(a) The following documents are filed as part of this Annual Report:

(1) Financial Statements. See the accompanying Index to Consolidated Financial Statements, which appears on page II-1 of the Annual Report. The Report of Independent Registered Public Accounting Firm, the Consolidated Financial Statements and the Notes to Consolidated Financial Statements listed in the Index to consolidated financial statements, which appear beginning on page II-2 of this report, are incorporated by reference into Item 8 above.

(2) Financial Statement Schedules. Financial Statement Schedules have been omitted because the information required to be set forth therein is either not applicable or is included in the consolidated financial statements or the notes thereto.

(3) Exhibits. The exhibits listed on the accompanying Exhibit Index immediately following the signature page are filed as part of, or are incorporated by reference into, this Annual Report on Form 10-K.

20

AMBASSADORS GROUP, INC.

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
Ambassadors Group, Inc.
Spokane, Washington

We have audited the accompanying consolidated balance sheets of Ambassadors Group, Inc. (“Company”) as of December 31, 2014 and 2013 and the related consolidated statements of operations, and comprehensive loss, changes in stockholders’ equity, and cash flows for years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ambassadors Group, Inc. at December 31, 2014 and 2013, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO USA, LLP
Spokane, Washington
March 25, 2015

AMBASSADORS GROUP, Inc.

CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$2,002	$9,473
Restricted Cash	400	—
Available-for-sale securities and other	59,502	36,174
Prepaid program costs and expenses	1,335	7,069
Accounts receivable	666	1,792
Deferred tax assets	—	1,295
Total current assets	63,905	55,803
Property and equipment, net	2,429	18,452
Available-for-sale securities	—	719
Intangibles	—	3,522
Goodwill	70	9,781
Other long-term assets	81	82
Total assets	$66,485	$88,359

LIABILITIES
Current liabilities:
Accounts payable and accrued expenses	$2,794	$3,587
Participants’ deposits	23,161	26,362
Foreign currency exchange contracts	1,345	244
Deferred tax liability	18	—
Other liabilities	1	119
Total current liabilities	27,319	30,312
Foreign currency exchange contracts	—	52
Deferred tax liabilities	6	2,087
Total liabilities	27,325	32,451

Commitments and Contingencies (Note 12)

STOCKHOLDERS’ EQUITY
Preferred stock, $.01 par value; 2,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $.01 par value; 50,000,000 shares authorized; 17,286,449 and 17,040,724 shares issued and outstanding as of December 31, 2014 and 2013 respectively	173	170
Additional paid-in capital	1,630	411
Retained earnings	38,334	55,876
Accumulated other comprehensive loss	(977)	(549)
Stockholders’ equity	39,160	55,908
Total liabilities and stockholders’ equity	$66,485	$88,359

The accompanying notes are an integral part of the consolidated financial statements.

AMBASSADORS GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Years Ended December 31,
	2014	2013
Net revenue, non-directly delivered programs	$29,823	$36,752
Gross revenue, directly delivered programs	9,734	10,468
Total revenue	39,557	47,220
Cost of sales, directly delivered programs	5,719	7,046
Cost of sales, program merchandise markdown	554	—
Gross margin	33,284	40,174
Operating expenses:
Selling and marketing	27,137	30,819
General and administrative	11,037	13,762
Restructuring costs	1,928	2,212
Asset impairments	2,517	6,466
Total operating expenses	42,619	53,259
Operating loss	(9,335)	(13,085)
Other income:
Interest, dividend income, and gain (loss) on sale of securities	348	531
Foreign currency and other income (expense)	(97)	23
Total other income	251	554
Loss before income tax provision	(9,084)	(12,531)
Income tax benefit (provision)	(178)	4,620
Net loss from continuing operations	(9,262)	(7,911)

Discontinued operations:
Income (loss) from discontinued segment, including impairment and loss on disposal of $9.7 million	(9,316)	1,303
Income tax benefit (provision)	1,036	(469)
Net income (loss) from discontinued operations	(8,280)	834

Net loss	$(17,542)	$(7,077)

Weighted-average common shares outstanding - basic and diluted	17,052	16,713
Net loss from continuing operations per share - basic and diluted	$(0.54)	$(0.47)
Net income (loss) from discontinued operations per share - basic and diluted	$(0.49)	$0.05
Total net loss per share - basic and diluted	$(1.03)	$(0.42)

The accompanying notes are an integral part of the consolidated financial statements.

AMBASSADORS GROUP, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(in thousands)

	Years ended December 31,
	2014	2013
Net loss	$(17,542)	$(7,077)
Unrealized loss on foreign currency exchange contracts, net of income tax benefit of $0 and $397	(950)	(736)
Unrealized (gain) loss on available-for-sale securities, net of income tax benefit of $0 and $95	522	(177)
Comprehensive loss	$(17,970)	$(7,990)

The accompanying notes are an integral part of the consolidated financial statements.

AMBASSADORS GROUP, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
(in thousands)

	Common Stock		Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total
	Shares	Amount
Balances, December 31, 2012	17,047	$170	$—	$64,589	$364	$65,123
Net loss	—	—	—	(7,077)	—	(7,077)
Stock options exercised	1	—	5	—	—	5
Stock-based compensation expense	—	—	2,433	—	—	2,433
Excess tax shortfall from stock-based compensation	—	—	(1,517)	(619)	—	(2,136)
Stock redemptions	(115)	(1)	(509)	—	—	(510)
Restricted stock grant	108	1	(1)	—	—	—
Dividend to shareholders (0.06 per share)	—	—	—	(1,017)	—	(1,017)
Other comprehensive income, net of income taxes	—	—	—	—	(913)	(913)
Balances, December 31, 2013	17,041	170	411	55,876	(549)	55,908
Net loss	—	—	—	(17,542)	—	(17,542)
Stock options exercised	—	—	—	—	—	—
Stock-based compensation expense	—	—	1,445	—	—	1,445
Excess tax shortfall from stock-based compensation	—	—	(109)	—	—	(109)
Stock redemptions	(49)	—	(205)	—	—	(205)
Restricted stock grant	294	3	88	—	—	91
Other comprehensive loss, net of income taxes	—	—	—	—	(428)	(428)
Balances, December 31, 2014	17,286	$173	$1,630	$38,334	$(977)	$39,160

The accompanying notes are an integral part of the consolidated financial statements.

AMBASSADORS GROUP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Years Ended December 31,
	2014	2013
Cash flows from operating activities:
Net loss	$(17,542)	$(7,077)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	5,755	5,368
Stock-based compensation	1,475	2,433
Deferred income taxes	(877)	(3,319)
Loss on ineffective portion of foreign currency exchange contracts	99	—
Loss on available for sale securities	150	—
Loss on disposition and impairment of property and equipment	1,933	6,466
Impairment and loss on sale of discontinued operations	9,676	—
Program merchandise writedown	554	—
Excess tax shortfall from stock-based compensation	109	2,136
Change in assets and liabilities:
Accounts receivable and other assets	1,070	(939)
Prepaid program costs and expenses	5,152	9,673
Accounts payable, accrued expenses, and other current liabilities	(1,477)	(613)
Participants’ deposits	(3,201)	627
Net cash provided by operating activities	2,876	14,755

Cash flows from investing activities:
Purchase of available for sale securities	(47,966)	(27,448)
Proceeds from sale of available-for-sale securities	25,729	23,128
Purchase of property and equipment	(1,249)	(3,110)
Proceeds from sale of property and equipment	9,040	—
Purchase of intangibles	(189)	(344)
Proceeds from sale of BookRags	4,600	—
Net cash used in investing activities	(10,035)	(7,774)

Cash flows from financing activities:
Repurchase of Common Stock	(203)	(510)
Dividend payment to shareholders	—	(1,017)
Proceeds from exercise of stock options	—	5
Excess tax shortfall from stock-based compensation	(109)	(2,136)
Net cash used in financing activities	(312)	(3,658)

Net increase (decrease) in cash and cash equivalents	(7,471)	3,323
Cash and cash equivalents, beginning of period	9,473	6,150
Cash and cash equivalents, end of period	$2,002	$9,473

See Note 16, “Supplemental Disclosures of Consolidated Statements of Cash Flows.”

The accompanying notes are an integral part of the consolidated financial statements.

AMBASSADORS GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	The Company

Ambassadors Group, Inc. (“we”, “us” or “our”) is an educational company primarily engaged in organizing and promoting differentiated worldwide travel programs for students and professionals. These consolidated financial statements include the accounts of Ambassadors Group, Inc., and our wholly owned subsidiaries, Ambassador Programs, Inc., Ambassadors Unlimited, LLC, AGI Hong Kong Limited, Beijing People to People Education Consultation Co., Ltd, Marketing Production Systems LLC, and World Adventures Unlimited, Inc. All significant intercompany accounts and transactions, which are of a normal recurring nature, are eliminated in consolidation.

Through September 2014 we operated an education oriented research website, BookRags.com, which provided study guides, lesson plans and other educational resources to students and teachers. This business was operated by BookRags, Inc. (“BookRags”) our then wholly-owned subsidiary. In September 2014, we consummated the sale of the BookRags subsidiary. All activities related to BookRags have been reflected as discontinued operations for all periods presented. For additional information, see Note 8 of Notes to Consolidated Financial Statements.

Subsequent to the sale of BookRags we operate in a single segment that consists of providing educational travel services to students and professionals through multiple itineraries.

All of our assets are located in the United States. Revenues from our directly delivered travel programs are derived primarily from activity in the United States. Revenue from our non-directly delivered programs is derived internationally in the following geographic areas for the years ended December 31, 2014 and 2013:

	Years Ended December 31,
	2014	2013
Europe	78%	61%
South Pacific (primarily Australia and New Zealand)	12%	17%
Asia (primarily China)	3%	11%
Other	7%	11%
2.	Summary of Significant Accounting Policies

Cash, Cash Equivalents, and Available-for-Sale Securities

We invest cash in excess of operating requirements in high quality, short-term money market instruments, government municipal bonds, and other investments at high credit quality institutions. At times, such balances may be in excess of the federal depository insurance limit or may be on deposit at institutions which are not covered by this insurance.

We consider investments with original maturities at date of purchase of three months or less to be cash equivalents. We classify our marketable debt investments as available-for-sale securities, which are carried at fair value and can be exposed to concentrations of credit risk and interest rate risk. Unrealized gains and losses on available-for-sale securities are excluded from operations and reported as accumulated other comprehensive income, net of deferred income taxes. Realized gains and losses on the sale of available-for-sale securities are recognized on a specific identification basis in the consolidated statement of operations in the period the investments are sold within interest, dividend income, and gain (loss) on sale of securities.

Management evaluates investment securities for other-than-temporary declines in fair value on a quarterly basis. If the fair value of investment securities falls below their amortized cost and the decline is deemed to be other-than-temporary, the securities will be written down to current market value, resulting in a loss recorded in the statement of operations. Realized losses could occur in future periods due to a change in management’s intent to hold the investments to maturity, a change in management’s assessment of credit risk, or a change in regulatory or accounting requirements.

Derivative Financial Instruments

We use foreign currency exchange contracts as a means of mitigating exposure to foreign currency risk connected to anticipated travel programs. In entering into these contracts, we have assumed the risk that might arise from the possible inability of counterparties to meet the terms of their contracts. However, as all contracts are with high quality institutions, we do not expect any losses as a result of counterparty defaults.

We measure derivative contracts as assets and liabilities based on their fair value. Gains or losses resulting from changes in the fair value of derivatives in each period are recorded either in current earnings or other comprehensive income (“OCI”), depending on the use of the derivative, whether it qualifies for hedge accounting and whether that hedge is effective. Amounts deferred in OCI are reclassified to “Net revenue, non-directly delivered programs” when the hedged transaction has occurred. Ineffective portions of any change in fair value of a derivative are recorded in current period foreign currency and other income (expense).

Other Investments

Companies in which we own 20 percent or less are accounted for using the cost method, while companies we own at least 20 percent but less than 50 percent are accounted for using the equity method. Companies in which we own greater than 50 percent are consolidated into our financial statements and are listed in Note 1, “The Company,” to the consolidated financial statements.

In 2003, we purchased a minority interest in a company, Full On (Europe) Ltd. This company provides development activities for our delegates traveling in Europe, New Zealand and Australia, and is accounted for using the equity method. Additionally, during August 2005, we made an investment in a safety awareness firm to support the education of and support of safe travel practices, Safe Passage Travel I, LLC. This investment is accounted for using the cost method. Both investments are included in other long-term assets on the consolidated balance sheets.

Property and Equipment

Property and equipment are stated at acquisition cost less accumulated depreciation. Major additions and increases in functionality are capitalized, whereas cost of maintenance and repairs that do not improve or extend the lives of the respective assets are expensed as incurred. Depreciation and amortization are recorded using the straight-line method over the estimated useful lives of the respective assets, generally between two to seven years.

We perform reviews for the impairment of property and equipment at least annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When property and equipment are sold, retired, or impaired, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is recognized in the consolidated statement of operations. Refer to Note 6, “Property and Equipment”.

Goodwill

Goodwill is deemed to have an indefinite life and is not amortized but subject to an annual impairment test. An impairment loss is recognized if the carrying amount of the goodwill is not recoverable and exceeds its fair value. Refer to Note 9, “Intangible Assets and Goodwill” for further information.

Prepaid Program Costs and Expenses

Our prepaid expenses consist primarily of prepaid program costs for airline deposits, program delivery vendor deposits, hotel deposits and other miscellaneous costs associated with delivering our programs. Additionally, we have prepaid costs associated with merchandise used on our programs and other operating expenses, such as liability insurance. Those advanced payments are recorded as prepaid program costs and expenses.

Revenue Recognition

We invoice delegates in advance of travel, and payments made are recorded as deferred liabilities for participant deposits. The use of cash collected from participant deposits is not restricted by agreement or law, therefore is not reported as restricted cash. Upon enrollment, each new delegate is required to make a deposit of between $300 and $500, depending on the program, with monthly, and lump sum payments due leading up to travel.

For non-directly delivered programs, we do not actively manage the operations of each program, and therefore, recognize revenue and anticipated costs from these programs on a net basis within net revenue, non-directly delivered programs when travel programs begin.

For directly delivered programs in which we organize and operate all activities, we recognize the revenue associated with these programs within gross revenue, directly delivered programs over the period the programs operate. We recognize the costs associated with operating these programs within cost of sales, directly delivered programs over the period the programs operate.

We charge administrative fees under our withdrawal policy for any delegate who enrolls on our programs but does not ultimately travel. The amount of the administrative fee will vary depending on when the withdrawal occurs. We recognize administration fees concurrent with the revenue recognition from the related programs.

Restructuring Costs

Our restructuring costs are comprised primarily of contract termination fees, employee separation payments, and other transition related expenses. Liabilities associated with the restructuring plan are recognized and measured at fair value when the liability is incurred. We estimate the amounts of some of these costs based on expectations at the time the expenses are incurred and reevaluate the liabilities at each reporting date based on current expectations. Refer to Note 7, “Restructuring Costs” for further information.

Income Taxes

Deferred tax assets and liabilities and income tax expenses and benefits are recorded for the expected future income tax consequences of events that have been recognized in the consolidated financial statements. Deferred tax assets and liabilities are determined based on the temporary differences between the carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the temporary differences are expected to reverse.

We recognize deferred tax assets to the extent that we determine these assets are more likely than not to be realized. In making such a determination, we consider all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. At December 31, 2014, we determined that we may not be able to realize all of our deferred tax assets before expiration, and therefore have recorded a valuation allowance. If we determine that we would be able to realize our deferred tax assets in the future in excess of their net recorded amount, we would make an adjustment to the deferred tax asset valuation allowance, which would reduce the provision for income taxes.

We recognize the financial statement effect of a tax position when, based on the technical merits of the uncertain tax position, it is more likely than not to be sustained on a review by taxing authorities. These estimates are based on judgments made from information currently available to us. We review these estimates and make changes to recorded amounts of uncertain tax positions as facts and circumstances warrant. Refer to Note 11, “Income Taxes.”

Earnings Per Share

Earnings per share - basic is computed using the two-class method by dividing net income by the weighted-average number of common shares, including participating securities, outstanding during the period. Earnings per share - diluted is computed by increasing the weighted-average number of common shares outstanding by the additional common shares that would have been outstanding if the potentially dilutive common shares had been issued. Participating securities include our unvested employee restricted stock awards with time-based vesting, which receive non-forfeitable dividend payments. Refer to Note 15, “Earnings Per Share.”

Other Comprehensive Income

Other comprehensive income refers to revenues, expenses, gains and losses that under accounting principles generally accepted in the United States are included in comprehensive income, but are excluded from net income as these amounts are recorded directly as an adjustment to stockholders’ equity, net of tax. Our other comprehensive income is composed of unrealized gains and losses on foreign currency exchange contracts and available-for-sale securities.

Accounting for Stock-Based Compensation

We maintain an Equity Participation Plan under which we have granted non-qualified stock options, performance stock units, restricted stock awards, and restricted stock units to employees, non-employee directors and consultants. The fair value of the equity instruments granted are estimated on the date of grant using the Black-Scholes and other pricing models, utilizing assumptions as described in Note 13, “Stock-Based Compensation.”

Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates and judgments, including those associated with available-for-sale securities, valuation of fixed assets, income taxes, foreign currency exchange contracts, revenue recognition, stock-based compensation, and contingencies.

We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Recent Accounting Pronouncements

In June, 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2014-12, Compensation-Stock Compensation: Accounting for Share-Based Payments when the terms of an Award Provide That a Performance Target Could be Achieved after the Requisite Service Period (ASU 2014-12). ASU 2014-12 requires that a performance target that affects vesting and that could be achieved after the requisite service period be treated as a performance condition on performance stock unit awards. In some cases, the terms of an award may provide that the performance target could be achieved after an employee completes the requisite service period. That is, the employee would be entitled to benefit from the award regardless of whether the employee is rendering service on the date the performance target is achieved. Our current performance stock unit awards are contingent upon employment status as well as internal metrics. As such, this ASU is not expected to have an impact on our financial statements or disclosures.

In May 2014, the FASB issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (ASU 2014-09), which supersedes nearly all existing revenue recognition guidance under GAAP. The core principle of ASU 2014-09 is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration to which an entity expects to be entitled for those goods or services. ASU 2014-09 defines a five step process to achieve this core principle and, in doing so, more judgment and estimates may be required within the revenue recognition process than are required under existing GAAP.

The standard is effective for annual periods beginning after December 15, 2016, and interim periods therein, using either of the following transition methods: (i) a full retrospective approach reflecting the application of the standard in each prior reporting period with the option to elect certain practical expedients, or (ii) a retrospective approach with the cumulative effect of initially adopting ASU 2014-09 recognized at the date of adoption (which includes additional footnote disclosures). We are currently evaluating the impact of our pending adoption of ASU 2014-09 on our consolidated financial statements and have not yet determined the method by which we will adopt the standard in 2017.

In April 2014, the FASB issued Accounting Standards Update No. 2014-08, Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity (ASU 2014-08). This ASU relates to discontinued operations reporting for disposals of components of an entity that represent strategic shifts that have, or will have, a major effect on the entity’s operations and financial results. The standard expands disclosures for discontinued operations and requires new disclosures related to individually material disposals that do not meet the definition of a discontinued operation. The provisions of this ASU are effective for interim and annual periods beginning after December 15, 2014 and will be reflected in periods following the fourth quarter of 2014.

In August 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements – Going Concern (ASU 2014-15). This ASU requires an entity’s management to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued. The ASU requires disclosures that will enable financial statement users to understand the conditions and events that raise substantial doubt about the entity’s ability to continue as a going concern and management’s plans to alleviate such conditions and events. If substantial doubt cannot be alleviated, an entity must include a statement in the footnotes to the financial statements indicating that there is substantial doubt about the entity’s ability to continue as a going concern. The standard is effective for the annual period ending after December 15, 2016, and for annual and interim periods thereafter. Early application is permitted. Upon adoption, we will use this new standard to assess going concern.

Management has assessed the impact of other recently issued, but not yet effective, accounting standards and determined that the provisions are either not applicable to us, or are not anticipated to have a material impact on our consolidated financial statements.

3.	Investments and Fair Value Measurements

Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining fair value, we consider the principal or most advantageous market, and we consider assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of non-performance.

Our financial instruments are measured and recorded at fair value. Our non-financial assets, (including: property and equipment; intangible assets; and goodwill), are measured at fair value upon acquisition, reviewed annually, and are fully assessed if there is an indicator of impairment. An adjustment would be made to record non-financial assets at fair value only when an impairment charge is recognized.

Fair value is determined for assets and liabilities using a three-tiered hierarchy, based upon significant levels of inputs as follows:

-	Level 1 – Quoted prices in active markets for identical assets or liabilities.
-	Level 2 – Observable inputs, other than Level 1 prices, such as quoted prices in active markets for similar assets and liabilities, quoted prices for identical or similar assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data.
-	Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

The following tables summarize the composition of our investments at December 31, 2014 and 2013 (in thousands):

				Classification on Balance Sheet
December 31, 2014	Amortized Cost	Unrealized Losses	Aggregate Fair Value	Cash and cash equivalents	Short-term available-for-sale securities	Long-term available-for-sale securities
Short term municipal securities funds[2]	$59,520	$(18)	$59,502	$—	$59,502	$—
Total	$59,520	$(18)	$59,502	$—	$59,502	$—
				Classification on Balance Sheet
December 31, 2013	Amortized Cost	Unrealized Gains (Losses)	Aggregate Fair Value	Cash and cash equivalents	Short-term available-for-sale securities	Long-term available-for-sale securities
ARS, greater than one year	$1,002	$(283)	$719	$—	$—	$719
Money market funds, ninety days or less	488	—	488	488	—	—
Municipal securities[1]
Short term municipal securities funds[2]	27,493	(143)	27,350	—	27,350	—
One year or less	952	3	955	—	955	—
After one year through three years	3,132	20	3,152	—	3,152	—
Greater than three years through five years	4,854	(137)	4,717	—	4,717	—
Total	$37,921	$(540)	$37,381	$488	$36,174	$719
[1]	Expected maturities may differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.
[2]	Amounts include short-term municipal security funds that do not have a set maturity date.

The following table details the fair value measurements of assets and liabilities measured on a recurring basis within the three levels of the fair value hierarchy at December 31, 2014 and 2013 (in thousands):

		Fair Value Measurements at Reporting Date Using
December 31, 2014	Fair Market Value	Level 1	Level 2	Level 3
Municipal securities[1]	$59,502	$59,502	$—	$—
Foreign currency exchange contracts	14	—	14	—
Total financial assets	$59,516	$59,502	$14	$—
Financial liabilities:
Foreign currency exchange contracts	1,359	—	1,359	—
Total financial liabilities	$1,359	$—	$1,359	$—
		Fair Value Measurements at Reporting Date Using
December 31, 2013	Fair Market Value	Level 1	Level 2	Level 3
Financial assets:
ARS	$719	$—	$—	$719
Money market funds	488	488	—	—
Municipal securities[2]	36,174	27,350	8,824	—
Foreign currency exchange contracts	253	—	253	—
Total financial assets	$37,634	$27,838	$9,077	$719
Financial liabilities:
Foreign currency exchange contracts	549	—	549	—
Total financial liabilities	$549	$—	$549	$—
[1]	At December 31, 2014, municipal securities consisted solely of holdings in short-term municipal security funds.
[2]	At December 31, 2013, municipal securities consisted of a 76/13/11 split between holdings in short-term municipal security funds, municipal revenue bonds and municipal general obligation bonds, respectively. In addition, the underlying credit rating of the municipal securities at December 31, 2014 and December 31, 2013 were A+, A1 or better as defined by S&P 500 and Moody’s, respectively.

Money market funds and municipal security funds are classified as Level 1 assets because market prices are readily available for these investments. Level 2 financial assets and liabilities represent the fair value of our municipal bonds and foreign currency exchange contracts that were valued using models that take into account the contract terms, as well as multiple inputs where applicable, such as equity prices, interest rates, volatility and currency rates. Level 3 financial assets represent the fair value of our auction-rate securities (“ARS”), which were valued using a pricing model that takes into account the average life of the underlying collateral, the rate of return, and the spread used for similar issuances.

The following table details the fair value measurements of assets measured on a non-recurring basis within the three levels of the fair value hierarchy at December 31, 2013 (in thousands):

		Fair Value Measurements at Reporting Date Using
December 31, 2013	Fair Market Value	Level 1	Level 2	Level 3	Total Loss
Property and equipment, land and building	$11,000	$—	$—	$11,000	$4,544

In April 2012, our Board of Directors approved the listing for sale of our corporate headquarters building and land located in Spokane, Washington. We entered into a purchase and sale agreement in the third quarter of 2014 and closed on the sale in November 2014. During the third quarter of 2013, we performed an impairment analysis that resulted in us lowering the fair value of our corporate headquarters building and land by $4.5 million to $11.0 million based on a weighted average probability model of estimated future cash flows. Based on changes in the sales price and ultimately the final purchase and sales agreement, we recorded additional impairment charges in the second and third quarter of 2014 totaling $2.5 million. Refer to Note 6, “Property and Equipment.”

The following table presents a reconciliation for the year ended 2013 of available-for-sale ARS measured at fair value on a recurring basis using Level 3 inputs (in thousands):

	December 31,	December 31,
	2014	2013
Beginning balance	$719	$723
Total gains or losses (realized/unrealized)
Included in earnings	(115)	—
Included in OCI	281	(4)
Sales and settlements	(885)	—
Ending balance	$—	$719

In determining the fair value of our financial instruments, we consider the individual ratings of each holding. With regard to bonds, we consider the following: the underlying rating of the issuer irrespective of the insurance; the performance of the issuer; the term of the bond; and the quality of bond insurance provided by the rating of the bond insurer.

4.	Derivative Financial Instruments

The majority of our travel programs take place outside of the United States and most foreign suppliers require payment in currency other than the U.S. dollar. Accordingly, we are exposed to foreign currency risk relative to changes in foreign currency exchange rates between those currencies and the U.S. dollar for our non-directly delivered programs. We use forward contracts that allow us to acquire foreign currency at a fixed price for a specified point in time and to provide a hedge against foreign currency risk. At December 31, 2014 amounts determined to be ineffective have been recognized in earnings. All other remaining contracts qualified for cash flow hedge accounting.

For derivative instruments that are designated and qualify as a cash flow hedge, the effective portion of the gain or loss on the derivative is reported as a component of other comprehensive income or loss and reclassified into earnings in the same period during which the hedged transaction is recognized in earnings, which is primarily during the second and third quarters of the year when the majority of our international travel programs occur. Gains or losses representing either hedge ineffectiveness or hedge components excluded from the assessment of effectiveness are recognized in current earnings.

At December 31, 2014, the following forward contracts were outstanding (in thousands):

	Notional Amount	Matures
Forward contracts:
Euro	10,000	January 2015 - July 2015
Australian dollar	3,250	January 2015 - July 2015
British pound	1,900	January 2015 - July 2015
Canadian dollar	400	March 2015 - May 2015
New Zealand dollar	400	March 2015 - July 2015
Japanese Yen	25,000	May 2015

The fair values of our forward contracts were as follows (in thousands):

	December 31, 2014
	Derivatives designated as hedging instruments		Total Net
	Assets	Liabilities	Liabilities
Forward contracts	$14	$1,359	$1,345
	December 31, 2013
	Derivatives designated as hedging instruments		Total Net
	Assets	Liabilities	Liabilities
Forward contracts	$253	$549	$296

The net liabilities and asset derivatives at December 31, 2014 and 2013 are reported in the consolidated balance sheet as current and long-term foreign currency exchange contracts.

5.	Accumulated Other Comprehensive Income (Loss)

Unrealized gains or losses related to derivative securities are recorded in AOCI. The change in unrealized gains or losses related to derivative securities are recorded in other comprehensive income net of income taxes in the period the change occurred. When derivative securities designated as cash flow hedges are used to pay vendors, the effective portion of the hedge is reclassified into the income statement and recorded in net revenue, non-directly delivered programs.

Unrealized gains or losses related to available-for-sale securities are recorded in accumulated other comprehensive income (“AOCI”). The change in unrealized gains or losses related to available-for-sale securities are recorded in other comprehensive income net of income taxes in the period the change occurred. When securities are sold and a realized gain or loss is recognized, the amount is reclassified from AOCI to the income statement and recorded in interest, dividend income, and gain (loss) on sale of securities.

For years ended December 31, 2014 and 2013, a summary of AOCI balances and gains (losses) recognized in OCI are as follows (in thousands):

	Accumulated Other Comprehensive Income (Loss)
	Derivative Securities		Available-for-sale securities
	Year ended December 31,		Year ended December 31,
	2014	2013	2014	2013
Balance, beginning of period	$(192)	$544	$(357)	$(180)
Change before reclassification	(1,049)	(948)	372	(352)
Reclassification into net revenue, non-directly delivered programs	—	(185)	—	—
Reclassification into interest (income) expense and dividend income	99	—	150	80
Effect of incomes taxes	—	397	—	95
Other comprehensive income (loss), net of income taxes	(950)	(736)	522	(177)
Balance, end of period	$(1,142)	$(192)	$165	$(357)
6.	Property and Equipment

Property and equipment and the changes therein consist of the following (in thousands):

	December 31,
	2014	2013
Land	$—	$1,817
Building	—	9,183
Office furniture, fixtures and equipment	782	2,658
Computer equipment and software	16,304	19,659
Construction in progress	434	146
Total property and equipment, gross	17,520	33,463
Less accumulated depreciation	(15,091)	(15,011)
Total property and equipment, net	$2,429	$18,452

The remaining cost of completion for construction in process, which consists of website and internal use software development, is estimated to be approximately $0.4 million as of December 31, 2014. For the years ended December 31, 2014 and 2013, we recognized approximately $5.5 million and $5.0 million, respectively, in depreciation and amortization expense.

Our corporate headquarters building was sold during the fourth quarter of 2014 and during the years ended December 31, 2014 and 2013, we recorded impairment expenses related to this building of $2.5 million and $4.5 million, respectively. In addition we recorded approximately $2.0 million in impairment related to other property and equipment during the year ended December 31, 2013. These losses were classified in our consolidated statements of operations as of December 31, 2014 and 2013 as asset impairments.

7.	Restructuring Costs

During the third quarter of 2013, we initiated a corporate restructuring plan aimed at streamlining our cost structure and focusing our business primarily on our core Student Ambassador Programs in order to promote the long-term health of the organization. This plan included the wind down of the operations and programs associated with DSA and terminating the operations associated with our People to People – China office. The costs associated with this restructuring plan include contract termination fees associated with Discovery Student Adventures, asset impairments, and transition-related costs primarily comprised of charges for employee termination benefits, retention incentives during the transition period, and other operating costs incurred as part of the transition period. As of December 31, 2014, all restructuring expenses have been recognized.

The following table summarizes costs incurred as part of the restructuring plan and balance of the restructuring cost liability as of December 31, 2014 and 2013 (in thousands):

	Year ended December 31,
	2014	2013
Restructuring liabilities as of January 1,	$244	$—
Restructuring costs:
Contract termination fees	—	1,550
Separation payments	1,090	130
Equity compensation expenses	314	63
Other transition costs	524	469
Total expense	1,928	2,212
less: cash payments made during period	1,619	1,905
less: non-cash expenses	314	63
Total restructuring liabilities as of December 31,	$239	$244
8.	Discontinued Operations

In furtherance to its focus on the core Student Ambassadors programs, in September 2014 we consummated the sale of BookRags for $5.0 million, subject to a $0.4 million escrow arrangement to be released in 2015. The amount subject to escrow is disclosed as restricted cash on the consolidated balance sheet. All activities related to BookRags have been reflected as discontinued operations on our consolidated financial statements for all periods presented. The BookRags disposal loss before considering the impact of income taxes was $9.7 million.

The following table summarizes the assets and liabilities of discontinued operations including in the consolidated balance sheet as of December 31, 2013. There were no assets and liabilities of discontinued operations as of December 31, 2014.

Assets
Current assets:
Cash and cash equivalents	$765
Accounts receivable	731
Other current assets	62
Total current assets	1,558
Property and equipment, net	710
Intangibles	3,522
Goodwill	9,711
Total assets	$15,501
Liabilities
Current liabilities:
Accounts payable and accrued expenses	$283
Other current liabilties	118
Total current liabilities	401
Other long-term liabilities	1,056
Total liabilities	$1,457

The following table summarizes the results of discontinued operations for the periods indicated (in thousands):

	Year ended December 31,
	2014	2013
Total revenue	$2,608	$3,975
Gross margin	$2,282	$3,462
Selling & marketing expenses	$714	$1,499
General & administrative expenses	$687	$661
Restructuring costs	$522	$—
Impairment and loss on sale of discontinued operations	$9,676	$—
Operating income (loss) from discontinued operations	$(9,316)	$1,302
Income tax benefit (provision) on discontinued operations	$1,036	$(469)
Net income (loss) from discontinued operations	$(8,280)	$834
9.	Intangible Assets and Goodwill

As discussed in Note 8, “Discontinued Operations”, in September 2014, we completed the sale of all of the assets of BookRags, which included the entire $3.5 million of intangible assets outstanding as of December 31, 2013. Therefore, there are no intangible assets at December 31, 2014 other than goodwill.

Identified intangible assets related to discontinued operations and the changes therein consisted of the following at December 31, 2013 (in thousands):

December 31,
2013
Content license agreements	$838
Content copyrights	3,607
Advertising relationship	512
Other	130
Trademark	517
Total intangible assets, gross	5,604
Less accumulated amortization
Content license agreements	(236)
Content copyrights	(1,204)
Advertising relationship	(512)
Other	(130)
Total intangible assets, net	$3,522

For the years ended December 31, 2014 and 2013, respectively, we recorded approximately $0.3 million and $0.4 million, respectively, in amortization expense on intangible assets which is included in income (loss) from discontinued operations.

Goodwill consisted of the following (in thousands):

	December 31,
	2014	2013
Goodwill - BookRags	$—	$9,711
Goodwill - Ambassador programs and other	70	70
Goodwill	$70	$9,781

As discussed in Note 8, “Discontinued Operations”, in September 2014, we completed the sale of all of the assets of BookRags. During the second quarter of 2014 and due to business changes (which included the prospective sale of this segment) as well as the narrow margin results of annual impairment test in December 2013, in which the estimate fair value exceeded its carrying value by less than 5 percent, we re-evaluated the carrying value of BookRags and recorded a goodwill impairment charge of $9.7 million, as the implied fair value of the goodwill was determined to be lower than its carrying value. Using the income and market approaches, the significant assumptions used to determine fair value included projected operating revenues and expenses, growth rates, terminal value, discount rates, future cash flows and capital expenditures. This impairment charge has been recorded within discontinued operations and is reflected in the table above for the year ended December 31, 2014.

We completed our annual impairment test of goodwill related to Ambassadors Programs as of December 1, 2014, and concluded that no impairment existed.

10.	Line of Credit

Our revolving credit agreement with Wells Fargo expired on June 1, 2014 and was not renewed.

11.	Income Taxes

Major components of the benefit (provision) for income taxes from continuing operations consisted of the following (in thousands):

	Years Ended December 31,
	2014	2013
Current tax expense
Federal	$85	$796
State	5	36
Deferred tax benefit
Federal	752	3,222
State	16	97
Total income tax benefit (provision)	858	4,151
Less: tax benefit (provision) of discontinued operations	1,036	(469)
Income tax benefit (provision) from continuing operations	$(178)	$4,620

Components of the net deferred tax assets and liabilities are as follows (in thousands):

	December 31, 2014
	Assets	Liabilities	Total
Net operating loss carryforward	$2,376	$—	$2,376
Amortization of goodwill and other intangibles	5	—	5
Accrued compensation	237	—	237
Unrealized loss on foreign currency exchange contracts	494	—	494
Unrealized loss on available-for-sale securities	(6)	—	(6)
Depreciation	—	(494)	(494)
Stock options	257	—	257
Restricted stock grants	99	—	99
Prepaids	—	(152)	(152)
Capital loss carryforward	2,173	—	2,173
Other	269	—	269
Valuation allowance	—	(5,282)	(5,282)
Total deferred tax assets (liabilities)	$5,904	$(5,928)	$(24)
	December 31, 2013
	Assets	Liabilities	Total
Net operating loss carryforward	$815	$—	$815
Amortization of goodwill and other intangibles	—	(894)	(894)
Accrued vacation and compensation	118	—	118
Unrealized loss on foreign currency exchange contracts	101	—	101
Unrealized loss on available-for-sale securities	88	—	88
Unrealized loss on auction rate securities	97	—	97
Depreciation	—	(1,971)	(1,971)
Stock options	404	—	404
Restricted stock grants	216	—	216
State tax deduction	30	—	30
Prepaids	—	(209)	(209)
Other	413	—	413
Total deferred tax assets (liabilities)	$2,282	$(3,074)	$(792)

The income tax benefit (provision) differs from that computed using the federal statutory rate applied to income before income taxes as follows (in thousands):

	Years Ended December 31,
	2014 Amount	%	2013 Amount	%
Benefit at the federal statutory rate	$3,088	34.0%	$4,262	34.0%
Tax-exempt interest	128	1.4	206	1.7
Uncertain state tax position	53	0.6	64	0.5
Tax rate change to deferreds - federal	—	0.0	34	0.3
State income tax, net of federal benefit	(5)	(0.1)	36	0.3
Idaho refund credit	26	0.3	—	0.0
Other	4	0.0	18	0.1
Valuation allowance	(3,472)	(38.2)	—	0.0
Income tax benefit (provision) from continuing operations	(178)	(2.0%)	4,620	36.9%
Effect of discontinued operations	1,036	6.7	(469)	(0.1)
Total income tax benefit	$858	4.7%	$4,151	37.0%

As of December 31, 2014, no unrecognized tax benefits are recorded as accounts payable or accrued expenses in the consolidated balance sheet. During the years ended December 31, 2014 and 2013, we recognized $0.1 million and $0.1 million, respectively, of income tax benefit in the consolidated statement of operations associated with uncertain tax positions.

As of December 31, 2014, we have a tax net operating loss carryforward of $7.0 million that will begin expiring in 2033 if not utilized. Additionally, we have a capital loss carryforward of $6.2 million that will begin expiring in 2017 if not utilized.

The following summarizes the unrecognized tax benefits activity during 2014 and 2013 (in thousands):

	2014	2013
Gross unrecognized tax benefit as of January 1,	$83	$225
Increases in uncertain tax benefits as a result of tax positions taken during the current period	—	—
Settlements with tax authorities	—	(26)
Lapse of statute of limitations	(83)	(116)
Gross unrecognized tax benefits as of December 31,	$0	$83

We assess the available positive and negative evidence to estimate if sufficient future taxable income will be generated to use the existing deferred tax assets. A significant piece of objective negative evidence evaluated was the cumulative loss incurred over the three-year period ended December 31, 2014. Such objective evidence limits the ability to consider other subjective evidence such as our projections for future growth.

As a result, we determined that the negative evidence outweighed the positive evidence as of December 31, 2014 and a valuation allowance of $5.3 million has been recorded to reduce deferred tax assets to an amount that is more likely than not to be realized. This accounting treatment has no effect on our ability to utilize deferred tax assets such as a loss carryforward and tax credits to reduce future cash tax payments. We will continue to assess the likelihood that the deferred tax assets will be realizable at each reporting period and the valuation allowance will be adjusted accordingly.

We file tax returns in the U.S. federal jurisdiction and various state jurisdictions. We may be subject to examination by the Internal Revenue Service for the years after 2010. We may also be subject to examination by various state jurisdictions for the years after 2009.

12.	Commitments and Contingencies

We are not a party to any material pending legal proceedings other than ordinary routine litigation incidental to our business; the outcome of which we believe will not have a material adverse effect on our business, financial condition, cash flows or results of operations.

We are subject to the possibility of various loss contingencies, including claims, suits and complaints, arising in the ordinary course of business. We consider the likelihood of loss or impairment of an asset or the incurrence of a liability, as well as our ability to reasonably estimate the amount of loss, in determining loss contingencies. An estimated loss contingency is accrued when it is probable that an asset has been impaired or a liability has been incurred and the amount of loss can be reasonably estimated. We regularly evaluate current information available to us to determine whether such accruals should be adjusted and whether new accruals are required.

Under our Bylaws, our directors and officers have certain rights to indemnification by us against certain liabilities that may arise by reason of their status or service as directors or officers. We maintain director and officer insurance, which covers certain liabilities arising from our obligation to indemnify our directors and officers and former directors in certain circumstances. No material indemnification liabilities were accrued at December 31, 2014.

13.	Stock-Based Compensation

Under our Equity Participation Plan (the “Plan”), we may grant stock-based incentive compensation awards to eligible employees (including officers), non-employee directors and consultants in the form of distribution equivalent rights, incentive stock options, non-qualified stock options, performance share awards, performance unit awards, restricted stock awards, restricted stock units awards, stock appreciation rights, tandem stock appreciation rights, unrestricted stock awards or any combination of the foregoing, as may be best suited to the circumstances of the particular employee, director or consultant. As of December 31, 2014, we had 1,720,263 shares authorized under the Plan available for future stock-based compensation.

Stock Options

Under the terms of the Plan, options to purchase shares of our common stock are granted at a price set by the Compensation Committee of the Board of Directors (the “Compensation Committee”), not to be less than the par value of a share of common stock, and if granted as performance-based compensation or as incentive stock options, not to be less than the fair market value of the stock on the date of grant. The Compensation Committee establishes the vesting period of the awards, which is generally set at 25 percent per year for four years. Options may be exercised any time after they vest for a period up to 10 years from the grant date.

The fair value of each stock option granted is estimated on the date of grant using the Black-Scholes option-pricing model. The Black-Scholes option-pricing model was developed for use in estimating the fair value of options. Option valuation models require the input of highly subjective assumptions, particularly for the expected term and stock price volatility. The assumptions used to calculate the fair value of options granted are evaluated and revised, as necessary, to reflect market conditions and our experience. Our employee stock options do not trade on a secondary exchange; therefore, employees do not derive a benefit from holding stock options unless there is an appreciation in the market price of our stock above the grant price. Such an increase in stock price would benefit all shareholders commensurately.

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in the years ended December 31, 2014 and 2013.

	Year ended December 31,
	2014	2013
Expected dividend yield	—%	0.64%
Expected stock price volatility	42.09%	48.75%
Risk-free interest rate	2.52%	2.51%
Expected life of options	4.14 Years	4.57 Years
Estimated fair value per option granted	$1.49	$1.71

The dividend yield is based on expected quarterly cash dividends paid to our shareholders. Expected stock price volatility is based on historical volatility of our stock. The risk-free interest rate is based on the implied yield available on U.S. Treasury zero-coupon issues with an equivalent remaining term. The expected term of the options represents the estimated period of time until exercise and is based on historical experience of similar awards, giving consideration to the contractual terms, vesting schedules and expectations of future employee behavior. Additionally, an annualized forfeiture rate of 14.14 percent is used as a best estimate of future forfeitures based on our historical forfeiture experience. Stock-based compensation expense will be adjusted in later periods if the actual forfeiture rate is different from the estimate.

A summary of option activity under the Plan as of December 31, 2014, and the changes during the year then ended is presented below:

	Stock Options	Weighted-Average Exercise Price	Weighted- Average Remaining Contractual Life (years)
Outstanding at December 31, 2013	907,945	$6.54
Granted	209,986	4.06
Forfeited / Expired	(566,522)	6.22
Exercised	—	—
Outstanding at December 31, 2014	551,409	$6.11	7.15
Exercisable at December 31, 2014	232,138	$8.57	4.76

During the years ended December 31, 2014 and 2013, the total intrinsic value of stock options exercised was zero and the total fair value of options which vested was zero and $43 thousand, respectively. The weighted-average grant-date fair value of options granted during the year ended December 31, 2014 was $0.3 million. The aggregate intrinsic value of outstanding and exercisable stock options was zero before applicable income taxes, based on our $2.50 closing stock price at December 31, 2014. This intrinsic value would have been received by the optionees had all in-the-money stock options been exercised on that date. Compensation expense recognized in the consolidated statement of operations for stock options was $0.6 million and $1.1 million for the years ended December 31 2014 and 2013, respectively, before the effect of income taxes. As of December 31, 2014, the total unrecognized stock-based compensation expense related to non-vested stock options was approximately $0.3 million, which is expected to be recognized over approximately 3.9 years.

Restricted Stock Grants

Under the terms of the Plan, restricted stock awards and restricted stock units may be granted by the Compensation Committee. The Compensation Committee also establishes the vesting period of the awards, which is generally set at 100 percent at the conclusion of one to four years for restricted stock awards. The fair value of restricted stock awards and restricted stock units are based on the market price of our shares on the grant date.

A summary of the activity of non-vested restricted stock awards and restricted stock units under the Plan as of December 31, 2014, and the changes during the year then ended is presented below:

	Restricted Stock Awards			Restricted Stock Units
	Restricted Stock Awards	Weighted- Average Grant Date Fair Value	Weighted- Average Remaining Contractual Life (years)	Restricted Stock Units	Weighted- Average Grant Date Fair Value	Weighted- Average Remaining Contractual Life (years)
Balance at December 31, 2013	285,435	$5.24		28,123	$3.88
Granted	298,216	2.42		88,809	4.27
Forfeited	(16,826)	5.44		(19,350)	4.22
Vested	(225,188)	5.10		(15,010)	4.16
Balance at December 31, 2014	341,637	$2.83	1.61	82,572	$4.17	1.88

At December 31, 2014, the aggregate value of non-vested restricted stock awards and restricted stock units was $0.9 million and $0.2 million, respectively, before applicable income taxes, based on a $2.50 closing stock price at December 31, 2014. During the years ended December 31, 2014 and 2013, the weighted-average grant date fair value of restricted stock awards which vested was $1.2 million and $2.2 million, respectively. Compensation expense recognized in the consolidated statement of operations for restricted stock awards was $0.8 million and $1.3 million for the years ended December 31 2014 and 2013, respectively, before the effect of income taxes. Compensation expense recognized in the consolidated statement of operations for restricted stock units was $97 thousand for the year ended December 31, 2014 and $6 thousand for the year ended December 31, 2013, before the effect of income taxes. As of December 31, 2014, total unrecognized stock-based compensation expense related to restricted stock awards and restricted stock units was approximately $0.7 million and $0.3 million, respectively, which is expected to be recognized over approximately 3.9 years.

Performance Stock Awards

Under the terms of the Plan, performance stock awards are granted by the Compensation Committee to key employees. Performance stock awards are based on achieving key internal metrics measured at the end of each fiscal year. If performance objectives are achieved as determined by the Compensation Committee, common stock is granted. The fair value of these awards is determined on the date of grant based on our share price. A forfeiture rate of 14 percent is used as a best estimate of future forfeitures. Compensation expense related to performance stock units is evaluated quarterly to determine the likelihood that performance metrics will be achieved during the performance period.

A summary of the activity of performance stock units under the Plan as of December 31, 2014, and the changes during the year then ended is presented below:

	Performance Stock Units	Weighted- Average Grant Date Fair Value	Weighted- Average Remaining Contractual Life (years)
Balance at December 31, 2013	114,560	4.41
Granted	200,000	$2.15
Forfeited	(85,245)	2.15
Vested	—	—
Balance at December 31, 2014	229,315	$2.50	2.84

During the year ended December 31, 2014, we granted 200,000 performance stock units payable upon the achievement of certain internal metrics over a performance period of January 1, 2015 through December 31, 2017. The total potential payouts for awards granted in 2014 ranged from 0 to 200,000 shares if targets are achieved during the performance period. Compensation expense of up to $430,000 related to these performance share unit awards is expected to be recognized over a weighted average period of three years as it is probable that the performance metrics will be achieved. Approximately $5,000 in compensation expense related to the 2014 grant has been recognized.

During the year ended December 31, 2013, we granted 121,756 performance stock units payable upon the achievement of certain internal metrics over a performance period of January 1, 2014 through December 31, 2016. The total potential payouts for awards granted in 2013 ranged from 78,149 to 121,756 shares if targets are achieved during the performance period. As of December 31, 2014 no compensation expense has been recognized related to performance stock units granted in 2013 as it is not probable that the performance metrics will be achieved.

14.	Employee Benefit Plan

Effective March 2002, we established a 401(k) Profit Sharing Plan (the “Sharing Plan”) for our employees. Employees are eligible to participate in the Sharing Plan beginning the first month following 30 days of service and may contribute up to 100 percent of their salary, subject to the maximum contribution allowed by the Internal Revenue Service. Our matching contribution is discretionary based upon approval by management. Participants are immediately vested in their contributions plus actual earnings thereon. Participants vest progressively in the discretionary matching and profit sharing contributions of their account at the rate of 25 percent per year of service with participants becoming 100 percent vested at the completion of 4 years of service. During the years ended December 31, 2014 and 2013, we contributed approximately $0.1 million and $0.1 million to the Sharing Plan, respectively.

15.	Earnings (Loss) Per Share

The following table presents a reconciliation of basic and diluted EPS computations (in thousands, except per share data and anti-dilutive stock option counts):

	Year ended December 31,
	2014	2013
Numerator:
Loss from continuing operations	$(9,262)	$(7,911)
Income (loss) from discontinued operations	(8,280)	834
Net loss	(17,542)	(7,077)
Denominator:
Weighted-average shares outstanding	17,052	16,713
Effect of unvested restricted stock awards considered participating securities	—	—
Weighted-average shares outstanding – basic	17,052	16,713
Effect of dilutive common stock options	—	—
Weighted-average shares outstanding – diluted	17,052	16,713
Loss from continuing operations - basic	(0.54)	(0.47)
Income (loss) from discontinued operations - basic	(0.49)	0.05
Net loss per share – basic	$(1.03)	$(0.42)
Loss from continuing operations - diluted	(0.54)	(0.47)
Income (loss) from discontinued operations - diluted	(0.49)	0.05
Net loss per share – diluted	$(1.03)	$(0.42)
Cash dividends declared per share	$—	$0.06
Restricted stock awards excluded from the calculation of basic earnings per share	201,319	272,851
Stock options and restricted stock units excluded from the calculation of diluted earnings per share	698,586	1,169,489
16.	Supplemental Disclosures of Consolidated Statements of Cash Flows

We paid cash for taxes during 2014 and 2013 of approximately $18 thousand and $0.3 million, respectively.

Our non-cash investing and financing activities during the years ended December 31, 2014 and 2013 are as follows (in thousands):

	2014	2013
Unrealized loss on foreign currency exchange contracts	$(1,049)	$(1,133)
Unrealized gain (loss) on available-for-sale securities	$522	$(272)
Property and equipment	$—	$(30)
17.	Subsequent Events

Subsequent to year end, we initiated a reduction in employee work force in February of 2015 and we expect to reduce approximately 60% of the total workforce. As of May 2015, we anticipate we will employ approximately 90 full-time employees.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMBASSADORS GROUP, INC.

By:	/s/ PHILIP B. LIVINGSTON
Philip B. Livingston, Chief Executive Officer, (Principle Executive Officer)

Date: March 25, 2015

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PHILIP B. LIVINGSTON	Chief Executive Officer, (Principal Executive Officer)	March 25, 2015
Philip B. Livingston

/s/ LISA O. RAPUANO	Chairman of the Board of Directors	March 25, 2015
Lisa O. Rapuano

/s/ LISA N. NETZ	Principal Financial and Accounting Officer	March 25, 2015
Lisa N. Netz

/s/ DEBRA DULSKY	Director	March 25, 2015
Debra Dulsky

/s/ PETER H. KAMIN	Director	March 25, 2015
Peter H. Kamin

/s/ JEFFERSON P. GRAMM	Director	March 25, 2015
Jefferson P. Gramm

/s/ JAMES M. KALUSTIAN	Director	March 25, 2015
James M. Kalustian

INDEX TO EXHIBITS

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation of the registrant incorporated by reference to the registrant’s Registration Statement on Form 10 filed on November 15, 2001.

3.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the registrant incorporated by reference to the registrant’s Form 8-K filed on May 17, 2005.

3.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Ambassadors Group, Inc. incorporated by reference to the registrant’s Form 8-K filed on July 10, 2012

3.4	Bylaws of the registrant incorporated by reference to the registrant’s Registration Statement on Form 10 filed on November 15, 2001.

3.5	Certificate of Amendment of By-Laws of Ambassadors Group, Inc. incorporated by reference to the registrant’s Form 8-K filed on July 10, 2012.

3.6	Certificate of Amendment of By-Laws of Ambassadors Group, Inc. incorporated by reference to the registrant’s Form 8-K filed on November 18, 2013.
4.1	Form of Common Stock Certificate of the registrant incorporated by reference to the registrant’s Form 10-K filed on March 9, 2007.

10.1
Form of Indemnification Agreement between the registrant and each of its executive officers and directors incorporated by reference to the registrant’s Registration Statement on Form 10 filed on January 25, 2002. *

10.2
General Contract dated April 1, 1995 between People to People International and International Ambassador Programs, Inc. incorporated by reference to the registrant’s Form 10-K filed March 11, 2013. (1)

10.3
Consent to Assignment Agreement dated August 3, 1995 by and among People to People International, International Ambassador Programs, Inc., Ambassadors International, Inc. and Ambassador Programs incorporated by reference to the registrant’s Form 10-K filed March 11, 2013.

10.4
Amendment to General Contracts dated January 22, 2000 by and among People to People International, Ambassadors International, Inc. and Ambassador Programs, Inc. incorporated by reference to the registrant’s Form 10-K filed March 11, 2013.

10.5	Letter dated February 13, 2001, by Ambassadors International, Inc. to People to People International incorporated by reference to the registrant’s Form 10-K filed March 11, 2013.

10.6	Letter dated August 8, 2006, by the registrant to People to People International incorporated by reference to the registrant’s Form 10-K filed March 11, 2013.

10.7	Letter dated December 9, 2009, by the registrant to People to People International incorporated by reference to the registrant’s Form 10-K filed March 11, 2013.

10.8
Real Property Purchase and Sale Agreement and Escrow Instructions dated as of August 6, 2014 by and between the registrant, Northwest Farm Credit Services, FLCA and First American Title Insurance Company, incorporated by reference to the registrant’s Form 10-Q filed August 12, 2014.

10.9	Stock Purchase Agreement dated as of September 5, 2014 by and between the registrant and GradeSaver, LLC, incorporated by reference to the registrant’s Form 8-K filed September 11, 2014.

Exhibit Number	Description
10.10	Form of 2001 Equity Participation Plan Agreement incorporated by reference to the registrant’s Registration Statement on Form 10 filed on November 15, 2001. *

10.11	2009 Equity Participation Plan incorporated by reference to the registrant’s Definitive Proxy Statement on Form 14A filed on April 6, 2009. *

10.12	2013 Stock Incentive Plan incorporated by reference to the registrant’s Definitive Proxy Statement on Form 14A filed on May 6, 2013. *

10.13	Severance Agreement dated February 12, 2014 by and between the registrant and Eric G. Anderson incorporated by reference to the registrant’s Form 8-K filed February 2, 2014. *

10.14	Severance Agreement dated October 15, 2013 by and between the registrant and Lisa N. Netz incorporated by reference to the registrant’s Form 10-K filed March 27, 2014. *

10.15	Letter Agreement dated May 13, 2014 between the registrant and Philip Livingston, incorporated by reference to the registrant’s Form 8-K dated May 19, 2014. *

10.16
Noncompetition, Nonsolicitation and Confidential Information Agreement dated May 13, 2014 between the registrant and Philip B. Livingston, incorporated by reference to the registrant’s Form 8-K dated May 19, 2014. *

10.17	Employment Agreement dated December 17, 2014 by and between the registrant and Philip B. Livingston. * **

14.1	Code of Ethics incorporated by reference to the registrant’s Definitive Proxy Statement on Form 14A filed on April 13, 2010.

21.1	List of subsidiaries of the registrant as of December 31, 2014. **

23.1	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm. **

31.1	Certification under Section 302 of the Sarbanes-Oxley Act of 2002. (2)

31.2	Certification under Section 302 of the Sarbanes-Oxley Act of 2002. (2)

32.1	Certification under Section 906 of the Sarbanes-Oxley Act of 2002. (2)
(1)	Confidential treatment requested under Rule 24b-2 of the Exchange Act. The confidential portions of this exhibit have been omitted and are marked accordingly. The confidential portions have been provided separately to the SEC pursuant to the confidential treatment request.
(2)	This exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that Section. Such exhibit shall not be deemed incorporated into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.
*	Indicates management contract or compensatory plan or arrangement required to be filed or incorporated by reference as an exhibit to this Form 10-K pursuant to Item 15(b) of Form 10-K.
**	Filed herewith in the registrant’s Form 10-K filed March 25, 2015.

ANNEX C – QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED JUNE 30, 2015

C-1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

(Mark One)

☑	QUARTERLY report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

For the quarterly period ended June 30, 2015

OR

☐	TRANSITION report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

For the transition period from              to             .

Commission file number 0-33347

Ambassadors Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	91-1957010
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

157 S. Howard, Suite 601 Spokane, WA	99201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (509) 568-7800

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

☑   Yes
☐   No

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).

☑   Yes
☐   No

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

☐   Large accelerated filer
☐   Accelerated filer
☐   Non-accelerated filer (Do not check if a smaller reporting company)
☑   Smaller reporting company

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).

☐   Yes
☑   No

The number of shares outstanding of the registrant’s Common Stock, $0.01 par value, as of August 10, 2015 was 17,139,091.

AMBASSADORS GROUP, INC.
FORM 10-Q QUARTERLY REPORT

PART I
FINANCIAL INFORMATION

Item1.   FINANCIAL STATEMENTS

AMBASSADORS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
As of June 30, 2015 and December 31, 2014
(in thousands, except share and per share data)

	UNAUDITED June 30 2015	AUDITED December 31 2014
ASSETS
Current assets:
Cash and cash equivalents	$6,929	$2,002
Restricted cash	—	400
Available-for-sale securities	63,962	59,502
Foreign currency exchange contracts	2	—
Prepaid program costs and expenses	12,203	1,335
Accounts receivable	405	666
Total current assets	83,501	63,905
Property and equipment, net	1,442	2,429
Goodwill	70	70
Other long-term assets	37	81
Total assets	$85,050	$66,485

LIABILITIES
Current liabilities:
Accounts payable and accrued expenses	$4,431	$2,794
Participants’ deposits	33,219	23,161
Foreign currency exchange contracts	326	1,345
Deferred tax liabilities	17	18
Other liabilities	187	1
Total current liabilities	38,180	27,319
Participants’ deposits	87	—
Deferred tax liabilities	6	6
Total liabilities	38,273	27,325

Commitments and Contingencies (Note 11)

STOCKHOLDERS’ EQUITY
Preferred stock, $.01 par value; 2,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $.01 par value; 50,000,000 shares authorized; 17,067,907 and 16,944,812 shares issued and outstanding, respectively	173	173
Additional paid-in capital	2,045	1,630
Retained earnings	44,936	38,334
Accumulated other comprehensive loss	(377)	(977)
Stockholders’ equity	46,777	39,160
Total liabilities and stockholders’ equity	$85,050	$66,485

The accompanying notes are an integral part of the consolidated financial statements.

1

AMBASSADORS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
For the three and six months ended June 30, 2015 and 2014
(in thousands, except per share amounts)

	Three months ended June 30		Six months ended June 30
	2015	2014	2015	2014
Net revenue, non-directly delivered programs	$16,525	$18,092	$16,619	$18,208
Gross revenue, directly delivered programs	2,956	3,565	3,132	3,838
Total revenue	19,481	21,657	19,751	22,046
Cost of sales, directly delivered programs	1,826	2,234	1,954	2,443
Cost of sales, program merchandise markdown	—	554	—	554
Gross margin	17,655	18,869	17,797	19,049
Operating expenses:
Selling and marketing	3,064	5,827	7,593	12,500
General and administrative	1,429	3,307	3,746	6,228
Restructuring costs	—	1,431	—	1,539
Asset impairments	45	2,000	45	2,000
Total operating expenses	4,538	12,565	11,384	22,267
Operating income (loss)	13,117	6,304	6,413	(3,218)
Other income:
Interest and dividend income	157	141	286	273
Foreign currency and other income (expense)	(60)	5	(97)	8
Total other income	97	146	189	281
Income (loss) before income tax provision from continuing operations	13,214	6,450	6,602	(2,937)
Income tax provision	—	(1,815)	—	(259)
Net income (loss) from continuing operations	13,214	4,635	6,602	(3,196)

Discontinued operations:
Loss from discontinued segment	—	(9,830)	—	(9,494)
Income tax benefit	—	1,010	—	954
Net loss from discontinued operations	—	(8,820)	—	(8,540)
Net Income (Loss)	$13,214	$(4,185)	$6,602	$(11,736)

Weighted-average common shares outstanding - basic	17,298	17,047	17,291	16,789
Weighted-average common shares outstanding - diluted	17,377	17,159	17,423	16,789
Discontinued operations weighted-average common shares outstanding - basic and diluted	n/a	16,823	n/a	16,789

Net income (loss) from continuing operations per share - basic	$0.76	$0.27	$0.38	$(0.19)
Net income (loss) from continuing operations per share - diluted	$0.76	$0.27	$0.38	$(0.19)

Net loss from discontinued operations per share - basic and diluted	$—	$(0.52)	$—	$(0.51)

Total net income (loss) per share - basic and diluted	$0.76	$(0.25)	$0.38	$(0.70)

The accompanying notes are an integral part of the consolidated financial statements.

2

AMBASSADORS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (UNAUDITED)
For the three and six months ended June 30, 2015 and 2014
(in thousands)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Net income (loss)	$13,214	$(4,185)	$6,602	$(11,736)
Unrealized gain on foreign currency exchange contracts, net of income tax provision of $0, ($69), $0 and $0	1,814	229	922	357
Unrealized gain (loss) on available-for-sale securities, net of income tax benefit of $0, $62, $0 and $0	(252)	153	(322)	267
Comprehensive income (loss)	$14,776	$(3,803)	$7,202	$(11,112)

The accompanying notes are an integral part of the consolidated financial statements.

3

AMBASSADORS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
For the six months ended June 30, 2015 and 2014
(in thousands)

	Six months ended June 30,
	2015	2014
Cash flows from operating activities:
Net income (loss)	$6,602	$(11,736)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,100	2,977
Stock-based compensation	466	1,168
Deferred income tax benefit	—	(805)
Gain on foreign currency exchange contracts	(99)	—
Impairment and loss on sale of discontinued operations	—	9,711
Loss on disposition and impairment of property and equipment, other assets	390	2,000
Program merchandise writedown	—	554
Excess tax shortfall from stock-based compensation	—	109
Change in assets and liabilities:
Accounts receivable and other assets	261	368
Prepaid program costs and expenses	(10,868)	(11,403)
Accounts payable, accrued expenses, and other current liabilities	1,822	3,542
Participants’ deposits	10,145	16,503
Net cash provided by operating activities	9,819	12,988

Cash flows from investing activities:
Purchase of available-for-sale securities	(14,783)	(24,517)
Proceeds from sale of available-for-sale securities	10,000	13,861
Purchase of property and equipment	(488)	(952)
Proceeds from sale of property and equipment	30	—
Purchase of intangibles	—	(146)
Proceeds from sale of BookRags, Inc.	400	—
Net cash used in investing activities	(4,841)	(11,754)

Cash flows from financing activities:
Repurchase of common stock	(51)	(186)
Excess tax shortfall from stock-based compensation	—	(109)
Net cash used in financing activities	(51)	(295)

Net increase in cash and cash equivalents	4,927	939
Cash and cash equivalents, beginning of period	2,002	9,473
Cash and cash equivalents, end of period	$6,929	$10,412

The accompanying notes are an integral part of the consolidated financial statements.

4

AMBASSADORS GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. The Company

Ambassadors Group, Inc. (the “Company”, “we”, “us” or “our”) is an educational company primarily engaged in organizing and promoting differentiated worldwide travel programs for students and professionals. On July 13, 2015, we announced our plan to cease operations and close our student and adult travel business by the end of 2015. On August 11, 2015, our board of directors reached the conclusion that it is in the best interests of the shareholders to dissolve and liquidate the Company, subject to shareholder approval. For additional information, see Note 12 of Notes to Consolidated Financial Statements.

These consolidated financial statements include the accounts of Ambassadors Group, Inc., and our wholly owned subsidiaries, Ambassador Programs, Inc., and Ambassadors Unlimited, LLC. All significant intercompany accounts and transactions, which are of a normal recurring nature, are eliminated in consolidation.

Through September 2014, we operated an education oriented research website, BookRags.com, which provided study guides, lesson plans, and other educational resources to students and teachers. This business was operated by BookRags, Inc. (“BookRags”) our then wholly-owned subsidiary. In September 2014, we consummated the sale of the BookRags subsidiary. All activities related to BookRags have been reflected as discontinued operations for all periods presented. For additional information, see Note 8 of Notes to Consolidated Financial Statements.

2. Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with the instructions to Form 10-Q and Article 10 of Regulation S-X. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”), have been condensed or omitted in accordance with such rules and regulations, although management believes the disclosures are adequate to prevent the information presented from being materially misleading. In the opinion of management, all adjustments (consisting of normal recurring items) considered necessary for a fair presentation have been included. Operating results for the six months ended June 30, 2015 are not indicative of the results that may be expected for the year ending December 31, 2015.

It is suggested that these financial statements be read in conjunction with the financial statements and notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2014.

As noted above, on July 13, 2015, we announced our plan to cease operations and close our student and adult travel business by the end of 2015, and on August 11, 2015, our board of directors approved dissolution of the Company, subject to shareholder approval. Assuming our plan of liquidation is approved by our shareholders in the third quarter of 2015, we will apply liquidation accounting. For additional information, see Note 12 of Notes to Consolidated Financial Statements.

3. Recent Accounting Pronouncements

Management has assessed the impact of recently issued, but not yet effective, accounting standards and determined that the provisions are either not applicable to us, or are not anticipated to have a material impact on our consolidated financial statements.

4. Investments and Fair Value Measurements

Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining fair value, we consider the principal or most advantageous market, and we consider assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of non-performance.

Our financial instruments are measured and recorded at fair value. Our non-financial assets, including property and equipment and goodwill, are measured at fair value upon acquisition, reviewed at least annually for impairment, and are fully assessed if there is an indicator of impairment. An adjustment would be made to the fair value of non-financial assets if an impairment charge is recognized.

5

AMBASSADORS GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS − (Continued)

Fair value is determined for assets and liabilities using a three-tiered hierarchy, based upon significant levels of inputs as follows:

-	Level 1 – Quoted prices in active markets for identical assets or liabilities.
-	Level 2 – Observable inputs, other than Level 1 prices, such as quoted prices in active markets for similar assets and liabilities, quoted prices for identical or similar assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data.
-	Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

The below tables summarize the composition of our investments at June 30, 2015 and December 31, 2014 (in thousands). For both periods, all investments have been recorded to short-term available-for-sale securities on the consolidated balance sheet.

June 30, 2015	Amortized Cost	Unrealized Losses	Aggregate Fair Value
Short term municipal securities funds[1]	$64,302	$(340)	$63,962
Total	$64,302	$(340)	$63,962
December 31, 2014	Amortized Cost	Unrealized Losses	Aggregate Fair Value
Short term municipal securities funds[1]	$59,520	$(18)	$59,502
Total	$59,520	$(18)	$59,502

1 Do not have a set maturity date.

The following tables detail the fair value measurements of assets and liabilities within the three levels of the fair value hierarchy at June 30, 2015 and December 31, 2014 (in thousands):

		Fair Value Measurements at Reporting Date Using
June 30, 2015	Fair Market Value	Level 1	Level 2	Level 3
Financial assets:
Municipal securities[1]	63,962	63,962	—	—
Foreign currency exchange contracts	2	—	2	—
Total financial assets	$63,964	$63,962	$2	$—
Financial liabilities:
Foreign currency exchange contracts	326	—	326	—
Total financial liabilities	$326	$—	$326	$—
December 31, 2014	Fair Market Value	Level 1	Level 2	Level 3
Financial assets:
Municipal securities[1]	59,502	59,502	—	—
Foreign currency exchange contracts	14	—	14	—
Total financial assets	$59,516	$59,502	$14	$—
Financial liabilities:
Foreign currency exchange contracts	1,359	—	1,359	—
Total financial liabilities	$1,359	$—	$1,359	$—
[1]	At June 30, 2015 and December 31, 2014, municipal securities consisted solely of holdings in short-term municipal security funds.

6

AMBASSADORS GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS − (Continued)

Municipal securities are classified as Level 1 assets because market prices are readily available for these investments. Level 2 financial assets and liabilities represent the fair value of our foreign currency exchange contracts that were valued using pricing models that take into account the contract terms, as well as multiple inputs where applicable, such as currency rates.

5. Derivative Financial Instruments

The majority of our travel programs take place outside of the United States, and most foreign suppliers require payment in currency other than the U.S. dollar. Accordingly, we are exposed to foreign currency risk relative to changes in foreign currency exchange rates between those currencies and the U.S. dollar for our non-directly delivered programs. We use forward contracts that allow us to acquire foreign currency at a fixed price for a specified point in time to provide a hedge against foreign currency risk. All of our derivatives are cash flow hedges and at June 30, 2015, all contracts qualified for cash flow hedge accounting.

For derivative instruments that are designated and qualify as a cash flow hedge, the effective portion of the gain or loss on the derivative is reported as a component of other comprehensive income or loss and reclassified into earnings in the same period during which the hedged transaction is recognized in earnings; this is primarily during the second and third quarters of the year when our student travel programs occur. Gains or losses representing either hedge ineffectiveness or hedge components excluded from the assessment of effectiveness are recognized in current earnings.

At June 30, 2015, the following forward contracts were outstanding (in thousands):

	Notional Amount	Matures
Forward contracts:
Australian dollar	700	July 2015
Euro	1,705	July 2015
British pound	420	July 2015
New Zealand dollar	50	July 2015

The fair value of our forward contracts were as follows (in thousands):

	June 30, 2015
	Derivatives designated as hedging instruments		Total Net
	Assets	Liabilities	Liabilities
Forward contracts	$2	$326	$324
	December 31, 2014
	Derivatives designated as hedging instruments		Total Net
	Assets	Liabilities	Liabilities
Forward contracts	$14	$1,359	$1,345

The net asset and liability derivatives at June 30, 2015 and December 31, 2014 are reported in the consolidated balance sheets as current and long-term foreign currency exchange contracts.

6. Accumulated Other Comprehensive Income (Loss)

Unrealized gains or losses related to derivative securities are recorded in accumulated other comprehensive income (loss) (“AOCI”). The change in unrealized gains or losses related to derivative securities are recorded in other comprehensive income (loss) net of income taxes in the period the change occurred. When derivative securities designated as cash flow hedges are used to pay vendors, the effective portion of the hedge is reclassified into the statement of operations and recorded in net revenue, non-directly delivered programs.

Unrealized gains or losses related to available-for-sale securities are recorded in AOCI. The change in unrealized gains or losses related to available-for-sale securities are recorded in other comprehensive income net of income taxes

7

AMBASSADORS GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS − (Continued)

in the period the change occurred. When securities are sold and a realized gain or loss is recognized, the amount is reclassified from AOCI to the statement of operations and recorded in interest and dividend income. During the six months ended June 30, 2015 and 2014, there were no realized gains or losses recognized in the statement of operations for the sale of investments.

For the three and six months ended June 30, 2015 and 2014, a summary of AOCI balances and gains (losses) recognized in OCI are as follows (in thousands):

	Accumulated Other Comprehensive Income (Loss)
	Derivative Securities		Available-for-sale securities
	Three months ended June 30,		Three months ended June 30,
	2015	2014	2015	2014
Balance, beginning of period	$(2,034)	$(65)	$95	$(243)
Change before reclassification	1,814	185	(252)	83
Reclassification into net revenue, non-directly delivered programs	—	(24)	—	—
Reclassification into interest and dividend income				8
Effect of incomes taxes	—	69	—	62
Other comprehensive income (loss), net of income taxes	1,814	230	(252)	153
Balance, end of period	$(220)	$165	$(157)	$(90)
	Accumulated Other Comprehensive Income (Loss)
	Derivative Securities		Available-for-sale securities
	Six months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Balance, beginning of period	$(1,142)	$(192)	$165	$(357)
Change before reclassification	1,021	381	(322)	259
Reclassification into net revenue, non-directly delivered programs	(99)	(24)	—	—
Reclassification into interest and dividend income	—	—	—	8
Effect of incomes taxes	—	—	—	—
Other comprehensive income (loss), net of income taxes	922	357	(322)	267
Balance, end of period	$(220)	$165	$(157)	$(90)

7. Stock-Based Compensation

Under our Stock Incentive Plan (the “Plan”), we may grant stock-based incentive compensation awards to eligible employees and non-employee directors in the form of distribution equivalent rights, incentive stock options, non-qualified stock options, performance share awards, performance unit awards, restricted stock awards, restricted stock units awards, stock appreciation rights, tandem stock appreciation rights, unrestricted stock awards or any combination of the foregoing, as may be best suited to the circumstances of the particular employee, director or consultant. As of June 30, 2015, we had 1,622,590 shares authorized under the Plan available for future stock-based compensation.

Stock Options

Under the terms of the Plan, options to purchase shares of our common stock are granted at a price set by the Compensation Committee of the Board of Directors (the “Compensation Committee”). The Compensation Committee establishes the vesting period of the awards, which is generally set at 25 percent per year for four years. Options may be exercised any time after they vest for a period up to 10 years from the grant date.

The fair value of each stock option granted is estimated on the date of grant using the Black-Scholes option-pricing model. Option valuation models require the input of highly subjective assumptions, particularly for the expected term

8

AMBASSADORS GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS − (Continued)

and stock price volatility. The assumptions used to calculate the fair value of options granted are evaluated and revised, as necessary, to reflect market conditions and our experience. Our employee stock options do not trade on a secondary exchange; therefore, employees do not derive a benefit from holding stock options unless there is an appreciation in the market price of our stock above the grant price. Such an increase in stock price would benefit all shareholders commensurately. No stock options were granted during the first six months of 2015.

A summary of option activity under the Plan as of June 30, 2015, and the changes during the six months then ended is presented below:

	Stock Options	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Life (years)
Outstanding at December 31, 2014	551,409	$6.05
Granted	—	—
Forfeited / Expired	(178,589)	5.75
Exercised	—	—
Outstanding at June 30, 2015	372,820	$6.20	7.26
Exercisable at June 30, 2015	227,969	$7.47	6.53

During the three and six months ended June 30, 2015, the total intrinsic value of stock options exercised was zero and the total fair value of options which vested was zero. During the three and six months ended June 30, 2014, the total intrinsic value of stock options exercised was zero and the total fair value of options which vested was $0.7 million. The aggregate intrinsic value of outstanding and exercisable stock options was zero, based on our $2.44 closing stock price at June 30, 2015.

Compensation expense recognized in the consolidated statement of operations for stock options was $40 thousand and $0.3 million for the three months ended June 30, 2015 and 2014, respectively, before the effect of income taxes. Compensation expense recognized in the consolidated statement of operations for stock options was $77 thousand and $0.4 million for the six months ended June 30, 2015 and 2014, respectively, before the effect of income taxes.

As of June 30, 2015, total unrecognized stock-based compensation expense related to non-vested stock options was approximately $0.1 million.

Restricted Stock Grants

Under the terms of the Plan, restricted stock awards and restricted stock units are granted by the Compensation Committee on the same terms as options. The Compensation Committee also establishes the vesting period of the awards. The fair value of restricted stock awards and restricted stock units are based on the market price of our shares on the grant date.

A summary of the activity of non-vested restricted stock awards and restricted stock units under the Plan as of June 30, 2015, and the changes during the six months then ended is presented below:

	Restricted Stock Awards			Restricted Stock Units
	Restricted Stock Awards	Weighted- Average Grant Date Fair Value	Weighted- Average Remaining Contractual Life (years)	Restricted Stock Units	Weighted- Average Grant Date Fair Value	Weighted- Average Remaining Contractual Life (years)
Balance at December 31, 2014	341,637	$2.83		82,572	$4.17
Granted	31,251	—		165,000	2.55
Forfeited	(97,210)	5.21		(95,836)	3.22
Vested	(32,294)	2.72		(35,726)	3.08
Balance at June 30, 2015	243,384	$2.60	1.24	116,010	$2.98	1.83

9

AMBASSADORS GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS − (Continued)

At June 30, 2015, the aggregate value of non-vested restricted stock awards and restricted stock units was $0.6 million and $0.3 million, respectively, before applicable income taxes, based on a $2.44 closing stock price. During the six months ended June 30, 2015 and 2014, the weighted-average grant date fair value of restricted stock awards which vested was $0.1 million and $0.9 million, respectively. Compensation expense recognized in the consolidated statement of operations for restricted stock awards and units was $0.3 million and $0.5 million for the six months ended June 30, 2015 and 2014, respectively, before the effect of income taxes.

As of June 30, 2015, total unrecognized stock-based compensation expense related to restricted stock awards and restricted stock units was approximately $0.5 million and $0.3 million, respectively.

Performance Stock Awards

Under the terms of the Plan, performance stock awards are granted by the Compensation Committee to key executive employees. Performance stock awards are based on achieving key internal metrics measured at the end of each fiscal year over a three year performance period. If performance objectives are achieved as determined by the Compensation Committee, common stock is granted. The fair value of these awards is determined on the date of grant based on our share price.

A summary of the activity of performance stock units under the Plan as of June 30, 2015, and the changes during the six months then ended is presented below:

	Performance Stock Units	Weighted- Average Grant Date Fair Value	Weighted- Average Remaining Contractual Life (years)
Balance at December 31, 2014	229,315	$2.50
Granted	165,000	2.55
Forfeited	(90,798)	2.77
Vested	—	—
Balance at June 30, 2015	303,517	$2.40	2.42

Performance stock units outstanding on June 30, 2015 are payable upon the achievement of certain internal metrics over various performance periods. Compensation expense recognized on the consolidated statement of operations for performance stock awards was $0.1 million for the six months ended June 30, 2015. No compensation expense was recorded during the comparable 2014 period. As of June 30, 2015, there was $0.5 million of unrecognized compensation expense related to unvested performance share unit awards.

8. Discontinued Operations

In September 2014, we consummated the sale of BookRags for $5.0 million. All activities related to BookRags have been reflected as discontinued operations on our consolidated financial statements for the period ended June 30, 2014. There were no discontinued operations for the three or six month periods ending June 30, 2015.

The following table summarizes the results of discontinued operations for the periods indicated (in thousands):

	Three months ended		Six months ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Total revenue	$—	$1,055	$—	$2,063
Gross margin	$—	$937	$—	$1,813
Selling & marketing expenses	$—	$332	$—	$653
General & administrative expenses	$—	$203	$—	$422
Restructuring costs	$—	$10,233	$—	$10,233
Operating loss from discontinued operations	$—	$(9,830)	$—	$(9,494)
Income tax benefit on discontinued operations	$—	$1,010	$—	$984
Net loss from discontinued operations	$—	$(8,820)	$—	$(8,540)

10

AMBASSADORS GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS − (Continued)

9. Net Income (Loss) and Income (Loss) per Share

The following table presents a reconciliation of basic and diluted income (loss) per share computations (in thousands, except per share data):

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Numerator:
Income (loss) from continuing operations	$13,214	$4,635	6,602	(3,196)
Loss from discontinued operations	—	(8,820)	—	(8,540)
Net income (loss)	$13,214	$(4,185)	$6,602	$(11,736)
Denominator:
Weighted-average shares outstanding	17,028	16,823	16,990	16,789
Effect of unvested restricted stock awards considered participating securities	270	224	301	—
Weighted-average shares outstanding - basic	17,298	17,047	17,291	16,789
Effect of diluted restricted stock and performance share awards	79	112	132	—
Weighted-average shares outstanding – diluted	17,377	17,159	17,423	16,789

Income (loss) from continuing operations - basic	0.76	0.27	0.38	(0.19)
Loss from discontinued operations - basic	—	(0.52)	—	(0.51)
Net income (loss) per share - basic	$0.76	$(0.25)	$0.38	$(0.70)

Income (loss) from continuing operations - diluted	0.76	0.27	0.38	(0.19)
Loss from discontinued operations - diluted	—	(0.52)	—	(0.51)
Net income (loss) per share - diluted	$0.76	$(0.25)	$0.38	$(0.70)
Stock options, restricted stock units, restricted stock awards, and performance share awards excluded from the calculation of diluted earnings per share because their effect would have been anti-dilutive	443	774	447	799

10. Supplemental Disclosures of Consolidated Statements of Cash Flows

Our non-cash investing and financing activities during the six months ended June 30, 2015 and 2014 were as follows (in thousands):

	June 30, 2015	June 30, 2014
Unrealized gain on foreign currency exchange contracts	$1,021	$357
Unrealized gain (loss) on available-for-sale securities	$(322)	$267

11. Commitments and Contingencies

We are not a party to any material pending legal proceedings other than ordinary routine litigation incidental to our business, the outcome of which we believe will not have a material adverse effect on our business, financial condition, cash flows or results of operations.

We are subject to the possibility of various loss contingencies, including claims, suits and complaints, arising in the ordinary course of business. We consider the likelihood of loss or impairment of an asset or the incurrence of a liability, as well as our ability to reasonably estimate the amount of loss, in determining loss contingencies. An

11

AMBASSADORS GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS − (Continued)

estimated loss contingency is accrued when it is probable that an asset has been impaired or a liability has been incurred and the amount of loss can be reasonably estimated. We regularly evaluate current information available to us to determine whether such accruals should be adjusted and whether new accruals are required.

Our directors and officers have certain rights to indemnification by us against certain liabilities that may arise by reason of their status or service as directors or officers. We maintain director and officer insurance, which covers certain liabilities arising from our obligation to indemnify our directors and officers and former directors in certain circumstances. No material indemnification liabilities were accrued at June 30, 2015.

12. Subsequent Events

On July 13, 2015, we announced our plan to cease operations and close our student and adult travel business by the end of 2015. On August 11, 2015, our board of directors reached the conclusion that it is in the best interests of the shareholders to dissolve and liquidate the Company, subject to shareholder approval. The dissolution was unanimously approved by the board of directors and is subject to shareholder approval.

Over the past several years, we have experienced declining revenues and declining travelers and have explored strategic alternatives and alternative marketing models. We have also been engaged in a lengthy and intensive evaluation of potential strategic alternatives in order to preserve and maximize shareholder value. Those potential alternatives included pursuing a strategic transaction with a third party, such as a merger or sale, and dissolving the Company, winding down our remaining operations and distributing net assets to shareholders after making appropriate reserves for liabilities and expenses.

In connection with the dissolution, we intend to distribute to shareholders all available cash other than as may be required to pay expenses and pay or make reasonable provision for known and potential claims and obligations as required by applicable law.

In a Form 8-K filed with the SEC on July 23, 2015, we disclosed our estimates of various cash and non-cash exit costs, including for severance and related compensation benefits, rent and other contract termination fees, acceleration of depreciation and other prepaid costs, and other associated costs related to its closing. These amounts are estimated below and are not audited:

•	Approximately $1.3 million to $2.4 million in severance costs, including $0.3 million in non-cash charges for the acceleration of equity awards under the terms of existing separation agreements;
•	Non-cash charge of approximately $2.0 million in property and equipment and other asset write-downs;
•	Estimated $0.6 million to $1.3 million in various contract termination fees, ongoing maintenance expenditures, and facility and business closure expenses; and
•	Approximately $0.4 million to $0.8 million in estimated legal and other professional fees including estimated ongoing insurance costs.

We expect to recognize the majority of the charges in the third and fourth quarters of 2015, and no cost or expense associated with the business closure has been recognized in the current period financial statements.

12

Item 2.   Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion should be read in conjunction with our consolidated financial statements and the notes thereto included in this Quarterly Report on Form 10-Q.

Certain statements in this report, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Forward-looking statements may appear throughout this report, including without limitation, statements in Item 2, Management’s Discussion and Analysis of Financial Condition and Results of Operations. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. For a detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements, please refer to Item 1A Risk Factors disclosure in our Annual Report on Form 10-K filed on March 25, 2015. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Ambassadors Group, Inc. is a provider of educational travel experiences engaged in the organization and promotion of worldwide educational travel programs. On July 13, 2015, we announced our plan to cease operations and close our student and adult travel business by the end of 2015, and on August 11, 2015, our board of directors approved dissolution of the Company, subject to shareholder approval.

Results of Operations

Comparison of the Three and Six Months Ended June 30, 2015 with the Three and Six Months Ended June 30, 2014

Consolidated financial results for the three and six months ended June 30, 2015 and 2014 were as follows (in thousands):

	Three Months Ended June 30,
	2015	2014	$ Change	% Change
Total revenue	$19,481	$21,657	$(2,176)	-10%
Cost of goods sold	1,826	2,788	(962)	-35%
Gross margin	17,655	18,869	(1,214)	-6%
Selling and marketing expenses	3,064	5,827	(2,763)	-47%
General and administrative expenses	1,429	3,307	(1,878)	-57%
Restructuring costs	—	1,431	(1,431)	-100%
Asset impairments	45	2,000	(1,955)	-98%
Operating income	13,117	6,304	6,813	108%
Other income	97	146	(49)	-34%
Income before income tax provision	13,214	6,450	6,764	105%
Income tax provision	—	(1,815)	1,815	100%
Net income from continuing operations	$13,214	$4,635	$8,579	185%
Net loss from discontinued operations	$—	$(8,820)	8,820	100%

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	Six Months Ended June 30,
	2015	2014	$ Change	% Change
Total revenue	$19,751	$22,046	$(2,295)	-10%
Cost of goods sold	1,954	2,997	(1,043)	-35%
Gross margin	17,797	19,049	(1,252)	-7%
Selling and marketing expenses	7,593	12,500	(4,907)	-39%
General and administrative expenses	3,746	6,228	(2,482)	-40%
Restructuring costs	—	1,539	(1,539)	-100%
Asset impairments	45	2,000	(1,955)	-98%
Operating income (loss)	6,413	(3,218)	9,631	299%
Other income	189	281	(92)	-33%
Income (loss) before income tax provision	6,602	(2,937)	9,539	325%
Income tax provision	—	(259)	259	100%
Net income (loss) from continuing operations	$6,602	$(3,196)	$9,798	307%
Net loss from discontinued operations	$—	$(8,540)	8,540	100%

During the second quarter of 2015, we traveled 7,142 delegates compared to 8,720 delegates during the prior year quarter primarily due to lower delegates traveled on our core Student Ambassadors programs. In total, we anticipate travelling approximately 13,300 delegates during 2015, with 95% of the total traveled by the end of July.

Total revenue from continuing operations was $19.5 million compared to $21.7 million in the prior year quarter. Gross margin from continuing operations during the quarter was $17.7 million compared to $18.9 million in the second quarter of 2014, and gross margin percentage was 37.7 percent compared to 33.2 percent in the prior year period. The improved gross margin percentage was primarily due to stronger foreign exchange rates compared to the prior year. The prior year margin was also impacted negatively by an inventory write-down of $0.6 million.

During the six months ended June 30, 2015, we traveled 7,256 delegates compared to 8,903 delegates during the same period in the prior year. Total revenue from continuing operations was $19.8 million compared to $22.0 million in the same period last year driven by the decline in travelers year-over-year. Gross margin from continuing operations for the six months ended June 30, 2015 was $17.8 million from $19.0 million in the same period last year, with gross margin percentage at 37.7 percent compared to the prior year at 33.2 percent. The improved gross margin was due to the same factors described for the second quarter.

Second quarter operating expenses from continuing operations were $4.5 million compared to $12.6 million in the prior year period, an improvement of $8.1 million year-over-year. The prior year period included a $2.0 million asset impairment charge and $2.1 million in restructuring costs from work force reductions and associated severance and separation expenses. Operating expenditures during the comparable six month periods decreased $10.9 million year-over-year to $11.4 million recorded during the first six months of 2015. Current period expenditures are lower due to less marketing spend, lower personnel expense based on headcount reductions, and lower overall spend across the organization year-over-year.

During the current three and six month periods, we did not record income tax expense as we have sufficient net operating loss carryforwards to offset against taxable income and we do not anticipate generating taxable income in excess of the amount of our available carryforwards. The prior year periods include income tax provisions of $1.8 million for the three months ended June 30, 2014 and $0.3 million during the six month period ended June 30, 2014, respectively.

Prior to September 2014, we operated BookRags, an education oriented research website, which provided study guides, lesson plans and other educational resources to students and teachers. This wholly-owned subsidiary was sold in September 2014, and results of operations have been reflected as discontinued operations for all periods presented.

During the second quarter of 2015, we reported net income of $13.2 million, or $0.76 per diluted share, compared to a net loss of $4.2 million, or $0.25 per share, during the second quarter of 2014. During the first six months of 2015, we reported net income of $6.6 million, or $0.38 per diluted share, compared to a net loss of $11.7 million, or $0.70 per share, in the same period in 2014.

14

Key Performance Non-GAAP Financial Indicators

We analyze our performance on a net income, cash flow and liquidity basis in accordance with GAAP as well as on a non-GAAP operating, cash flow and liquidity basis referred to below as “non-GAAP operating results” or “non-GAAP cash flows and liquidity measures.” These measures and related discussions are presented as supplementary information in this analysis to enhance the readers’ understanding of, and highlight trends in, our core financial results. Any non-GAAP financial measure used by us should not be considered in isolation or as a substitute for measures of performance or liquidity prepared in accordance with GAAP.

Deployable Cash

We use deployable cash as a liquidity measure calculated as the sum of cash, cash equivalents, short-term available-for-sale securities and prepaid program costs and expenses, less the sum of accounts payable, accrued expenses and other short-term liabilities (excluding deferred taxes) and participant deposits. We believe the deployable cash measurement is useful in understanding cash available to deploy for current and future business opportunities, as it represents an estimate of excess cash available for capital deployment. This non-GAAP measure is based on conservative assumptions, such as all participants’ deposits being forfeited, and should not be construed as the maximum amount of cash sources available to run our business.

Deployable Cash Reconciliation (in thousands)

	Six months ended June 30,		December 31, 2014
Cash, cash equivalents and short-term available-for-sale securities	$70,891	$57,500	$61,504
Prepaid program cost and expenses	12,203	17,918	1,335
Less: Participants’ deposits	(33,306)	(42,865)	(23,161)
Less: Accounts payable / accruals / other liabilities	(4,618)	(7,248)	(2,794)
Deployable cash	$45,170	$25,305	$36,884

Free Cash Flow

Free cash flow is calculated as cash flow from operations less the purchase of property, equipment and intangible assets. Management believes this non-GAAP measure is useful to investors in understanding the cash generated or distributed within the current period for future use in operations.

Free Cash Flow Reconciliation (in thousands)

	Six months ended June 30,
	2015	2014	$ Change
Net cash provided by operating activities	9,819	12,988	(3,169)
Purchase of property, equipment and intangibles	(488)	(1,098)	610
Free cash flow	$9,331	$11,890	$(2,559)

Liquidity and Capital Resources

Total assets at June 30, 2015 were $85.1 million compared to $95.9 million at June 30, 2014. Cash, cash equivalents and short-term available-for-sale securities increased $13.4 million to $70.9 million at June 30, 2015 compared to the balance at June 30, 2014. Long-term assets totaled $1.5 million at June 30, 2015 compared to $19.0 million at June 30, 2014, a decrease driven primarily by the sale of our corporate headquarters building during the fourth quarter of 2014 and the sale of BookRags during the third quarter of 2014. Total liabilities were $38.3 million, including $33.3 million in participant deposits for upcoming travel.

Net cash provided by operations was $9.8 million during the six months ended June 30, 2015 compared to net cash provided by operations of $13.0 million during the six months ended June 30, 2014. This $3.2 million decrease was primarily due to lower participant deposits due to a lower delegate count compared to 2014, partially offset by improved profitability year-over-year. Net cash used in investing activities was $4.8 million during the first six months of 2015 compared to $11.8 million during the first six months of 2014.

15

On July 13, 2015, we announced our plan to cease operations and close our student and adult travel business by the end of 2015, and on August 11, 2015, our board of directors approved dissolution of the Company, subject to shareholder approval. Over the past several years, we have experienced declining revenues and declining travelers and have explored strategic alternatives and alternative marketing models. We have also been engaged in a lengthy and intensive evaluation of potential strategic alternatives in order to preserve and maximize shareholder value.

In connection with the dissolution, we intend to distribute to shareholders all available cash other than as may be required to pay expenses and pay or make reasonable provision for known and potential claims and obligations as required by applicable law. If the proposal is approved by shareholders, we currently anticipate to make an initial liquidating distribution to shareholders of approximately $44.0 million up to $50.0 million, or between $2.50 and $2.85 per share. We anticipate to make this initial liquidating distribution as soon as practicable following receipt of shareholder approval and filing of a certificate of dissolution.

Delaware law requires that, in connection with dissolution, our board of directors make reasonable provision for known and potential claims and obligations and maintain those reserves until resolution of such matters. In a Form 8-K filed with the SEC on July 23, 2015, we disclosed our estimates of various cash and non-cash exit costs, including for severance and related compensation benefits, rent and other contract termination fees, acceleration of depreciation and other prepaid costs, and other associated costs related to closing. These amounts are estimated below and are not audited:

•	Approximately $1.3 million to $2.4 million in severance costs, including $0.3 million in non-cash charges for the acceleration of equity awards under the terms of existing separation agreements;
•	Non-cash charge of approximately $2.0 million in property and equipment and other asset write-downs;
•	Estimated $0.6 million to $1.3 million in various contract termination fees, ongoing maintenance expenditures, and facility and business closure expenses; and
•	Approximately $0.4 million to $0.8 million in estimated legal and other professional fees including estimated ongoing insurance costs.

Insofar as the reserves required by applicable law exceed, in the view of the board of directors, the ultimate amounts we will likely be required to pay creditors, the board of directors believes it possible that a portion of the reserves will ultimately be distributed to shareholders. The board of directors currently believes total aggregate distributions to shareholders could range between $44.0 million and $53.0 million, $2.50 and $3.00 per share. The board of directors will evaluate our cash reserves on a periodic basis and will approve liquidating distributions when and as it deems appropriate. Additional liquidating distributions will be made to the extent the required contingency reserves are released and upon non-cash assets being monetized, which would likely span a multi-year period. Further details regarding anticipated future distributions will be disclosed in the proxy materials to be filed in connection with the special meeting.

The amount distributable to shareholders, both initially and in total, may vary substantially from the amounts currently estimated based on many factors, including the resolution of outstanding known claims and obligations, the possible assertion of claims that are currently unknown, the ability to receive reasonable value when selling or otherwise monetizing its assets, and costs incurred to wind down the business. Further, if additional amounts are ultimately determined to be necessary to satisfy or make provision for any of these obligations, shareholders may receive substantially less than the current estimates.

Critical Accounting Policies and Estimates

The preparation of our consolidated financial statements requires us to make estimates and assumptions that affect the reported disclosures of assets, liabilities, revenue and expenses. Our estimates are based on our experience and our interpretation of economic, political, regulatory, and other factors that affect our business. We consider that our most critical accounting estimates are related to the valuation of available-for-sale securities, foreign currency exchange contracts, revenue recognition, and contingencies and litigation as they require us to make assumptions that may be highly uncertain at the time the accounting estimates were made and changes in them are reasonably likely to occur from period to period. There are other items within our consolidated financial statements that require estimation but are not deemed to be critical. Changes in estimates used in these and other items could have a material impact on our consolidated financial statements. For a more complete discussion, please refer to our consolidated financial statements and the notes thereto included in our Annual Report on Form 10-K filed on March 25, 2015.

16

Item 4.   Controls and Procedures

(a) Evaluation of disclosure controls and procedures

As of June 30, 2015, the end of the period covered by this report, our chief executive officer and principal finance and accounting officer reviewed, evaluated and concluded that our disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e) and 15d-15(e)) were effective. These controls and procedures are designed to ensure information required to be disclosed in our Form 10-Q filed or submitted under the Exchange Act is recorded, processed, summarized, and reported on a timely basis, and has been accumulated and communicated to our management including our interim chief executive officer and chief financial officer, as appropriate to allow timely decisions regarding required disclosure.

(b) Changes in internal control over financial reporting

In the six months ended June 30, 2015, there has been no change in our internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

17

PART II
OTHER INFORMATION

Item 2.   Unregistered Sales of Equity Securities and Use of Proceeds

On various dates between May 2004 and May 2011, our Board of Directors authorized the repurchase of shares of our Common Stock in the open market or through private transactions (the “Repurchase Plan”). During the quarter ended June 30, 2015, there were no shares repurchased under the Repurchase Plan. As of June 30, 2015, approximately $13.1 million was available to repurchase shares of our Common Stock under the Repurchase Plan.

Item 6.   Exhibits

31.1	Certification under Section 302 of the Sarbanes-Oxley Act of 2002. (1)

31.2	Certification under Section 302 of the Sarbanes-Oxley Act of 2002. (1)

32.1	Certification under Section 906 of the Sarbanes-Oxley Act of 2002. (2)
(1)	Filed herewith.
(2)	This exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that Section. Such exhibit shall not be deemed incorporated into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

18

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMBASSADORS GROUP, INC.

Date: August 14, 2015	By:	/s/ PHILIP B. LIVINGSTON
Philip B. Livingston
Chief Executive Officer
(Principal Executive Officer)

19

EXHIBIT INDEX

31.1	Certification under Section 302 of the Sarbanes-Oxley Act of 2002. (1)

31.2	Certification under Section 302 of the Sarbanes-Oxley Act of 2002. (1)

32.1	Certification under Section 906 of the Sarbanes-Oxley Act of 2002. (2)
(1)	Filed herewith.
(2)	This exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that Section. Such exhibit shall not be deemed incorporated into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

20

Important notice regarding the Internet availability of proxy materials for the Special Meeting of Stockholders.
The Proxy Statement is available at: **www.investorvote.com/EPAXSPECIAL**

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — AMBASSADORS GROUP, INC.

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Special Meeting of Stockholders and the Proxy Statement, and appoints Peter H. Kamin, Philip B. Livingston and Lisa N. Netz, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Ambassadors Group, Inc. (the "Company") the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company as of the close of business on September 10, 2015, either on his or her own behalf or on behalf of any entity or entities, at the Special Meeting of Stockholders of the Company to be held at Ambassadors Group Inc., 157 S. Howard, Suite 601, Spokane, Washington 99201 at 9:00 a.m., Pacific Time, on October 13, 2015, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth below.

SHARES REPRESENTED BY A PROPERLY EXECUTED PROXY WILL BE VOTED IN ACCORDANCE WITH INSTRUCTIONS APPEARING ON THE PROXY AND IN THE DISCRETION OF THE PROXY AGENT AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OF STOCKHOLDERS OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED "FOR" PROPOSALS 1 AND 2 AND IN THE DISCRETION OF THE PROXY AGENTS AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OF STOCKHOLDERS OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

(Continued and to be marked, dated and signed, on the other side)